UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

DXC Technology Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Thriving on
Change

Thursday, August 10, 2017
10:30 a.m., Eastern Time

Via live webcast at
www.virtualshareholdermeeting.com/DXC

DXC.technology

June 23, 2017

Dear Fellow DXC Stockholder:

You are cordially invited to join DXC’s Board of Directors and senior leadership at the first Annual Meeting of Stockholders of DXC Technology Company to be held on August 10, 2017. This will be a virtual meeting of stockholders, which will be conducted via live webcast.

You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement provide important information about the online meeting and will serve as your guide to the business that will be conducted at the meeting.

Corporate Office	On April 1, 2017, we completed the merger of CSC with the Enterprise Services business of Hewlett Packard Enterprise Company to create DXC Technology Company, which began trading on the New York Stock Exchange on April 3, 2017 under the ticker symbol “DXC.” The launch of our new company and brand was truly exciting, memorable and well received by our core audiences throughout the world.

1775 Tysons Boulevard Tysons, VA 22102 www.dxc.technology	DXC Technology is the world’s leading independent, end-to-end IT services company, serving nearly 6,000 public and private sector enterprise clients across 70 countries. The company’s technology independence, global talent and extensive partner network combine to deliver powerful next-generation IT services and solutions that help clients harness the power of innovation.

The IT services industry is undergoing a technology paradigm shift that has strategic implications for IT services providers. The launch of DXC Technology is an exciting development for our industry and our stakeholders. With a relentless drive to help clients thrive on change, DXC is focusing on producing greater value for clients, partners and stockholders along with growth opportunities for our people.

Your vote is important. Regardless of whether you plan to participate in the meeting or not, we hope you will vote as soon as possible. You may vote by proxy over the Internet, by telephone or, if you received paper copies of the proxy materials by mail, you may vote by mail by following the instructions on the proxy card or voting instruction card.

Thank you for your continued trust and confidence in the company’s strategic direction and promise to thrive on change. We value your support and are committed to communicating transparently with our stakeholders.

Sincerely,

J. Michael Lawrie
Chairman, President and CEO

DXC TECHNOLOGY COMPANY

Notice of 2017 Annual Meeting of Stockholders

Date: Thursday, August 10, 2017

Time; 10:30 a.m., Eastern Time
Place: Online at www.virtualshareholdermeeting.com/DXC

The 2017 Annual Meeting of Stockholders will be held on Thursday, August 10, 2017, at 10:30 a.m. Eastern Time, and will be a virtual meeting conducted via live webcast. You will be able to attend the meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The purpose of the meeting is:

1.	to elect the 10 nominated directors listed in the proxy statement;

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018;

3.	to approve, in a non-binding advisory vote, named executive officer compensation;

4.	to approve, in a non-binding advisory vote, the frequency of holding future advisory votes on executive compensation;

5.	to approve the material terms of the performance goals under the DXC Technology Company 2017 Omnibus Incentive Plan; and

6.	to transact other business that may properly come before the meeting.

Only stockholders of record at the close of business on June 12, 2017 will be entitled to vote electronically at the meeting and any postponements or adjournments thereof.

Your vote is important. Whether or not you plan to attend the meeting online, we encourage you to read this proxy statement and vote as soon as possible. Information on how to vote is contained in this proxy statement. In addition, voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

William L. Deckelman, Jr.
Executive Vice President, General Counsel & Secretary

Tysons, Virginia
June 23, 2017

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders	Meeting Agenda
Meeting Date: August 10, 2017

Meeting Time: 10:30 a.m. Eastern Time

Meeting Place: Online at www.virtualshareholdermeeting.com/DXC

Virtual Meeting Admission: Stockholders as of the Record Date will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/DXC. To participate in the meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting will begin promptly at 10:30 a.m. Eastern Time. Online check-in will begin at 10:15 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.

Record Date: June 12, 2017

Voting: Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
•	Election of the 10 nominated directors listed in this proxy statement

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018

•	Approval, in a non-binding advisory vote, of named executive officer compensation

•	Approval, in a non-binding advisory vote, of the frequency of holding future non-binding advisory votes on executive compensation

•	Approval of the material terms of the performance goals under the DXC Technology Company 2017 Omnibus Incentive Plan

•	Such other business that may properly come before the meeting

Voting Matters and Vote Recommendation

Management Proposals		Vote Recommendation
Proposal No. 1:	Election of each of the nominated directors listed in this proxy statement	FOR each nominee

Proposal No. 2:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018	FOR

Proposal No. 3:	Approval, in a non-binding advisory vote, of named executive officer compensation	FOR

Proposal No. 4:	Approval, in a non-binding advisory vote, of the frequency of holding future non- binding advisory votes on executive compensation	1 YEAR

Proposal No. 5:	Approval of the material terms of the performance goals under the DXC Technology Company 2017 Omnibus Incentive Plan	FOR

Proposal 1: Election of directors

Our Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

		Director		Committee Memberships
Name	Age	Since	Independent	AC	CC	NCG
Mukesh Aghi	61	2017	●		C
Amy E. Alving	54	2017	●			M
David L. Herzog	57	2017	●	C
Sachin Lawande	50	2017	●		M
J. Michael Lawrie[1]	64	2017
Julio A. Portalatin	58	2017	●		M
Peter Rutland[2]	38	2017	●	M
Manoj P. Singh	64	2017	●			C
Margaret C. Whitman[3]	60	2017				M
Robert F. Woods	62	2017	●	M

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
NCG	Nominating/Corporate Governance Committee

1	Effective April 3, 2017, Mr. Lawrie was designated Chairman of the Board.

2	Effective April 3, 2017, Mr. Rutland was designated Lead Independent Director.

3	With respect to Ms. Whitman, the Company relies upon the exemption provided in Section 303A of the NYSE Listed Company Manual allowing a minority of Nominating/Corporate Governance Committee members to be exempt from the independence requirements for one year following the listing. The Company expects to have a fully independent Nominating/Corporate Governance Committee within the applicable one year transition period provided under Section 303A.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018

We are asking stockholders to consider and to vote upon the ratification of the appointment of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2018. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche to serve as DXC’s independent registered public accounting firm is in the best interests of DXC and its stockholders.

Proposal 3: Approval, in a non-binding advisory vote, of named executive officer compensation

We are asking stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this proxy statement for the fiscal year ended March 31, 2017 (“Fiscal 2017”). In evaluating this proposal, we recommend you review our Compensation Discussion and Analysis (“CD&A”). As discussed in the CD&A, we did not have our own executive compensation program in Fiscal 2017. Instead, the Fiscal 2017 executive compensation program described in the CD&A and the related compensation tables reflects the compensation policies and practices of our predecessor, CSC. We plan to maintain the same general framework of CSC’s executive compensation program for our fiscal year ending March 31, 2018. We believe that the CSC executive compensation program was successful in aligning the interests of CSC’s executive officers with those of its shareholders and rewarding its executive officers for their performance.

Proposal 4: Approval, in a non-binding advisory vote, of the frequency of holding future non-binding advisory votes on executive compensation

We are providing our stockholders the opportunity to recommend, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation. We are asking stockholders to support an annual vote on executive compensation. Our Board of Directors believes annual advisory votes will allow our Board to obtain information on stockholders’ views of the compensation of our named executive officers on a more consistent basis, and will provide our Board and Compensation Committee with frequent input from stockholders on our compensation programs.

Proposal 5: Approval of material terms of the performance goals under the DXC Technology Company 2017 Omnibus Incentive Plan

We are seeking stockholder approval of the material terms of the performance goals under which compensation may be paid under the DXC Technology Company 2017 Omnibus Incentive Plan. The material terms include:

•	the employees eligible to receive compensation;
•	a description of the business criteria on which the performance goals are based; and
•	the maximum amount of compensation that could be paid to any employee.

Stockholder approval of these material terms is required to allow us to make awards that may be tax-deductible to us as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

TABLE OF CONTENTS

A.	ABOUT THE ANNUAL MEETING		1
	Questions and Answers about the Annual Meeting and Voting		2
	How do I vote?		6

B.	PROPOSALS		7
	Proposal 1:	Election of Directors	7
	Proposal 2:	Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending March 31, 2018	12
	Proposal 3:	Non-Binding Advisory Vote to Approve Named Executive Officer Compensation	13
	Proposal 4:	Non-Binding Advisory Vote on the Frequency of Holding Future Non-Binding Advisory Votes on Executive Compensation	13
	Proposal 5:	Approval of Material Terms of the Performance Goals under the DXC Technology Company 2017 Omnibus Incentive Plan	14

C.	CORPORATE GOVERNANCE		20
	The Board		20
		Corporate Governance Guidelines	20
		Board Leadership Structure	20
		Director Independence	21
		Risk Management	21
		Compensation and Risk	22
		Equity Ownership Guidelines	22
		Talent Management and Succession Planning	22
		Director Education	22
		Code of Ethics and Standards of Conduct	22
		Board Diversity	23
		Mandatory Retirement of Directors	23
		Resignation of Employee Directors	23
		Communicating with the Board	23
	Committees of the Board		23
	Audit Committee Report		26
	Director Compensation		26

D.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		28
	Security Ownership		28
	Section 16(a) Beneficial Ownership Reporting Compliance		29

E.	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS		30

F.	EXECUTIVE OFFICERS		34

G.	EXECUTIVE COMPENSATION		36
	Compensation Committee Report		36
	Compensation Discussion and Analysis		36
	Executive Summary		37
	Fiscal 2017 Direct Compensation		38
	Other Executive Compensation		45
	Compensation Framework		47

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PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

A.	ABOUT THE ANNUAL MEETING

We are providing these proxy materials in connection with the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of DXC Technology Company (“DXC” or the “Company” and sometimes referred to with the pronouns “we”, “us” and “our”).

DXC was formed through the spin-off by Hewlett Packard Enterprise Company (“HPE”) of its enterprise services business, Everett SpinCo, Inc. (“Everett”) on March 31, 2017 (the “Spin-Off”) and merger of a wholly-owned subsidiary of Everett with Computer Sciences Corporation (“CSC”) on April 1, 2017 (the “Merger”), which resulted in CSC becoming a wholly owned subsidiary of DXC. Because CSC is deemed the acquirer in this combination for accounting purposes under U.S. generally accepted accounting principles, the historical financial statements of CSC prior to April 1, 2017 will be reflected in DXC’s future quarterly and annual reports as DXC’s historical financial statements.

The Notice of Internet Availability of Proxy Materials (the “Notice”), this proxy statement, any accompanying proxy card or voting instruction card and our 2017 Annual Report to Stockholders (“2017 Annual Report”), which includes CSC’s 2017 Annual Report on Form 10-K, were first made available to stockholders on or about June 23, 2017. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

We are delivering proxy materials for the Annual Meeting under the United States Securities and Exchange Commission’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including this proxy statement and our 2017 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders received the Notice, which provides instructions on how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. More information about Notice and Access is set forth in “Questions and Answers about the Annual Meeting and Voting.”

Questions and Answers about the Annual Meeting and Voting

1.	Who is soliciting my vote?

The Board of Directors of DXC (sometimes referred to herein as the “Board”) is soliciting your vote at the 2017 Annual Meeting.

2.	When will the meeting take place?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast on Thursday, August 10, 2017. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the Record Date (as defined below) or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC. You will also be able to vote your shares electronically at the Annual Meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the Annual Meeting).

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 10:30 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

3.	Why a virtual meeting?

We are pleased to offer our stockholders a completely virtual Annual Meeting, which provides worldwide access, improved communication and cost savings for our stockholders and DXC.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www. virtualshareholdermeeting.com/DXC. You also will be able to vote your shares electronically at the Annual Meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).

4.	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call:

1-855-449-0991 (U.S. Domestic Toll Free)

1-720-378-5962 (International)

5.	What is the purpose of the Annual Meeting?

There are five proposals scheduled to be voted on at the Annual Meeting:

•	to elect the 10 nominated directors listed in this proxy statement;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018;

•	to approve, in a non-binding advisory vote, the named executive officer compensation;

•	to approve, in a non-binding advisory vote, the frequency of holding future advisory votes on executive compensation;

•	to approve the material terms of the performance goals under the DXC Technology Company 2017 Omnibus Incentive Plan.

6.	What are the Board of Directors’ recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth below together with the description of each item in this proxy statement. In summary, the Board recommends a vote as follows:

Proposal No. 1	FOR the election of each of the 10 nominated directors listed in this proxy statement;

Proposal No. 2	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018;

Proposal No. 3	FOR the approval, in a non-binding advisory vote, of the named executive officer compensation;

Proposal No. 4	“1 YEAR” for the frequency of holding future non-binding advisory votes on executive compensation; and

Proposal No. 5	FOR the approval of the material terms of the performance goals under the DXC Technology Company 2017 Omnibus Incentive Plan.

7.	Who is entitled to vote at the Annual Meeting?

The Board of Directors set June 12, 2017 as the record date for the Annual Meeting (the “Record Date”). All stockholders who owned DXC common stock at the close of business on the Record Date may attend and vote electronically at the Annual Meeting and any postponements or adjournments thereof.

8.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

Under the “Notice and Access” rules of the United States Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this proxy statement and our 2017 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may vote your shares on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

9.	Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote. For additional information, see “How Do I Vote?” below.

10.	Why didn’t I receive a Notice in the mail regarding the Internet Availability of Proxy Materials?

If you previously elected to access our or CSC’s proxy materials over the Internet, you will not receive a Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. Please visit http://www.icsdelivery.com/dxc to request complete electronic delivery. Enrollment for electronic delivery is effective until cancelled.

11.	How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

12.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to submit proxies electronically or by telephone or to vote at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares and you are also invited to attend the Annual Meeting via live webcast.

However, since you are not the stockholder of record, you may not vote these shares at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

13.	How many votes must be present to hold the Annual Meeting?

For each matter presented, stockholders entitled to cast a majority of the votes that all stockholders are entitled to cast on that matter must be represented at the meeting, either by proxy or by attending the virtual meeting. This is called a “quorum.” Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

As of the Record Date there were 284,644,845 shares of DXC common stock outstanding.

14.	How many votes are required to elect directors and adopt the other proposals?

Proposal 1 – Election of each of the 10 nominated directors listed in this proxy statement.

Directors are elected by a majority vote in uncontested elections. Therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the Annual Meeting (the number of “FOR” votes must exceed the number of “AGAINST” votes). Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” any nominee; therefore, they will have no effect on the outcome of the vote on this proposal. In accordance with DXC’s Corporate Governance Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee. Within 30 days following the certification of the stockholder vote, the Nominating/ Corporate Governance Committee will make a recommendation to the Board of Directors as to the treatment of any director who did not receive a majority vote, including whether to accept or reject any tendered resignation. The Board of Directors will make a final determination within 90 days following the certification of the election results, and publicly disclose its decision and rationale.

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018.

This proposal requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR” or “AGAINST”) to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 3 – Non-binding advisory vote to approve named executive officer compensation.

This proposal, which is non-binding, requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR” or “AGAINST”) to be approved. Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 4 – Non-binding advisory vote on the frequency of holding future non-binding advisory votes on executive compensation.

For this proposal, which is non-binding, you may choose to express a preference for holding future advisory votes on executive compensation every one, two or three years. Abstentions and, if applicable, broker non-votes will not be counted as expressing any preference. The frequency option that receives the most affirmative votes of all the votes cast on Proposal 4 is the option that will be deemed the recommendation of the stockholders.

Proposal 5 – Approval of material terms of the performance goals under the DXC Technology Company 2017 Incentive Plan.

This proposal requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR” or “AGAINST”) to be approved. Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

15.	What if I don’t give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board; or

•	return a signed proxy card but do not indicate how you wish to vote,

then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the Annual Meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved.

You should instruct your broker how to vote. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange, your broker will not be authorized to vote your street name shares with respect to any proposal other than the ratification of the independent registered public accounting firm (Proposal 2), which is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares.

16.	How do I vote shares in the Matched Asset Plan (“MAP”)?

If you participate in the MAP, you will receive a voting instruction form for all shares you may vote under the plan. Under the terms of the MAP, the MAP trustee votes all shares held in the DXC Stock Fund, but each participant in the MAP may direct the trustee how to vote the shares of DXC common stock allocated to his or her account. The MAP trustee will vote all unallocated shares of common stock held by the MAP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions. Regardless of which voting method you use, the deadline for returning your voting instructions to the MAP trustee is 11:59 p.m. Eastern Time on August 7, 2017.

Confidentiality of voting instructions. Your voting instructions to the MAP Trustee will be completely confidential. In no event, will your voting instructions be reported to DXC.

17.	Can I change my vote after I voted?

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Corporate Secretary of DXC, specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot electronically at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee.

18.	What does it mean if I receive more than one Notice, proxy or voting instruction card?

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction cards you receive.

19.	Are there other matters to be acted upon at the meeting?

DXC does not know of any matter to be presented at the Annual Meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the Annual Meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment.

20.	Who is paying for the solicitation of proxies?

DXC is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, e-mail or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of DXC stock. We have engaged the services of Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $10,000 not including incidental expenses.

21.	What if I have any questions about voting, electronic delivery or Internet voting?

Questions regarding voting, electronic delivery or Internet voting should be directed to Investor Relations at telephone, 1-703-245-9700 or e-mail address, investor.relations@dxc.com.

HOW DO I VOTE?

Your vote is important

You may vote on the Internet, by telephone, by mail or electronically at the Annual Meeting, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a 16-digit control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on August 9, 2017. You also will be able to vote your shares electronically at the Annual Meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).

Vote on the Internet

If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail

If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to DXC Technology Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Virtual Meeting

Our Annual Meeting will be a virtual meeting of stockholders using cutting edge technology, conducted via live webcast. All stockholders of record on June 12, 2017 are invited to attend and participate at the meeting. We believe that a virtual meeting will provide expanded stockholder access and participation, improved communications and, over time, cost savings for our stockholders and our company.

To attend the meeting and submit your questions during the meeting, please visit www.virtualshareholdermeeting.com/DXC. To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

B.	PROPOSALS

PROPOSAL 1 - Election of directors

Our Board of Directors has nominated 10 persons for election as directors at the 2017 Annual Meeting to hold office until the 2018 Annual Meeting or until their successors have been elected and qualified. Under our bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of DXC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting.

Directors are elected by a majority vote in uncontested elections; therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the Annual Meeting (the number of “FOR” votes must exceed the number of “AGAINST” votes). In accordance with DXC’s Corporate Governance Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee.

It is intended that the accompanying proxy, if executed and returned with no voting instructions indicated, will be voted for the election to the Board of the 10 director nominees listed in this proxy statement.

As previously disclosed, effective as of the closing of the Merger, the DXC Board consisted of 10 directors comprised of five CSC board members and five directors designated by HPE. All DXC directors were identified pursuant to a joint selection process led by a four person committee consisting of Margaret C. Whitman, HPE’s Chief Executive Officer, and Patricia F. Russo, Chairman of HPE’s Board of Directors, as well as J. Michael Lawrie, CSC’s Chairman, President and Chief Executive Officer, and Peter Rutland, a member of the CSC Board of Directors. Our Board has nominated each of our 10 current directors for re-election at the 2017 Annual Meeting.

Director Nomination Process

The Nominating/Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought for Board members in the context of our business and then-current membership on the Board. This assessment of Board skills, experience, and background involves considering numerous diverse factors including independence, experience, age, gender and ethnic diversity, as well as skills and attributes including:

• Professional and personal ethics and values	• International business experience
• Senior level management or operations experience	• Financial literacy and expertise
• Government and public policy experience	• Experience in areas of DXC’s business
• Experience in major academic institution
• Public company governance experience

In evaluating potential director nominees, the Nominating/Corporate Governance Committee considers the applicable attributes. The Committee then considers the contribution they would make to the quality of the Board’s decision making and effectiveness.

The Nominating/Corporate Governance Committee will also consider potential director candidates recommended by stockholders as described under “Business for 2018 Annual Meeting” at the end of this proxy statement. This committee may retain from time to time third-party search firms to identify qualified director candidates and to assist the Committee in evaluating candidates that have been identified by others.

2017 Director Nominees

Each of the nominees has a strong reputation and experience in areas relevant to the strategy and operations of DXC’s businesses, particularly industries and growth segments that DXC serves, such as technology, financial services, international business and government, as well as key geographic markets where it operates. Each of the nominees holds or has held senior executive positions in large, complex organizations or has relevant operating experience or experience in a major academic institution. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, thought leadership, executive management and leadership development. Many of our directors also have experience serving on boards of directors and board committees of other public companies.

The Board also believes that each of the nominees has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards, sound judgment, analytical skills, the ability to engage management and each other in a constructive and collaborative fashion, diversity of origin, background, experience and thought, and the commitment to devote significant time and energy to service on the Board and its committees.

The biographies of each of the nominees below contains information as of the date of this proxy statement regarding the person’s service as a director, director positions held currently or at any time during the last five years and skills, experience and qualifications that led to the conclusion that such person should serve as one of our directors.

Mukesh Aghi	DXC Committees:	Other Public Company Boards
Age: 61	• Compensation (Chair)	Former (Past Five Years):
Director Since: 2017		• Computer Sciences Corporation

Mr. Aghi has served as a member of our Board since consummation of the Merger on April 1, 2017. Mr. Aghi is president of U.S.-India Business Counsel (“USIBC”), a business advocacy organization for the U.S. in India. Prior to his service as president of USIBC, Mr.Aghi served as Chief Executive Officer of L&T Infotech from 2012 to 2015 and as Chairman and CEO of Steria India Ltd. from 2007 to 2012.

Mr. Aghi brings to the DXC Board of Directors extensive global business experience, a broad understanding of the IT services industry, strong management skills and operational expertise through his positions with L&T Infotech and Steria India Ltd.

Amy Alving	DXC Committees:	Other Public Company Boards
Age: 54	• Nominating/Corporate Governance	Current:
Director Since: 2017		• Federal National Mortgage Association
Former (Past Five Years):
• Arconic, Inc.
• Pall Corporation

Dr. Alving has served as a member of our Board since consummation of the Merger on April 1, 2017. Dr. Alving is the former Senior Vice President and Chief Technology Officer of Leidos Holdings, Inc., (formerly Science Applications International Corporation (“SAIC”)), one of the nation’s top defense sector providers of hardware, software and services, where she worked from 2005 to 2013. From 2007 to 2013, she was SAIC’s Chief Technology Officer, where she was responsible for the creation, communication and implementation of SAIC’s technical and scientific vision and strategy. Prior to joining SAIC, Dr. Alving was the director of the Special Projects Office (SPO) at the Defense Advanced Research Projects Agency (“DARPA”) until 2005, where she was a member of the federal Senior Executive Service. Prior to her time at DARPA, Dr. Alving was a White House Fellow for the Department of Commerce serving as a senior technical advisor to the Deputy Secretary of Commerce from 1997 until 1998. Dr. Alving is a member of the board of directors of the Federal National Mortgage Association.

Dr. Alving brings to the DXC Board of Directors robust technology and innovation experience across multiple sectors.

David L. Herzog	DXC Committees:	Other Public Company Boards
Age: 57	• Audit (Chair)	Current:
Director Since: 2017		• MetLife, Inc.
• Ambac Financial Group
Former (Past Five Years):
• AERCAP N.V.

Mr. Herzog has served as a member of our Board since consummation of the Merger on April 1, 2017. Mr. Herzog served as the Chief Financial Officer and Executive Vice President of American International Group (“AIG”) from 2008 to 2016. Mr. Herzog served as Senior Vice President and Comptroller of AIG from June 2005 to October 2008, Chief Financial Officer for worldwide life insurance operations from April 2004 to June 2005 and Vice President, Life Insurance from 2003 to 2004. In addition, Mr. Herzog has served in other senior officer positions for AIG and its subsidiaries, including as the Chief Financial Officer and Chief Operating Officer of American General Life following its acquisition by AIG. Previously, Mr. Herzog served in various executive positions at GenAmerica Corporation and Family Guardian Life, a Citicorp company, and at a large accounting firm that is now part of PricewaterhouseCoopers LLP. In addition, Mr. Herzog holds the designations of Certified Public Accountant and Fellow, Life Management Institute. Mr. Herzog is also a member of the board of directors of MetLife Inc. and Ambac Financial Group, Inc.

Mr. Herzog’s financial and management experience in the oversight of AIG and its subsidiaries make him well qualified to serve on the DXC Board of Directors.

Sachin Lawande	DXC Committees:	Other Public Company Boards
Age: 50	• Compensation	Current:
Director Since: 2017		• Visteon Corporation
Former (Past Five Years):
• Computer Sciences Corporation

Mr. Lawande has served as a member of our Board since consummation of the Merger on April 1, 2017. Mr. Lawande is currently President and Chief Executive Officer of Visteon Corporation. From 2013 to 2015, Mr. Lawande served as Executive Vice President and President of Harman International Industries, Inc.’s Infotainment Division. From 2011 to 2013, Mr. Lawande served the dual role as the Co-President of Harman’s Lifestyle and Infotainment Divisions. Prior to that he served as Chief Innovation Officer, Chief Technology Officer, and Co-President of Harman’s Automotive Division, responsible for guiding software strategy, development partnerships, and key customer relationships. He was instrumental in launching an offshore development center in India as part of Harman’s strategy for optimizing its global engineering footprint. Mr. Lawande joined Harman International in 2006, following senior roles at QNX Software Systems and 3Com Corporation.

Mr. Lawande brings to the DXC Board of Directors executive leadership experience as the Chief Executive Officer of a global business.

J. Michael Lawrie	Other Public Company Boards
Age: 64	Former (Past Five Years):
Director Since: 2017	• Computer Sciences Corporation
• CSRA Inc.
Trusteeship
Current:
• Trustee, Drexel University

Mr. Lawrie has served as our President and Chief Executive Officer and Chairman of our Board since consummation of the Merger on April 1, 2017. Mr. Lawrie joined CSC as President and Chief Executive Officer on March 19, 2012 and as a member of its Board of Directors in February 2012. Mr. Lawrie served as chairman of the CSC Board of Directors from December 15, 2015 until consummation of the Merger on April 1, 2017. Prior to joining CSC, he served as the Chief Executive Officer of U.K.-based Misys plc, a leading global IT solutions provider to the financial services industry, from November 2006 to March 2012. Mr. Lawrie also served as the Executive Chairman of Allscripts-Misys Healthcare Solutions, Inc., from October 2008 to August 2010. From 2005 to 2006, Mr. Lawrie was a general partner with ValueAct Capital, a San Francisco-based private investment firm. He also served as Chief Executive Officer of Siebel Systems, Inc., an international software and solutions company, from 2004 to 2005. Mr. Lawrie also spent 27 years with IBM where he rose to Senior Vice President and Group Executive, responsible for sales and distribution of all IBM products and services worldwide. From 1998 to 2001, Mr. Lawrie was General Manager for IBM’s business in Europe, the Middle East and Africa, which included operations in 124 countries and 90,000 employees. Prior to that, Mr. Lawrie served as General Manager of Industries for IBM’s business operations in Asia Pacific, based in Tokyo. Mr. Lawrie is a Trustee of Drexel University, Philadelphia.

Mr. Lawrie’s proven leadership ability and management skills and his experience in the information technology sector demonstrated by his experience as President and Chief Executive Officer of CSC, former Chief Executive Officer of Misys plc and Siebel Systems, Inc. and former Executive Chairman of Allscripts-Misys Healthcare Solutions, Inc., and his public company governance experience as a former director of Allscripts-Misys Healthcare Solutions, Inc. and a former director of Juniper Networks, Inc. is experience that is important to us as a provider of information technology services. In addition, the DXC Board of Directors believes that our President and Chief Executive Officer’s role on the Board will help communicate the Board’s priorities to management and management’s perspective to the Board.

Julio A. Portalatin	DXC Committees:
Age: 58	• Compensation
Director Since: 2017

Mr. Portalatin has served as a member of our Board since consummation of the Merger on April 1, 2017. Mr. Portalatin is President and Chief Executive Officer of Mercer. Prior to joining Mercer in February 2012, Mr. Portalatin was the President and CEO of Chartis Growth Economies, and Senior Vice President, American International Group (“AIG”). In that role, he had responsibility for operations in Asia Pacific, South Asia, Latin America, Africa, the Middle East and Central Europe. Mr. Portalatin began his career with AIG in 1993 and thereafter held a number of key leadership roles, including President of the Worldwide Accident & Health Division at American International Underwriters (AIU) from 2002-2007. From 2007-2010, he served as President and CEO of Chartis Europe S.A. and Continental European Region, based in Paris, before becoming President and CEO of Chartis Emerging Markets. Prior to AIG, Mr. Portalatin spent 12 years with Allstate Insurance Company in various executive roles in product underwriting, distribution and marketing.

Mr. Portalatin’s senior level management experience as Chief Executive Officer of Mercer and extensive global insurance executive experience, provides important leadership experience and expertise to the DXC Board of Directors.

Peter Rutland	DXC Committees:	Other Public Company Boards
Age: 38	• Audit	Former (Past Five Years):
Director Since: 2015		• Computer Sciences Corporation
• Avolon Holdings Ltd.

Mr. Rutland has served as a member of our Board since consummation of the Merger on April 1, 2017. Mr. Rutland is currently a partner and Global Co-Head of Financial Services at CVC Capital Partners. Mr. Rutland joined CVC Capital Partners in 2007, having previously worked for Advent International since 2002. Prior to working at Advent, Mr. Rutland worked for The Goldman Sachs Group, Inc. in its Investment Banking Division. Mr. Rutland served as a director of the NYSE-listed Avolon Holdings Ltd. from 2014 until the company’s sale in 2016. He has also served on a number of private company boards, including Domestic & General, Brit Insurance and NewDay.

Mr. Rutland has extensive experience advising on transactions and providing capital markets strategy advice globally. Mr. Rutland brings to the DXC Board of Directors experience in corporation finance and accounting, including as a partner in an investment advisory firm.

Manoj P. Singh	DXC Committees:	Trusteeship
Age: 64	• Nominating/Corporate Governance	Current:
Director Since: 2017	(Chair)	• Trustee, The Putnam Funds

Mr. Singh has served as a member of our Board since consummation of the Merger on April 1, 2017. Mr. Singh is the former Chief Operating Officer and Global Managing Director of Deloitte Touche Tohmatsu, Ltd. Prior to his mandatory retirement from that position in June 2015, Mr. Singh’s responsibilities included leading various Deloitte initiatives, including setting global strategy, directing investments globally, leading areas such as finance, global technology, knowledge management and branding, and guiding country leadership in high-growth markets such as China, India, Africa, Southeast Asia, Mexico and Germany. He has been a Director at Abt Associates Inc. since December 24, 2015 and a Trustee of The Putnam Funds since March 1, 2017. He served on the board of directors of Deloitte U.S. and the boards of Deloitte member firms in China, Mexico and Southeast Asia. Over his 36-year career with Deloitte, Mr. Singh held numerous other positions, including leading the company’s Asia-Pacific region and consulting in the Americas.

Mr. Singh’s financial and leadership experience at Deloitte will provide important financial, management and accounting expertise to the DXC Board of Directors.

Margaret C. Whitman	DXC Committees:	Other Public Company Boards
Age: 60	• Nominating/Corporate Governance	Current:
Director Since: 2017		• HP Inc.
• Hewlett Packard Enterprise Company
• Procter & Gamble Co.
Former (Past Five Years):
• Zipcar, Inc.

Ms. Whitman has served as a member of our Board since consummation of the Merger on April 1, 2017. Since November 2015, Ms. Whitman has served as President and Chief Executive Officer of Hewlett Packard Enterprise. Prior to that, Ms. Whitman served as President, Chief Executive Officer, and Chairman of Hewlett-Packard Company from July 2014 to November 2015 and President and Chief Executive Officer of Hewlett-Packard Company from September 2011 to November 2015. From March 2011 to September 2011, Ms. Whitman served as a part-time strategic advisor to Kleiner Perkins Caufield & Byers, a private equity firm. Previously, Ms. Whitman served as President and Chief Executive Officer of eBay Inc., an online marketplace, from 1998 to 2008. Prior to joining eBay, Ms. Whitman held executive-level positions at Hasbro Inc., a toy company, FTD, Inc., a floral products company, The Stride Rite Corporation, a footwear company, The Walt Disney Company, an entertainment company, and Bain & Company, a consulting company.

Ms. Whitman brings to the DXC Board of Directors unique experience in developing transformative business models, building global brands and driving sustained growth and expansion through her experience as Chairman, President and Chief Executive Officer of HP Co. and previously as President and Chief Executive Officer of eBay. In addition, Ms. Whitman brings to the Board public company governance experience having previously served as a member of boards and board committees of other public companies.

Robert F. Woods	DXC Committees:	Other Public Company Boards
Age: 62	• Audit	Former (Past Five Years):
Director Since: 2017		• Computer Sciences Corporation
• Insight Enterprises, Inc.

Mr. Woods has served as a member of our Board since consummation of the Merger on April 1, 2017. Mr. Woods served as Senior Vice President - Finance and Chief Financial Officer of SunGard Data Systems, Inc. from 2010 to 2012. Prior to that, from 2004 to 2009, Mr. Woods served as Senior Vice President and Chief Financial Officer of IKON Office Solutions, Inc., a document management systems and services public company. Mr. Woods also served as Vice President and Controller of IBM Corporation from 2002 to 2004 and Vice President and Treasurer of IBM Corporation from 2000-2002. Mr. Woods served as a Director of Computer Sciences Corporation from 2015-2017. Mr. Woods also served as a director of Insight Enterprises, Inc., from 2009 to 2011.

Mr. Woods brings to the DXC Board of Directors experience in corporation finance and accounting, including as former Chief Financial Officer of two publicly-traded companies and service as an audit committee member of another publicly traded company.

The Board of Directors recommends a vote FOR the election of each of these 10 nominees for director.

PROPOSAL 2 -	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018

The Audit Committee has selected Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2018, and the Board asks stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee DXC’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Deloitte & Touche LLP for ratification by stockholders as a matter of good corporate practice. The Board considers the selection of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2018 to be in the best interests of DXC and its stockholders. A representative from Deloitte & Touche LLP will attend the meeting and will have the opportunity to make a statement and respond to appropriate questions.

The affirmative vote of holders of a majority of the shares of common stock cast at the meeting is required to approve the ratification of the selection of Deloitte & Touche LLP as DXC’s independent auditor for the current fiscal year. If a majority of stockholders does not ratify the selection of Deloitte & Touche LLP, the Audit Committee will consider the result a recommendation to consider the selection of a different firm.

Vote Required

A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018.

Fees

Prior to the Spin-Off on March 31, 2017 and Merger on April 1, 2017, Everett was a wholly owned subsidiary of HPE. Since prior fiscal year information for DXC with respect to audit and other fee information is not applicable, the following table summarizes the aggregate fees billed by CSC’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, which include Deloitte Tax LLP and Deloitte Consulting LLP, for services provided to CSC during the last two fiscal years:

(in millions)	Fiscal 2017	Fiscal 2016
Audit Fees[1]	$16	$13
Audit-Related Fees[2]	3	3
Tax Fees[3]	4	2
All Other Fees[4]	2	4
	$25	$22

1	Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, statutory audits of international subsidiaries and the audit of our internal control over financial reporting.
2	Consists primarily of fees for due diligence related to mergers and acquisitions, accounting consultations and consultation concerning financial accounting and reporting standards.
3	Consists of fees for tax compliance, tax planning, and tax advice related to mergers and acquisitions.
4	Consists primarily of advisory services to analyze and provide recommendations with respect to the rationalization of legal entities in fiscal 2017 and third party IT and other vendor contracts in connection with the separation of the U.S. public sector business in fiscal 2016.

Pre-Approval Policy

In accordance with Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”), the DXC Audit Committee pre-approves all audit, audit-related, tax and other services (other than permitted de minimis non-audit services) to be provided by the independent auditors. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve services to be provided by the independent auditors. Such pre-approval decisions of any Audit Committee member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

PROPOSAL 3: Non-Binding Advisory Vote to Approve Named Executive Officer Compensation

In accordance with Section 14A of the Exchange Act, we are providing our stockholders the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. We urge the stockholders to read the CD&A appearing elsewhere in this proxy statement, as well as the 2017 Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation policies and practices and the compensation paid to our named executive officers in Fiscal 2017.

As disclosed in the CD&A, we did not have an executive compensation program in Fiscal 2017. Instead, the Fiscal 2017 executive compensation program described in the CD&A and the related compensation tables reflects the compensation policies and practices of our predecessor, CSC. Even though the Fiscal 2017 executive compensation program was administered by CSC, not by us, we plan to maintain the same general framework of CSC’s executive compensation program for our fiscal year ending in 2018. We believe that the CSC executive compensation program was successful in aligning the interests of CSC’s executive officers with those of its shareholders and rewarding its executive officers for their performance.

We are therefore asking our stockholders to approve the following advisory resolution at the 2017 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of DXC Technology Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the DXC Technology Company 2017 definitive proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives.

The vote on the compensation of our named executive officers as disclosed in this proxy statement is advisory, and therefore not binding on DXC, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2018 Annual Meeting of Stockholders. The affirmative vote of a majority of votes cast is required to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

The Board of Directors recommends a vote FOR the approval of the advisory resolution on named executive officer compensation.

PROPOSAL 4: Non-Binding Advisory Vote on the Frequency of Holding Future Non-Binding Advisory Votes on
Executive Compensation

As required by the Dodd–Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and related SEC rules, we are asking our stockholders to vote, on a non-binding, advisory basis, for their preference regarding the frequency of future non-binding advisory votes on the compensation of our named executive officers. Specifically, stockholders may vote on whether the non-binding advisory vote on the compensation of our named executive officers should occur every one, two or three years.

The Board has given consideration to the preferred frequency of the non-binding advisory vote on the compensation of our named executive officers. After considering the benefits and consequences of available options, the Board recommends that stockholders vote in favor of holding the non-binding advisory vote on the compensation of our named executive officers every year. An annual non-binding advisory vote would provide the Board with timely feedback from our stockholders on this important matter.

When voting on this proposal, stockholders should understand that they are not voting “for” or “against” the recommendation of the Board to hold the non-binding advisory vote every year. Rather, stockholders will have the option to express a preference (including by abstaining) on whether the Board should seek future non-binding advisory votes on the compensation of our named executive officers every year, every two years or every three years.

The option that receives the most votes from stockholders will be the frequency of the non-binding advisory vote on the compensation of our named executive officers. Although this advisory vote is not binding, the Board will review and consider the outcome of this vote when making its determination as to the frequency of future non-binding advisory stockholder votes on the compensation of our named executive officers.

The Board of Directors recommends a vote, on a non-binding advisory basis, for the option of 1 YEAR as the preferred frequency of future non-binding advisory votes on executive compensation.

 PROPOSAL 5: Approval of the Material Terms of the Performance Goals under the DXC Technology Company 2017
Omnibus Incentive Plan

DXC (formerly Everett) was formed through the spin-off of the Enterprise Services business of HPE on March 31, 2017, and merger of a wholly-owned subsidiary of DXC with CSC on April 1, 2017. In March 2017, as Everett prior to the spin-off from HPE, we established the DXC Technology Company 2017 Omnibus Incentive Plan (the “Incentive Plan”). Our sole stockholder at the time, HPE, approved the Incentive Plan on March 30, 2017.

We are not now amending or modifying the Incentive Plan. However, we are seeking stockholder approval of the material terms of the performance goals under which compensation may be paid under the Incentive Plan. The material terms include:

•	the employees eligible to receive compensation;
•	a description of the business criteria on which the performance goals are based; and
•	the maximum amount of compensation that could be paid to any employee.

Stockholder approval of these material terms of the performance goals under the Incentive Plan is one of the requirements that must be met for us to make awards that may be tax-deductible to us as performance-based compensation under Section 162(m).

This proposal to approve these material terms of the performance goals under the Incentive Plan requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR” or “AGAINST”) to be approved. Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

The following summary is qualified in its entirety by reference to the Incentive Plan, which is attached to this proxy statement as Appendix B.

The Board of Directors recommends that you vote FOR approval of the material terms of the performance goals under the DXC Technology Company 2017 Omnibus Incentive Plan.

Summary of the Incentive Plan

Eligibility

All employees of DXC and its subsidiaries are eligible for awards under the Incentive Plan. In addition, holders of employee equity awards granted under one or more HPE equity incentive plans which were converted and assumed by us in connection with our spinoff from HPE (“Spinoff Awards”) and employee equity awards granted under one or more CSC equity incentive plans which were converted and assumed by us in connection with the CSC merger (“CSC Rollover Awards”) are eligible to participate in the Incentive Plan. As of April 1, 2017, following the Merger, there were approximately 178,000 employees eligible to participate in the Incentive Plan, including seven executive officers.

Administration

The Incentive Plan is administered by our Compensation Committee, except as otherwise provided with respect to actions or determinations by the Board.

Types of Awards

Options to purchase shares of common stock, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and cash awards may be granted under the Incentive Plan. Awards may be structured as performance awards subject to the attainment of one or more performance goals. Performance awards may be in the form of performance-based RSUs or PSUs, restricted stock, options, SARs or cash awards.

The per share exercise price of an option or SAR cannot be less than the fair market value per share of the common stock on the date of grant. Options and SARs must have fixed terms no longer than 10 years. Options may be granted as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”) or nonqualified stock options. Options may not include provisions that “reload” the option upon exercise.

Repricing and Exchanges

Repricing of options and SARs and the cancellation of options and SARs in exchange for cash or other awards or options or SARs having a lower exercise price is prohibited under the Incentive Plan without approval of our stockholders.

Vesting Limitations

Any award (other than a Spinoff Award or CSC Rollover Award) generally must have a minimum vesting period of one year. Earlier vesting of awards may occur in the events of death, disability, change in control, retirement, involuntary termination without cause or voluntary termination for good reason and to the extent provided for in an employee’s employment agreement that was effective prior to the effective date of the Incentive Plan. Vesting of options, SARs, restricted stock, RSUs, and PSUs may occur incrementally over the one-year vesting period. However, we may issue up to 1,710,000 shares that are not subject to the minimum vesting period.

Shares Reserved

The maximum number of shares of our common stock as to which awards may be granted under the Incentive Plan is 34,200,000 shares. Each Award (including a Spinoff Award or CSC Rollover Award) granted under the Incentive Plan, regardless of type, reduces the maximum share limit by one share for each share associated with the Award. Awards that by their terms may only be settled in cash do not reduce the maximum share limit. If an award expires or is terminated, cancelled or forfeited, the shares of common stock associated with the expired, terminated, cancelled or forfeited award will again be available for awards under the Incentive Plan. However, the following shares of common stock will not become available again for issuance under the Incentive Plan:

•	shares of common stock that are tendered by a participant or withheld as full or partial payment of minimum withholding taxes or as payment for the exercise price of an award; and
•	shares of common stock reserved for issuance upon grant of a SAR, to the extent the number of reserved shares of common stock exceeds the number of shares of common stock actually issued upon exercise or settlement of such SAR.

If cash is issued in lieu of shares of common stock pursuant to an award, the shares will not become available for issuance under the Incentive Plan.

Award Limits

Under the Incentive Plan, no employee may be granted, in any fiscal year period: options or SARs that are exercisable for more than 1,000,000 shares of common stock; stock awards covering more than 1,000,000 shares of common stock; or cash awards or RSUs that may be settled solely in cash having a value greater than $10,000,000. Spinoff Awards and CSC Rollover Awards are disregarded for purposes of applying these limitations.

Adjustments

The Incentive Plan provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards, the exercise price or other price of outstanding awards, as well as the maximum award limits under the Incentive Plan, in the event of changes in our outstanding common stock by reason of a merger, stock split, reorganization, recapitalization or similar events.

Award Agreements

Each award granted under the Incentive Plan will be evidenced by an agreement that contains additional terms and conditions not inconsistent with the Incentive Plan as may be determined by the Compensation Committee in its sole discretion. These terms and conditions may include, among other things, the date of grant, the number of shares covered by the award or the cash amount of the award, the purchase or exercise price per share, the treatment upon a termination of employment of a participant, the means of payment for the shares, the purchase or exercise period and the terms and conditions of purchase or exercise, if applicable. No awards will provide any right to continued employment.

Dividends

The Compensation Committee may include provisions in stock awards for the payment or crediting of dividends or dividend equivalents upon vesting of the award. No dividends or dividend equivalents will be paid on unvested stock, RSU or PSU awards prior to vesting, and no dividends or dividend equivalents will be paid on options or SARs.

Performance Awards

Any award available under the Incentive Plan may be structured as a performance award. Performance awards not intended to qualify as qualified performance-based compensation under Section 162(m) will be based on achievement of goals and will be subject to terms, conditions and restrictions as the Compensation Committee determines.

Performance awards granted under the Incentive Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Compensation Committee. One or more of these goals may apply to the employee, one or more of our business units, divisions or sectors, or our entire company, and if so desired by the Compensation Committee, by comparison with a peer group of companies including by direct reference to peers, by reference to an index, or by a similar mechanism. Performance awards may be based on any one or more of the following measures:

• contract awards	• sales	• client satisfaction
• revenue	• other expense management	• market share
• overhead	• earnings (including net earnings, earnings before	• days’ sales outstanding
• operating income margin	taxes (“EBT”), earnings before interest and	• operating income
• earnings per share	taxes (“EBIT”) and earnings before interest and	• earnings margin
• book value per share	taxes, depreciation and amortization (“EBITDA”)	• working capital
• return on stockholders’	• cash flow	• credit rating
equity	• improvement in capital structure	• cash flow return on
• stock price	• return on investment	investment
• return on assets	• total contract value	• economic profit
• backlog	• total stockholder return	• annual contract value

The Compensation Committee may provide in any particular performance award agreement that any evaluation of performance may include or exclude any of the following events that occurs during a performance period:

•	asset write-downs,
•	litigation or claim judgments or settlements,
•	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results,
•	any reorganization and restructuring programs,
•	unusual or infrequent items as described in applicable accounting guidance or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year,
•	acquisitions or divestitures,
•	foreign exchange gains and losses, and
•	settlement of hedging activities.

Awards that are intended to qualify as qualified performance-based awards may not be adjusted upward. The Compensation Committee may retain the discretion to adjust any performance awards downward, either on a formula or discretionary basis or any combination, as the Compensation Committee determines.

Change in Control

Unless (1) an award agreement provides otherwise or (2) the agreement effectuating a change in control fails to provide for the assumption or substitution of awards, upon a participant’s qualifying termination of employment within two years after the date of a change in control:

•	all outstanding options that have not vested in full shall be fully vested and exercisable;
•	all restrictions applicable to outstanding restricted stock will lapse in full;
•	all outstanding RSUs that have not vested in full will be fully vested; and
•	all performance awards will be considered earned and payable at their target value and prorated (if the qualifying termination occurs during the performance period), and will be immediately paid or settled. If the qualifying termination occurs after the end of the performance period, all performance awards will be paid or settled based on the actual achievement of the applicable performance goals.

Assignability and Transfer

Generally, no award under the Incentive Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction.

Award Termination; Forfeiture; Disgorgement

The Compensation Committee will have full power and authority to determine whether, to what extent and under what circumstances any award will be terminated, or forfeited or the participant should be required to disgorge the gains attributable to the award. In addition, awards will be subject to any recoupment or clawback policy adopted by, or applicable to, us.

Duration; Plan Amendments

The Incentive Plan, as amended, has a term of 10 years from its effective date and will expire on March 30, 2027. The Board may at any time amend, modify, suspend or terminate the Incentive Plan (and the Compensation Committee may amend or modify an award agreement) but in doing so cannot adversely affect any outstanding award without the participant’s written consent or make any amendment to the Incentive Plan without stockholder approval, if stockholder approval is otherwise required by applicable legal requirements.

Material Federal Income Tax Consequences of Awards Under the Incentive Plan

The following summary is based on current interpretations of existing U.S. federal income tax laws. The discussion below does not purport to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which a participant’s income or gain may be taxable.

Stock Options

Some of the options issuable under the Incentive Plan may constitute incentive stock options, while other options granted under the Incentive Plan may be nonqualified stock options. The Internal Revenue Code provides for special tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded nonqualified stock options. On grant of either form of option, the optionee will not recognize income for tax purposes, and we will not receive any deduction. Generally, on the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an adjustment in computing alternative minimum taxable income that may require payment of an alternative minimum tax. On the sale of shares of common stock acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year of the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, on the exercise of a nonqualified option, the optionee generally recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares of common stock acquired on the date of exercise and the exercise price. On any sale of those shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. No deduction is available to us on the exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired on exercise before the applicable holding periods expire); however, on exercise of a nonqualified stock option, we generally are entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment on exercise. An incentive stock option exercised more than three months after an optionee’s termination of employment other than on death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Any such option would be treated as a nonqualified stock option for tax purposes.

Stock Appreciation Rights (“SARs”)

The amount of any cash or the fair market value of any shares of common stock received by the holder on the exercise of SARs in excess of the exercise price will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount.

Restricted Stock

Generally, a grant of shares of common stock under the Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the participant for federal income tax purposes or a tax deduction to us at the time of grant. The value of the shares will generally be taxable to the participant as compensation income in the year in which the restrictions on the shares lapse. Such value will be the fair market value of the shares as to which the restrictions lapse on the date those restrictions lapse. Any participant, however, may elect pursuant to Internal Revenue Code Section 83(b) to treat the fair market value of the restricted shares on the date of grant as compensation income in the year of grant, provided the participant makes the election pursuant to Internal Revenue Code Section 83(b)

within 30 days after the date of grant. In any case, we will receive a deduction for federal income tax purposes equal to the amount of compensation included in the participant’s income in the year in which that amount is so included.

Restricted Stock Units

A grant of a right to receive shares of common stock or cash in lieu of the shares will result in taxable income for federal income tax purposes to the participant at the time the award is settled in an amount equal to the fair market value of the shares or the amount of cash awarded. We will be entitled to a corresponding deduction at that time for the amount included in the participant’s income.

Performance Units

The amount of any cash or the fair market value of any shares of common stock received by the holder on the settlement of performance units under the Incentive Plan will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount in the year in which that amount is included.

Cash Awards

Cash awards under the Incentive Plan are taxable income to the participant for federal income tax purposes at the time of payment. The participant will have compensation income equal to the amount of cash paid, and we will have a corresponding deduction for federal income tax purposes.

Basis; Gain

A participant’s tax basis in vested shares of common stock purchased under the Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant’s holding period for the shares generally begins on the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

Certain Tax Code Limitations on Deductibility

In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability to obtain a deduction for awards under the Incentive Plan could also be limited by Internal Revenue Code Section 280G, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible.

The ability to obtain a deduction for amounts paid under the Incentive Plan could also be affected by Section 162(m), which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. However, certain exceptions apply to this limitation in the case of qualified performance-based compensation. It is intended that the approval of the material terms of the performance goals under the Incentive Plan by our stockholders will satisfy the stockholder approval requirement for the qualified performance-based exception and we will be able to comply with the requirements of the Internal Revenue Code and Treasury Regulation Section 1.162-27 as they relate to the grant and payment of certain qualified performance-based awards (including options and SARs) under the Incentive Plan so as to be eligible for the qualified performance-based exception. In some cases, we may determine it is in our interests to not satisfy the requirements for the qualified performance-based exception.

Internal Revenue Code Section 409A

Internal Revenue Code Section 409A generally provides that deferred compensation subject to Internal Revenue Code Section 409A that does not meet the requirements for an exemption from Internal Revenue Code Section 409A must satisfy specific requirements, both in operation and in form, regarding: (1) the timing of payment; (2) the election of deferrals; and (3) restrictions on the acceleration of payment. Failure to comply with Internal Revenue Code Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty at the federal level (and possibly penalties at the state level) on the participant of the deferred amounts included in the participant’s income.

Benefits Granted Under the Incentive Plan

The number and type of awards that will be granted under the Incentive Plan are not determinable at this time as the Compensation Committee or the Board, as applicable, will make these determinations in its sole discretion. However, the awards granted under the CSC equity incentive plans to the named executive officers during CSC’s 2017 fiscal year are set forth in the “Grants of Plan-Based Awards” table below. In addition, during CSC’s 2017 fiscal year, CSC granted a total of 775,051 stock options and 332,247 RSUs or PSUs to its executive officers as a group, and a total of 1,675,925 stock options or SARs and 817,938 RSUs or PSUs to its non-executive officer employees as a group. Our non-employee directors are not eligible to participate in the Incentive Plan.

Equity Compensation Plan Information

As of March 31, 2017, the end of our most recently completed fiscal year, there were 34,430,000 shares available for future issuance and zero shares subject to outstanding awards under our shareholder-approved equity compensation plans and zero shares available for future issuance or subject to outstanding shares under equity compensation plans that had not been approved by our shareholders. The following table gives information about CSC’s equity compensation plans as of March 31, 2017, prior to the Merger.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	8,564,147	[1]	$38.70	14,522,212	[2]
Equity compensation plans not approved by security holders	—		—	—
Total	8,564,147	[1]	$38.70	14,522,212	[2]

1	Includes 4,767,396 shares that were subject to outstanding options and/or stock appreciation rights (“SARs”) and 3,796,751 shares that were subject to outstanding restricted stock units (“RSUs”), in each case prior to the Merger. The weighted-average exercise price in column (b) does not take the outstanding RSUs into account. As a result of the Merger, each outstanding CSC stock option, stock appreciation right, RSU (including dividend equivalents) and PSU held by CSC’s employees and non-employee directors were converted into an equivalent award of DXC.

2	Includes 13,929,076 shares that were available for future issuance under CSC’s equity compensation plans for employees, which permitted shares to be issued pursuant to stock options, SARs, restricted stock or RSUs, or pursuant to performance awards payable in shares of CSC stock, restricted stock, RSUs or any combination of the foregoing, and 593,136 shares that were available for future issuance under CSC’s equity compensation plans for non-employee directors, which permitted shares to be issued pursuant to RSUs and restricted stock, in each case prior to the Merger. Following the Merger, there are no shares available for future issuance under the CSC equity compensations plans. Shares issued pursuant to equity awards in the future will be issued under the equity compensation plans of DXC.

C.	CORPORATE GOVERNANCE

THE BOARD

DXC is committed to maintaining the highest standards of corporate governance. The Board’s responsibilities include, but are not limited to:

•	overseeing the management of our business and the assessment of our business risks;

•	overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics;

•	reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions; and

•	overseeing our talent management and succession planning.

The Board discharges its responsibilities through regularly scheduled meetings as well as telephonic meetings, action by written consent and other communications with management as appropriate. DXC expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of DXC’s stockholders at which they are standing for election or re-election as directors.

Prior to the Spin-Off on March 31, 2017 and Merger on April 1, 2017, Everett was a wholly owned subsidiary of HPE. Since prior fiscal year information for DXC with respect to Board meetings, attendance and committees is not applicable, we disclose the following information with respect to CSC. During the fiscal year ended March 31, 2017, CSC held 13 meetings of the full CSC Board of Directors, CSC’s Audit Committee held 13 meetings, CSC’s Compensation Committee held 7 meetings and CSC’s Nominating/ Corporate Governance Committee held 8 meetings. No CSC director on the CSC Board as of March 31, 2017 attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board, and (2) the total number of meetings held by all committees of the Board on which he or she served during the fiscal year ended March 31, 2017. Each of the CSC directors then serving attended the 2016 Annual Meeting of Stockholders.

Governance is a continuing focus at DXC, starting with the Board and extending to all employees. We solicit feedback from our stockholders on governance and executive compensation practices and engage in discussions with various groups and individuals on governance issues and improvements. In this section, we describe some of our key governance policies and practices.

Corporate Governance Guidelines

The Board adheres to governance principles designed to assure excellence in the execution of its duties and regularly reviews the Company’s governance policies and practices. These principles are outlined in DXC Corporate Governance Guidelines (the “Guidelines”), which, in conjunction with our Articles of Incorporation (“Articles of Incorporation”), Bylaws (“Bylaws”), Code of Business Conduct (“Code of Conduct”), Board committee charters and related policies, form the framework for the effective governance of DXC.

The full text of the Guidelines, the charters for each of the Board committees, the Code of Conduct, the Equity Grant Policy, the Related Party Transactions Policy and Executive Compensation Clawback Policy are available on DXC’s Website, www.dxc.technology, under “Corporate Governance.” These materials are also available in print to any person, without charge, upon request, by calling 1-703-245-9700 or writing to:

Investor Relations
DXC Technology Company
1775 Tysons Boulevard
Tysons, VA 22102

Board Leadership Structure

The Board’s leadership structure consists of a Chairman and CEO, a lead independent director (the “Lead Director”) and strong committee chairs. The Board has determined that combining the offices of CEO and Chairman, coupled with a Lead Director with broad authority and responsibility, is the most effective leadership model for DXC. The Board also believes this structure provides independent Board leadership and engagement, while providing the benefit of having our CEO, who manages DXC’s day-to-day operations, chair regular Board meetings as we discuss key business and strategic issues. Effective April 1, 2017, J. Michael Lawrie became our Chairman, President and CEO. Mr. Lawrie has more than 30 years of industry experience, extensive senior level management experience and familiarity with the global aspects of our business and operations. In accordance with the Guidelines, the independent directors have designated Peter Rutland, to serve as Lead Director. As further specified in the Guidelines, generally a Lead Director serves for a term of two years, and does not serve for more than two consecutive terms.

As Lead Director, Mr. Rutland has the following duties and responsibilities:

•	presiding over executive sessions of independent directors;

•	chairing meetings of the Board of Directors in the absence of the Chairman of the Board;

•	acting as a liaison between the independent directors and the Chairman of the Board;

•	coordinating with the Chairman of the Board regarding meeting agendas and schedules;

•	coordinating with the Chairman of the Board regarding information flow to the Board;

•	being available for consultation and communication with stockholders, as appropriate; and

•	calling meetings of the independent directors (executive sessions) as appropriate.

DXC’s governance processes include executive sessions of the independent directors after the conclusion of each regularly scheduled Board meeting, annual evaluations by the independent directors of the CEO’s performance, succession planning, annual Board and committee self-assessments and the various governance processes contained in the Guidelines and the Board committee charters.

Director Independence

Independent Directors. The Board assesses the independence of our directors and examines the nature and extent of any relations between the Company and our directors, their families and their affiliates. The Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (“NYSE”) requirements for director independence (as set forth in Appendix A to this proxy statement) and the Board of Directors affirmatively determines that the director has no material relationship with DXC (either directly, or as a partner, stockholder or officer of an organization that has a relationship with DXC). The Board has determined that each of the following directors are independent for purposes of DXC’s Corporate Governance Guidelines: Mukesh Aghi, Amy E. Alving, David L. Herzog, Sachin Lawande, Julio A. Portalatin, Peter Rutland, Manoj P. Singh and Robert F. Woods.

Independent Director Meetings. The non-management directors regularly meet in executive session after the conclusion of each regularly scheduled Board meeting, and meet at such additional times as they may determine.

Committee Independence Requirements. Subject to certain transition periods for newly listed companies, all members serving on the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must either be independent as defined by the Guidelines or otherwise be eligible to be a committee member under Section 303A of the NYSE Listed Company Manual. In addition, Audit Committee members must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to compensation committees, be a “non-employee director” pursuant to the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Company expects to have a fully independent Nominating/Corporate Governance Committee within the applicable one year transition period provided under Section 303A.

Risk Management

We believe our Board leadership structure supports a risk-management process in which senior management is responsible for our day-to-day risk-management processes and the Board provides oversight of our risk management. As part of its oversight responsibility, the Board oversees and maintains our governance and compliance processes and procedures to promote high standards of responsibility, ethics and integrity.

Management Role. In order for us to identify and mitigate our risk exposures, we have established an Enterprise Risk Management (“ERM”) function to (i) identify risks in the strategic, operational, financial reporting and compliance domains, for DXC as a whole, as well as for each operating unit, and (ii) evaluate the effectiveness of existing mitigation strategies. The ERM function reports to the Chief Financial Officer (“CFO”), and coordinates and reviews assessments of internal processes and controls for ongoing compliance with internal policies and legal regulatory requirements. The ERM function periodically reports potential areas of risk to the Board and its committees.

Our enterprise risk, issue and opportunity management framework is centralized under a single executive owner to facilitate consistent processes, definitions and tools to proactively address operational, financial, compliance and strategic risks, issues and opportunities.

Board Role. The Board has overall responsibility for oversight of risk and assessment of our strategic and operational risks throughout the year on an ongoing basis. Members of senior management regularly report on the opportunities and risks faced by us in the markets in which we conduct business.

Committee Role. In fulfilling its oversight role, the Board delegates certain risk management oversight responsibility to the Board’s committees. The committees meet regularly and report any significant issues and recommendations discussed during the committee meetings to the Board. Specifically, each committee fulfills the following oversight roles:

•	The Audit Committee oversees the accounting, financial reporting processes and related internal control framework of DXC and audits of the Company’s financial statements and internal controls over financial reporting, and discusses our policies with respect to risk assessment and risk management.

•	The Compensation Committee oversees succession planning and leadership development as well as compensation plans.

•	The Nominating/Corporate Governance Committee monitors the risks related to the Company’s governance structure and process. The Nominating/Corporate Governance Committee is responsible for overseeing the Board’s annual self-evaluation of its performance, and periodic review and recommendation to the Board of any proposed changes to the Company’s significant corporate governance documents.

Compensation and Risk

In March 2017, prior to the Merger, CSC management reviewed CSC’s executive and non-executive compensation programs and determined that none of its compensation programs encouraged or created unnecessary risk taking, and none was reasonably likely to have a material adverse effect on CSC. In conducting this assessment, CSC inventoried its executive and non-executive plans and programs and analyzed the components and design features of these programs in the context of risk mitigation. A summary of the findings of the assessment was provided to the CSC Compensation Committee and the CSC Board. Overall, CSC concluded that (1) CSC’s executive compensation programs provided a mix of awards with performance goals and design features that mitigated excessive risk taking; (2) non-executive employee (non-sales) arrangements were primarily fixed compensation (salary and benefits) with limited incentive opportunity and did not encourage excessive risk taking; and (3) sales force incentive compensation plans moderated risk by using metrics that focused on driving sales growth, but not at the expense of profitability. CSC also considered its robust executive stock ownership guidelines, clawback policy and anti-hedging policy as risk mitigating features of its executive compensation program. As described in the Compensation Discussion and Analysis below, we expect to continue the same general framework of CSC’s executive compensation program going forward, and believe the same risk mitigating features that applied under CSC’s compensation programs will continue to apply under our programs as well.

Equity Ownership Guidelines

Under stock ownership guidelines adopted by the Board, Board members, other than the CEO, have an equity ownership requirement of five times their annual retainer to be achieved over a five-year period. Restricted stock units, as well as directly held shares, are taken into account for purposes of determining whether requirements have been met. Stock ownership guidelines for the executive officers, including the CEO, are described under “Compensation Discussion and Analysis—Additional Compensation Policies—Equity Ownership Guidelines.”

Talent Management and Succession Planning

Our Compensation Committee and Board are responsible for reviewing succession plans. The Compensation Committee oversees succession planning and leadership development for the Company’s senior management. The Compensation Committee has responsibility to review and make recommendations with respect to (a) the Board’s succession plan for the CEO and (b) the Company’s succession plans for other members of senior management.

Director Education

The Board recognizes the importance of its members keeping current on DXC and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board. Also, the Board encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations, and externally-offered programs.

Code of Ethics and Standards of Conduct

DXC is committed to high standards of ethical conduct and professionalism, and our Code of Conduct confirms our commitment to ethical behavior in the conduct of all DXC activities and reflects our CLEAR values. The Code of Conduct applies to all directors, all officers (including our CEO, CFO and Principal Accounting Officer (“PAO”)) and employees of DXC and it sets forth our policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider trading, protection of DXC and customer property and providing a proper and professional work environment. We maintain a worldwide toll-free and internet-based helpline, the DXC OpenLine, which employees can use to communicate any ethics-related concerns, and we provide training on ethics and compliance topics for all employees. The DXC OpenLine is administered by a third-party provider. The ethics and compliance function resides in the Ethics and Compliance Office and is managed by DXC’s Chief Ethics and Compliance Officer.

Prior to the Spin-Off on March 31, 2017 and Merger on April 1, 2017, Everett was a wholly owned subsidiary of HPE. Since prior fiscal year disclosure for DXC with respect to amendments or waivers of the Code of Conduct is not applicable, we disclose the following information with respect to CSC. For the year ended March 31, 2017, there were no waivers of any provisions of CSC’s Code of Conduct for CSC’s CEO, CFO or PAO. In the event DXC amends or waives any provision of the DXC Code of Conduct applicable to our CEO, CFO and PAO that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K, we intend to disclose these actions on our website.

Board Diversity

The Nominating/Corporate Governance Committee is responsible for developing and recommending to the Board the appropriate qualifications including specific qualities or skills sought for Board members in the context of our business and then-current membership on the Board.

Mandatory Retirement of Directors

Under our bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of DXC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting.

Resignation of Employee Directors

Under the Guidelines, the CEO must offer to resign from the Board when he or she ceases to be a DXC employee.

Communicating with the Board

Stockholders and other interested parties may communicate with the Board, individual directors, the non-management directors as a group, or with the non-executive Chairman, by writing in care of the Corporate Secretary, DXC Technology Company, 1775 Tysons Boulevard, Tysons, VA 22102. The Corporate Secretary reviews all submissions and forwards to members of the Board all appropriate communications that in his judgment are not offensive or otherwise objectionable and do not constitute commercial solicitations.

COMMITTEES OF THE BOARD

As of the date of this proxy statement, the Board has 10 directors and three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee.

Subject to certain transition periods for newly listed companies, each director serving on the Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee must be independent. With respect to Ms. Whitman, the Company relies upon the exemption provided in Section 303A of the NYSE Listed Company Manual allowing a minority of Nominating/Corporate Governance Committee members to be exempt from the independence requirements for one year following the listing. The Board does not believe that the reliance upon such exemption materially adversely affects the Nominating/Corporate Governance Committee’s ability to act independently and to satisfy the other requirements of Section 303A. The Company expects to have a fully independent Nominating/ Corporate Governance Committee within the applicable one year transition period provided under Section 303A.

In addition:

•	Each Audit Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and must be financially literate. No member of the Audit Committee may simultaneously serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee. No member of the Audit Committee serves on another public company audit committee.

•	Messrs. Herzog and Woods each qualifies as an “audit committee financial expert”, for purposes of the rules of the SEC, and all members of the Committee are financially literate.

•	Each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and SEC relating to compensation committees, be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Board has determined that each committee member satisfies all applicable requirements for membership on that committee.

•	The current committee membership, the number of meetings during the last fiscal year and the function of each of the standing committees are described below.

Audit Committee

Committee	Current Members	Primary Responsibilities			Number of Fiscal 2017 Meetings
Audit	David L. Herzog (Chair) Peter Rutland Robert F. Woods	•

Oversee the accounting, financial reporting processes and

related internal control framework of the Company and audits of the Company’s financial statements and internal controls

over financial reporting.

Not applicable[1]
		•	Assist the Board in its oversight of:
			•	the integrity of the Company’s financial statements;
			•	the Company’s compliance with legal and regulatory requirements;
			•	the independent auditor’s qualifications and independence; and
			•	the performance of the Company’s internal audit function and independent auditors.
		•	Prepare Audit Committee report for inclusion in our annual Proxy Statement.

1      For the fiscal year ended March 31, 2017, CSC’s Audit Committee held 13 meetings.

Anyone with questions or complaints regarding accounting, internal accounting controls, or auditing matters may communicate them to the DXC Ethics and Compliance Office and our Audit Committee by contacting DXC’s OpenLine at http://www.dxcopenline. ethicspoint.com. Calls may be confidential or anonymous. Questions and complaints marked for the Audit Committee are forwarded to the Committee’s chairman for its review, and reviewed and addressed, as appropriate, by DXC’s General Counsel, the Vice President of Ethics and Compliance, the Head of Internal Audit, and the Principal Accounting Officer. The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. The Code of Business Conduct makes clear DXC’s zero tolerance position on matters of retaliation by management or anyone against DXC employees for any report or communication made in good faith through the DXC OpenLine.

Compensation Committee

Committee	Current Members	Primary Responsibilities		Number of Fiscal 2017 Meetings
Compensation	Mukesh Aghi (Chair)	•	Assist the Board in determining the performance and	Not applicable[1]
	Sachin Lawande		compensation of the CEO and the compensation of the non-
	Julio A. Portalatin		management directors.
		•	Discharge the responsibilities of the Board with respect to the compensation of other executives.
		•	Administer our incentive stock plans.
		•	Oversee succession planning and leadership development for our senior management.
		•	Report on executive compensation for inclusion in our annual
Proxy Statement.

1     For the fiscal year ended March 31, 2017, CSC’s Compensation Committee held 7 meetings.

Compensation Committee Interlocks and Insider Participation. Prior to the Spin-Off on March 31, 2017 and Merger on April 1, 2017, Everett was a wholly owned subsidiary of HPE. Since prior fiscal year information for DXC with respect to DXC Compensation Committee interlocks and insider participation is not applicable, we disclose the following information with respect to CSC. None of Mukesh Aghi, Mark Foster or Sachin Lawande, the members of the CSC compensation committee, was at any time during Fiscal 2017, or at any other time, one of CSC’s officers or employees. No executive officer of CSC served on the compensation committee or board of any company that employed any member of the CSC compensation committee or board.

Nominating/Corporate Governance Committee

Committee	Current Members	Primary Responsibilities		Number of Fiscal 2017 Meetings
Nominating/ Corporate Governance	Manoj P. Singh (Chair) Amy E. Alving Margaret C. Whitman	•	Identify and recommend to the Board slate of individuals to be nominated for election as directors.	Not applicable [1]
		•	Develop and recommend to the Board qualifications for director nominees.
		•	Develop process for identifying and evaluating director nominees and identify and recommend individuals to fill Board vacancies.
		•	Recommend to Board directors to serve as members and chair of each committee of the Board.
		•	Review and recommend to Board appropriateness of director’s continued service in circumstances such as material change in director’s job responsibility.
		•	Oversee orientation of new directors and education of all directors.
		•	Oversee Board’s annual self-evaluation of its performance.
		•	Periodically review and recommend to the Board proposed changes to size, structure and operations of the Board and its committees.
		•	Periodically review and recommend to the Board proposed changes to our significant corporate governance documents.
		•	Review any “interested transactions” in accordance with the terms of the Company’s policy on related party transactions.

1     For the fiscal year ended March 31, 2017, CSC’s Nominating/Corporate Governance Committee held 8 meetings.

AUDIT COMMITTEE REPORT

Due to the timing of the consummation of the Merger on April 1, 2017, and based on CSC being considered the accounting acquirer and the predecessor of DXC, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, DXC’s independent auditors, CSC’s audited financial statements for the fiscal year ended March 31, 2017, management’s assessment of the effectiveness of CSC’s internal control over financial reporting and Deloitte & Touche LLP’s evaluation of CSC’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors the materials required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the PCAOB, and discussed with them their independence.

Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved for inclusion in DXC’s Annual Report and for filing with the SEC the audited financial statements of CSC in CSC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 for filing with the SEC.

The Audit Committee also appointed Deloitte & Touche LLP as DXC’s independent auditors for the fiscal year ending March 31, 2018, and recommended to the Board of Directors that such appointment be submitted to our stockholders for ratification.

David L. Herzog, Chair

Peter Rutland

Robert F. Woods

DIRECTOR COMPENSATION

SEC rules require us to describe the compensation paid to our non-employee directors during our most recently completed fiscal year. Due to the timing of the consummation of the Merger on April 1, 2017, and since CSC is the accounting acquirer in the Merger, and the framework of our non-employee director compensation program is substantially similar to the non-employee director compensation program previously maintained by CSC prior to the Merger, in the tables and narrative below, we describe the CSC non-employee director compensation program and the compensation paid to the non-employee directors of CSC for CSC’s fiscal year ended March 31, 2017 (“Fiscal 2017”), prior to the Merger, as well as information about our own non-employee director compensation program going forward. Four of our current non-employee directors (Messrs. Aghi, Lawande, Rutland and Woods) were directors of CSC prior to the Merger. These individuals as well as our other non-employee directors (Messrs. Herzog, Portalatin and Singh and Mses. Alving and Whitman) were appointed to our Board effective as of April 1, 2017. Mr. Lawrie, our CEO and Chairman of our Board, who was also CSC’s CEO and the Chairman of CSC’s board of directors prior to the Merger, did not receive any separate compensation for his activities on CSC’s board of directors, nor does he receive any separate compensation for his activities on our Board.

The following table sets forth the annual retainer and attendance fees paid to CSC’s non-employee directors during Fiscal 2017. Following with the Merger, our Board approved maintaining the same retainers and fees for our non-employee directors for periods after the Merger.

CSC Fiscal 2017 Director Retainers and Fees
Annual Retainer[1]	$90,000
Annual Equity Award[2]	$200,000
Lead Independent Director Retainer[1,3]	$35,000
Audit Committee Chairman Retainer[1]	$20,000
Compensation Committee Chairman Retainer[1]	$15,000
Nominating/Corporate Governance Committee Chairman Retainer[1]	$10,000
Committee Member Retainer[1]	$10,000
Additional Meeting Attendance Fee[1,4]	$2,500 per meeting

1	Amounts payable in cash could be deferred pursuant to the Deferred Compensation Plan, which is described further below in this proxy statement.
2	Under CSC’s non-employee director compensation program, the Annual Equity Award was designed to be payable in the form of restricted stock units (“RSU”) awards scheduled to vest in full at the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of CSC’s stockholders, and which were designed to be redeemed for CSC stock and dividend equivalents either at that time or, if an RSU deferral election form was submitted, upon the date or event elected by the director. Directors could elect to receive deferred RSUs at either a fixed in-service distribution date, which could be in August of any year after the year in which the RSUs vested within 15 years after the grant date, or upon their separation from the CSC board of directors. (CSC directors who continued to serve on our Board following the Merger did not experience a separation from service for this purpose.) Distributions made upon a director’s separation from the CSC board of directors could occur in either a lump sum or in annual installments over periods of 5, 10 or 15 years, per the director’s election. RSUs also were designed to automatically vest upon a change in control, and the Merger was a change in control for this purpose, resulting in vesting at the time of the Merger of the RSUs granted to the CSC directors at CSC’s August 2016 annual meeting. Following the Merger, vested RSUs continue to remain subject to a director’s previous deferral elections, if any, and will be settled in an equivalent number of shares of our common stock at the time or times originally elected by the director. We expect the features of our Annual Equity Award grants to our non-employee directors to be substantially similar to CSC’s going forward.

3	Mr. Churchill was CSC’s Lead Independent Director prior to the Merger. As of April 3, 2017, Peter Rutland was designated our Lead Independent Director.
4	Under CSC’s non-employee director compensation program, a director was eligible to receive the additional meeting fee for meetings, special projects and assignments involving travel, once the director had exceeded (i) an aggregate of eight Board meetings, projects and assignments or (ii) an aggregate of committee meetings, projects and assignments equal to six times the number of committees on which the director served. The DXC non-employee director compensation program reflects the same requirements.

The following table sets forth for each individual who served as a non-employee director of CSC during Fiscal 2017 certain information with respect to compensation paid to them by CSC in Fiscal 2017.

Name (a)	Fees Earned[1] or Paid in Cash (b)	Stock Awards[2] (c)	Total (d)
Mukesh Aghi[3]	$120,842	$198,870	$319,712
Herman E. Bulls[3]	66,114	198,870	264,984
Bruce B. Churchill[3]	145,000	198,870	343,870
Mark Foster[4]	31,875	—	31,875
Sachin Lawande[3]	100,000	198,870	298,870
Brian P. MacDonald[3]	120,000	198,870	318,870
Peter Rutland[3]	100,000	198,870	298,870
Robert F. Woods[3]	100,000	198,870	298,870
Lizabeth H. Zlatkus[3]	64,130	198,870	263,000

1	Column (b) reflects all cash compensation earned during Fiscal 2017, whether or not payment was deferred pursuant to the Deferred Compensation Plan.
2	Each director serving as a non-employee director of CSC as of the close of CSC’s 2016 Annual Meeting of Stockholders on August 10, 2016 received 4,200 RSUs determined by (i) dividing $200,000 by the closing price of our common stock on the New York Stock Exchange Composite Tape on the grant date of August 15, 2016 ($47.10) and (ii) rounding the result to the nearest multiple of 100. The RSUs were originally scheduled to vest in full on the date of CSC’s 2017 annual meeting (August 10, 2017), but instead vested upon the Merger in accordance with their terms.

Column (c) reflects the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 - Compensation - Stock Compensation (“FASB ASC Topic 718”) in connection with the RSUs granted during Fiscal 2017. For a discussion of the assumptions made in the valuation of restricted stock and RSUs, reference is made to the section of Note 1 of the Consolidated Financial Statements in CSC’s 2017 Annual Report filed on Form 10-K providing details of CSC’s accounting under FASB ASC Topic 718. The aggregate number of unvested CSC stock awards outstanding for each CSC director at March 31, 2017 (all of which vested upon the Merger) were as follows:

Name	Aggregate Stock Awards Outstanding as of March 31, 2017
Mukesh Aghi	4,200
Herman E. Bulls	4,200
Bruce B. Churchill	4,200
Mark Foster	—
Sachin Lawande	4,200
Brian P. MacDonald	4,200
Peter Rutland	4,200
Robert F. Woods	4,200
Lizabeth H. Zlatkus	4,200
3	In connection with consummation of the Merger, effective as of April 1, 2017, each of Messrs. Aghi, Bulls, Churchill, Lawande, MacDonald, Rutland and Woods and Ms. Zlatkus resigned from CSC’s board of directors. Messrs. Aghi, Lawande, Rutland and Woods were appointed members of our Board, in each case effective as of April 1, 2017.
4	Mr. Foster retired from CSC’s board of directors on July 11, 2016.

D.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP

The following table provides information on the beneficial ownership of our common stock as of June 12, 2017, by:

•	each person or group believed by the Company to be the beneficial owner of more than 5% of our outstanding common stock;
•	each of our named executive officers;
•	each of our directors;
•	all executive officers and directors, as a group.

Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

Name and Address of Beneficial Owner[1]	Number of Shares Beneficially Owned		Percentage of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	23,843,082	[2]	8.38	% [2]
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	20,277,484	[3]	7.12	% [3]
Dodge & Cox 555 California Street, 40th Floor, San Francisco, California 94104	17,936,769	[4]	6.30	% [4]
J. Michael Lawrie	2,121,154	[5]	—	[7]
Paul N. Saleh	537,957	[5,6]	—	[7]
William L. Deckelman, Jr.	357,064	[5,6]	—	[7]
Michael G. Nefkens	361,527	[5]	—	[7]
Stephen J. Hilton	211,531	[5]	—	[7]
Joanne Mason	60,602	[5]	—	[7]
Neil A. Manna	4,444	[5]	—	[7]
Mukesh Aghi	8,700	[8]	—	[7]
Amy Alving	900	[8]	—	[7]
David L. Herzog	947	[8]	—	[7]
Sachin Lawande	10,687	[8]	—	[7]
Julio A. Portalatin	900	[8]	—	[7]
Peter Rutland	9,800	[8]	—	[7]
Manoj P. Singh	900	[8]	—	[7]
Margaret C. Whitman	8,901	[8]	—	[7]
Robert F. Woods	9,800	[8]	—	[7]
All executive officers and directors of the Company, as a group (16 persons)	3,705,814	[9]	1.30%

1	Unless otherwise indicated, the address of each person or group is c/o DXC Technology Company, 1775 Tysons Boulevard, Tysons, Virginia 22102.
2	Based solely on the most recently available Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on April 10, 2017 regarding CSC and the most recently available Schedule 13G/A filed by Vanguard with the SEC on February 13, 2017 regarding HPE. The Schedule 13G/A regarding CSC provides that Vanguard had sole voting power over 136,502 shares of CSC, shared voting power over 30,100 shares of CSC, sole dispositive power over 14,640,350 shares of CSC, and shared dispositive power over 161,773 shares of CSC. The Schedule 13G/A regarding HPE provides that Vanguard has sole voting power over 2,626,603 shares of HPE, shared voting power over 308,161 shares of HPE, sole dispositive power over 102,317,908 shares of HPE, and shared dispositive power over 2,927,014 shares of HPE.
3	Based solely on the most recently available Schedule 13G/As filed with the SEC on January 23, 2017 by BlackRock, Inc. (“BlackRock”) regarding CSC and HPE, respectively. The Schedule 13G/A regarding CSC provides that (i) BlackRock is a parent holding company or control person and (ii) BlackRock, through its subsidiaries identified therein, had sole voting power over 11,262,150 shares of CSC and sole dispositive power over 12,235,180 shares of CSC. The Schedule 13G/A regarding HPE provides that Blackrock has sole voting power over 79,270,720 shares of HPE, shared voting power over 4,184 shares of HPE, sole dispositive power over 93,615,487 shares of HPE and shared dispositive power over 4,184 shares of HPE.

4	Based solely on the most recently available Schedule 13G/A filed with the SEC on March 20, 2017 regarding HPE. According to its Schedule 13G/A, Dodge & Cox reported having sole voting power over 200,778,540 shares of HPE, shared voting power over no shares of HPE, sole dispositive power over 208,800,172 shares of HPE and shared dispositive power over no shares of HPE. The securities reported on the Schedule 13G/A are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act of 1940 and other managed accounts, and which clients have the right to receive or the power to direct the receipt of dividends from, and the proceeds from the sale of, DXC’s stock.
5	With respect to Messrs. Lawrie, Saleh, Nefkens, Hilton, Deckelman, Manna, Ms. Mason and all executive officers and directors of the Company as a group, includes 1,475,044; 401,219; 361,407; 177,809; 306,399; 2,780; 32,623; and 2,757,281 shares of common stock, respectively, subject to employee options which were outstanding on June 12, 2017, and currently are exercisable or which are anticipated to become exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percentage of Class.
6	With respect to Messrs. Saleh, Deckelman and all executive officers and directors of the Company, as a group, includes 449; 4; and 453 shares of common stock, respectively, which are held for the accounts of such persons under the Company’s Matched Asset Plan and with respect to which such persons had the right, as of June 12, 2017, to give voting instructions to the Committee administering the Plan.
7	Less than 1%.
8	With respect to, Messrs. Aghi, Herzog, Lawande, Portaltin, Rutland, Singh, Woods, Mses. Alving and Whitman and all directors of the Company, as a group, includes 4,200; 900; 4,200; 900; 4,200; 900; 4,200; 900; 900; and 21,300 shares of Common Stock, respectively, which shares are subject to RSUs that were outstanding on June 12, 2017, and which shares would, pursuant to such RSUs, be distributed to such directors if their directorships were to terminate on August 10, 2017. These shares have been deemed to be outstanding in computing the Percentage of Class.
9	The executive officers and directors, as a group, have sole voting and investment power with respect to 3,705,814 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires DXC directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of DXC common stock and other equity securities of DXC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Prior to the Spin-Off on March 31, 2017 and Merger on April 1, 2017, Everett was a wholly owned subsidiary of HPE. Since disclosure for DXC with respect to beneficial ownership reporting compliance for the fiscal year ended March 31, 2017 is not applicable, we disclose the following information with respect to CSC. To our knowledge, based solely on a review of information furnished to CSC, reports filed through CSC and representations that no other reports were required, all of CSC’s executive officers, directors and greater than 10% beneficial owners filed the reports required under Section 16(a) on a timely basis for the fiscal year ended March 31, 2017.

E.	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

The Company has adopted a written policy requiring the approval of the Nominating/Corporate Governance Committee of all transactions in excess of $120,000 between the Company and any related person (“Interested Transactions”). For the purposes of this policy, a related person is any person who was in any of the following categories at any time during the most recently completed fiscal year:

•	A director or executive officer of the Company;
•	Any nominee for director;
•	Any immediate family member of a director or executive officer, or of any nominee for director. Immediate family members are any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer or nominee for director, and any person (other than a tenant or employee) sharing the household of such director, executive officer or nominee for director; and
•	Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:
○	Any beneficial owner of more than 5% of the Company’s common stock; or
○	Any immediate family member, as defined above, of any such beneficial owner.

A transaction includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

In determining whether to approve an interested transaction, the Nominating/Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of an interested transaction for which he or she (or an immediate family member) is a related party, except that the director will provide all material information concerning the interested transaction to the Nominating/ Corporate Governance Committee.

Agreements with HPE

Background of the Spin-Off and Merger

As previously disclosed, on March 31, 2017, pursuant to a Separation and Distribution Agreement, dated as of May 24, 2016 (as amended on November 2, 2016, as further amended on December 6, 2016, as further amended on January 27, 2017 and as further amended on March 31, 2017, the “Separation Agreement”), by and among DXC and Hewlett Packard Enterprise Company (“HPE”), HPE completed the previously announced separation of its Enterprise Services business, which was accomplished by the pro-rata distribution of all the issued and outstanding common stock, par value $0.01 per share, of DXC (the “DXC Common Stock”) to HPE’s stockholders as of the close of business on March 20, 2017, the record date for the distribution (the “Distribution”), and DXC paid the Everett Payment (defined below). In the Distribution, HPE stockholders received 0.085904 shares of DXC Common Stock for every one share of HPE common stock held at the close of business on the record date.

As a result of the Spin-Off, DXC became an independent public company, and its common stock began regular-way trading under the symbol “DXC” on the New York Stock Exchange on April 3, 2017. HPE distributed a total of 141,865,656 shares of DXC Common Stock to HPE stockholders as of the close of business on the record date.

Effective as of 3:01 a.m. Eastern time on April 1, 2017, pursuant to the Agreement and Plan of Merger, dated as of May 24, 2016 (as amended on November 2, 2016 and as further amended on December 6, 2016, the “Merger Agreement”), by and among DXC, CSC, Everett Merger Sub Inc., New Everett Merger Sub Inc., a wholly owned subsidiary of DXC (“Merger Sub”) and HPE, Merger Sub merged with CSC, with CSC as the surviving corporation (the “Merger”). In the Merger, CSC stockholders received one share of DXC Common Stock for every one share of CSC common stock held immediately prior to the Merger. DXC issued a total of 141,298,797 shares of DXC Common Stock to CSC stockholders, representing approximately 49.9% of the outstanding shares of DXC Common Stock immediately following the Merger. As a result of the Merger, CSC is now a direct wholly owned subsidiary of DXC.

As contemplated by the Spin-Off and the Merger, on December 16, 2016, DXC entered into a term loan agreement (the “Term Loan Agreement”), together with the lenders named therein, the arrangers named therein and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent, providing for a senior unsecured delayed draw, term loan facility in the aggregate principal amount of the

U.S. dollar equivalent of $2 billion, consisting of (i) Tranche A-1 Term Loans in U.S. dollars in an aggregate amount of $375 million (the “Tranche A-1 Loans”), (ii) Tranche A-2 Term Loans in U.S. dollars in an aggregate amount of $1.310 billion (the “Tranche A-2 Loans”) and (iii) Tranche A-3 Term Loans in Euros in an aggregate amount of the Euro equivalent of $315 million (the “Tranche A-3 Loans”). On March 31, 2017, all of the Tranche A-1 Loans and the Tranche A-2 Loans were funded in an aggregate amount of $1.685 billion and all of the Tranche A3 Loans were funded in an aggregate amount of 290,052,000 Euros, the proceeds of which were used by DXC to distribute to HPE cash in an aggregate amount equal to approximately $3.008 billion (the “Everett Payment”). Terms and conditions of the Term Loan Agreement are as described in HPE’s current report on Form 8-K filed with the SEC on December 22, 2016 and as described in DXC’s current report on Form 8-K filed with the SEC on March 8, 2017.

Agreements with HPE

Following the Spin-Off and the Merger, HPE does not have an ownership interest in DXC, and DXC operates independently of HPE. In order to govern the ongoing relationships between us and HPE after the Spin-Off and Merger and to facilitate an orderly transition, we and HPE entered into agreements providing for various services and rights following the Spin-Off and Merger and under which we and HPE agreed to indemnify each other against certain liabilities arising from our respective businesses.

The summaries below set forth the terms of the agreements that DXC believes are material. To the extent the agreements described below have been filed as exhibits to CSC’s 2017 Annual Report on Form 10-K or DXC’s Current Reports on Form 8-K, these summaries are qualified in their entirety by reference to the full text of the applicable agreements.

Employee Matters Agreement

HPE, DXC and CSC have entered into an Employee Matters Agreement with respect to the transfer of certain employees engaged in the DXC business and related matters, including terms of employment, benefit plan transition and coverage and other compensation and labor matters.

Tax Matters Agreement

DXC and HPE entered into a tax matters agreement that governs the parties’ respective rights, responsibilities and obligations with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Distribution and certain related transactions to qualify for their intended tax treatment), tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and assistance and cooperation in respect of tax matters.

The Tax Matters Agreement also imposes certain restrictions on CSC, DXC and its subsidiaries with respect to actions that could cause the Distribution and certain related transactions to fail to qualify for their intended tax treatment. Such restrictions include, without limitation, restrictions on share issuances, certain debt issuances, business combinations, transactions (other than the Merger) that would (when combined with certain other transactions or changes in ownership of DXC stock) have the effect of causing one or more persons to acquire stock (directly or indirectly) comprising 40% or more the vote or value of all outstanding shares of DXC stock, sales of assets, partial and full liquidations, the cessation of the active conduct of certain businesses, amendments of organizational documents, actions that affect the voting rights of DXC stock, share redemptions and repurchases, and certain other actions that could adversely affect the intended tax treatment of the Distribution and certain related transactions. The Tax Matters Agreement will provide special rules that allocate tax liabilities in the event the Distribution and certain related transactions fail to qualify for their intended tax treatment. In general, under the Tax Matters Agreement, each party is expected to be responsible for any taxes imposed on HPE or DXC that arise from (i) the failure of the Distribution, together with certain related transactions, to qualify as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Code, or (ii) the failure of certain other related transactions consummated in connection with HPE’s internal restructuring to qualify for their intended tax treatment, in each case, to the extent that the failure to so qualify is attributable to certain actions (or inactions) of, or certain events relating to, such party or certain persons related to such party. To the extent that the failure to qualify is not so attributable, such taxes will generally be the responsibility of HPE.

IP Matters Agreement

HPE, Hewlett Packard Enterprise Development LP (together with HPE, “HPE Grantors”) and DXC entered into an IP Matters Agreement in respect of certain intellectual property (including patents, trademarks and domain names) and certain technology (including software and related copyrights) used in the current conduct of the DXC business. Pursuant to the IP Matters Agreement, HPE Grantors will transfer to DXC patents, registered trademarks and registered copyrights, and applications for any of the foregoing, and domain names owned by the HPE Grantors or any other members of the HPE Group that are listed on exhibits to the IP Matters Agreement, and software, unregistered trademarks and trade secrets owned by the HPE Grantors or any other members of the HPE Group that are used exclusively in the current conduct of the DXC Business. Such transferred intellectual property will be transferred to DXC subject to any pre-existing (i) non-exclusive licenses and (ii) portfolio-wide patent cross-licenses or other commercial arrangements, in each case, that are granted in the ordinary course and are not material to the DXC business. HPE Grantors will also transfer to DXC certain specified agreements that grant third parties rights in such transferred intellectual property. DXC will grant back to the HPE Group a perpetual, nonexclusive, fully paid up, royalty-free, generally nontransferable and nonsublicensable license to the patents and patent applications included in such transferred intellectual property to conduct HPE’s retained businesses as conducted prior to the Distribution and natural evolutions thereof.

Transition Services Agreement

DXC and HPE entered into a transition services agreement pursuant to which HPE and its subsidiaries and DXC and its subsidiaries will provide, on an interim, transitional basis, various services to each other. The services that will be provided under the agreement will be described in service schedules attached to the agreement. The charges for the services will be determined on a cost-plus basis. The recipient will also pay any exit and stranded costs associated with the provision of services on a pro rata basis over the applicable service duration.

The Transition Services Agreement will terminate on the last date on which either party is obligated to provide any service to the other party, which will generally be up to nine months following the date of the Distribution. The recipient will have the opportunity to extend the duration of a particular service under the Transition Services Agreement for two extension periods of three months each, subject to specified exceptions. The provider or recipient of a particular service will generally be able to terminate that service prior to the scheduled expiration date in the event of the other party’s uncured material breach with respect to such service, and the recipient of a particular service may terminate such service for convenience, subject to a specified minimum notice period and, in the case of certain services, payment of any termination charges specified in the applicable service schedule. Termination is subject to the recipient’s payment of any unpaid exit and stranded costs and other termination costs payable by the provider solely as a result of the early termination.

The cumulative liability of each party under the Transition Services Agreement will be limited to the aggregate charges paid to such party in connection with the provision of the services to the other party under the agreement, except for such party’s liability with respect to payment of charges, breaches of confidentiality obligations, its gross negligence or willful misconduct, or third-party claims for which it is required to indemnify the other party. The agreement will include a waiver of any special, indirect, incidental, punitive or consequential damages, except where such damages arise from breaches of confidentiality obligations or in the case of gross negligence or willful misconduct.

Real Estate Matters Agreement

DXC and HPE entered into a Real Estate Matters Agreement pursuant to which HPE transferred to or shares with DXC certain leased and owned property, and DXC transferred to or shares with HPE certain leased and owned property. The Real Estate Matters Agreement describes the manner in which the specified leased and owned properties are transferred or shared.

Information Technology Services Agreement

DXC and HPE entered into an Information Technology Services Agreement pursuant to which DXC will provide information technology services to HPE. The charges for the services will generally be determined on a volumetric basis. Each year under the term of the agreement, HPE has agreed to a minimum annual revenue commitment.

The Information Technology Services Agreement will terminate on the fifth anniversary of the effective date of the agreement, unless earlier terminated by the parties in accordance with its terms. HPE will have the opportunity to extend the duration of the services under the agreement for two extension periods of up to one year each. HPE may terminate any service for convenience, subject to a specified minimum notice period and payment of any termination charges. DXC may only terminate the agreement upon HPE’s failure to cure HPE’s non-payment of undisputed charges owed under the agreement.

The Information Technology Services Agreement includes a waiver of any special, indirect, punitive or consequential damages and the cumulative liability of each party under the agreement will be limited to the aggregate charges paid to DXC for the 18 months prior to the month in which the most recent event giving rise to liability occurred, except, in each case, for such party’s liability with respect to fraud, willful misconduct, intentional tortious conduct, gross negligence, breaches of confidentiality obligations (except breaches related to HPE data, which are subject to a cumulative liability cap equal to 24 months’ charges), intellectual property infringement, certain third-party claims for which it is required to indemnify the other party, breaches of law by a party, damages related to bodily injury or tangible or real property damage, HPE’s payment obligations and DXC’s abandonment of the services.

Preferred Vendor Agreements

DXC and HPE entered into Preferred Vendor Agreements, pursuant to which HPE will (i) make available to DXC for purchase hardware products sold by HPE, and technology services provided by HPE and (ii) make available to DXC for purchase and license software products sold or licensed by HPE, and technology (including SaaS), support, professional and other services provided by HPE. The Preferred Vendor Agreements will require HPE to offer DXC pricing for these products and services that is equal to or better than that offered by HPE to similarly situated customers in the market.

The Preferred Vendor Agreements have a three-year term from the date of the Distribution, subject to early termination by HPE for convenience, subject to a specified minimum notice period, or in the event of a change of control of DXC or an uncured material breach.

Fiscal 2017 Related Party Transactions

Except for the Transactions with HPE described above, there have been no transactions since April 1, 2016, nor are there any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, which required the approval of the Nominating/Corporate Governance Committee under our interested transaction policy, and in which any related person had, has or will have a direct or indirect material interest and which is required to be disclosed under applicable SEC rules.

F.	EXECUTIVE OFFICERS

The following are our current executive officers:

Name	Age	Year First Elected as an Officer	Term as an Officer	Position Held with DXC as of the Filing Date	Family Relationship
J. Michael Lawrie	64	2017	Indefinite	Chairman, President and Chief Executive Officer	None
Paul N. Saleh	60	2017	Indefinite	Executive Vice President and Chief Financial Officer	None
William L. Deckelman, Jr.	59	2017	Indefinite	Executive Vice President, General Counsel and Secretary	None
Michael G. Nefkens	47	2017	Indefinite	Executive Vice President and General Manager, Regions & Industries	None
Stephen Hilton	47	2017	Indefinite	Executive Vice President, Global Delivery Organization	None
Joanne Mason	49	2017	Indefinite	Executive Vice President and Chief Human Resources Officer	None
Neil A. Manna	54	2017	Indefinite	Senior Vice President and Controller	None

Business Experience of Executive Officers

J. Michael Lawrie serves as Chairman, President and Chief Executive Officer of DXC. Mr. Lawrie joined CSC as President and Chief Executive Officer on March 19, 2012 and as a member of its Board of Directors in February 2012. On December 15, 2015, Mr. Lawrie was appointed chairman of the CSC Board of Directors. Prior to joining CSC, he served as the Chief Executive Officer of U.K.-based Misys plc, a leading global IT solutions provider to the financial services industry, from November 2006 to March 2012. Mr. Lawrie also served as the Executive Chairman of Allscripts-Misys Healthcare Solutions, Inc., from October 2008 to August 2010. From 2005 to 2006, Mr. Lawrie was a general partner with ValueAct Capital, a San Francisco-based private investment firm. He also served as Chief Executive Officer of Siebel Systems, Inc., an international software and solutions company, from 2004 to 2005. Mr. Lawrie also spent 27 years with IBM where he rose to Senior Vice President and Group Executive, responsible for sales and distribution of all IBM products and services worldwide. From 1998 to 2001, Mr. Lawrie was General Manager for IBM’s business in Europe, the Middle East and Africa, which included operations in 124 countries and 90,000 employees. Prior to that, Mr. Lawrie served as General Manager of Industries for IBM’s business operations in Asia Pacific, based in Tokyo. Mr. Lawrie is a Trustee of Drexel University, Philadelphia.

Paul N. Saleh serves as Executive Vice President and Chief Financial Officer of DXC. Mr. Saleh joined CSC as Vice President and Chief Financial Officer on May 23, 2012. Prior to joining CSC, Mr. Saleh served as the Chief Financial Officer of Gannett Co. from 2010 to 2012. Prior to his tenure at Gannett Co., from 2008 to 2010, Mr. Saleh was a Managing Partner at Menza Partners, an operational and financial advisory group focusing on media, telecommunications and technology industries. Prior to that, he served as Chief Financial Officer of Sprint Nextel Communications from 2001 to 2007 and as Interim Chief Executive Officer of Sprint Nextel until 2008. He served as Senior Vice President and Chief Financial Officer of Walt Disney International where he also held various other senior positions from 1997 to 2001.

William L. Deckelman, Jr. serves as Executive Vice President, General Counsel and Secretary of DXC. Mr. Deckelman served as Executive Vice President, General Counsel and Secretary of CSC since August 2014. Mr. Deckelman joined CSC in January 2008 and served as Vice President, General Counsel and Secretary from 2008 to 2012, and as Executive Vice President and General Counsel from 2012 to August 2014. Prior to joining CSC, Mr. Deckelman served as Executive Vice President and General Counsel of Affiliated Computer Services Inc., since March 2000, and served as a director from 2000 to 2003, holding various executive positions there since 1989.

Michael G. Nefkens serves as Executive Vice President and General Manager, Regions & Industries of DXC. Mr. Nefkens served as Executive Vice President and General Manager, Enterprise Services at Hewlett Packard Enterprise Company since 2015. Prior to that, Mr. Nefkens performed a similar role at Hewlett-Packard Co. (“HP Co.”) from December 2012 to November 2015, having been appointed to the role in an acting capacity in August 2012. Previously, Mr. Nefkens served as Senior Vice President and General Manager of Enterprise Services in the EMEA region at HP Co. from November 2009 to August 2012.

Stephen Hilton serves as Executive Vice President, Global Delivery Organization of DXC. Mr. Hilton served as the Executive Vice President and General Manager, Global Infrastructure Services of CSC since 2015. Prior to joining CSC, from 2006 to 2014, Mr. Hilton served as Managing Director and Chief Information Officer, Technology Infrastructure Services, and as Head of Corporate Real Estate & Services at Credit Suisse. Prior to his tenure at Credit Suisse, Mr. Hilton served from 2003 to 2006 in an Information Technology leadership role at JP Morgan Chase. Prior to that, from 1996 to 2003, Mr. Hilton worked at CSC as a service delivery executive, technical architect and business development/sales director and was based in London, Singapore and New York.

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Joanne Mason serves as Executive Vice President and Chief Human Resources Officer of DXC. Ms. Mason served as Chief Human Resource Officer and Vice President of CSC since March 2015. Ms. Mason joined CSC in March 2012 as Chief of Staff and Head of Change Management and Execution Office. Prior to joining CSC, from October 2006 to March 2012, Ms. Mason served as Chief of Staff and Operation Director at Misys plc. Ms. Mason previously served in various management roles at Zouk Capital from 2004 to 2006, Lendlease Group from 2002 to 2004 and Energis Communications Ltd. from 1999 to 2002.

Neil A. Manna serves as Senior Vice President and Controller of DXC. Mr. Manna served as Principal Accounting Officer, Vice President and Controller since joining CSC on August 16, 2016. Prior to joining CSC, he served as the Chief Accounting Officer and Senior Vice President of CA, Inc. from December 2008 to June 3, 2016. He served as Principal Accounting Officer and Vice President of Worldwide Accounting for RealNetworks, Inc. from July 2007 to November 2008. He served as the Chief Financial Officer of TimePlus Systems, LLC (formerly TimePlus, Inc.) from November 2005 to April 2007. From February 2000 to October 2005, he served as a Director of Finance for the Payroll Division of Intuit and Controller of Employee Matters, Inc. From July 1990 to February 2000 he served as the Principal Accounting Officer, Vice President of Finance, Controller and Treasurer of CHI Energy, Inc. He is a Certified Public Accountant and holds a Bachelor’s degree in Accounting and a Master’s degree in Business Administration.

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G.	EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Mukesh Aghi, Chair
Sachin Lawande
Julio A. Portalatin

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) is designed to discuss our executive compensation programs and policies for our most recently completed fiscal year. Since CSC was the accounting acquirer in the Merger, we have adopted CSC’s accounting policies, including CSC’s fiscal year, which ended most recently on March 31, 2017 (“Fiscal 2017”). Most of our current executive officers, including Mr. Lawrie, our Chief Executive Officer, come from CSC. For these reasons, and due to the timing of the consummation of the Merger on April 1, 2017, this CD&A discusses the Fiscal 2017 executive compensation program of CSC, focusing on the compensation of the following individuals who were executive officers of CSC on the last day of Fiscal 2017, prior to the Merger. These individuals are referred to as our “named executive officers” (“NEOs”).

Named Executive Officer and Current DXC Role	CSC Role on March 31, 2017
J. Michael Lawrie, Chairman, President and Chief Executive Officer	President and Chief Executive Officer
Paul N. Saleh, Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer
William L. Deckelman, Jr., Executive Vice President, General Counsel and Secretary	Executive Vice President, General Counsel and Secretary
Stephen J. Hilton, Executive Vice President, Global Delivery Organization	Executive Vice President, Global Infrastructure Services
James R. Smith, Executive Vice President, Customer Advocacy and Joint Ventures	Executive Vice President, Global Business Services

CSC’s compensation committee (the “CSC Committee”) and the CSC board of directors (the “CSC Board”) were responsible for CSC’s Fiscal 2017 executive compensation program, including the Fiscal 2017 compensation decisions and the factors considered in making those decisions as described in this CD&A.

Following the Merger, we formed our Compensation Committee which is responsible, along with our Board, for our executive compensation program. We expect to maintain the same general framework of CSC’s executive compensation program for our fiscal year ending March 31, 2018 (“Fiscal 2018”). Our Compensation Committee and Board have approved the following target compensation levels for our Chief Executive Officer, Chief Financial Officer, and three other executive officers who are expected to be our most highly compensated executive officers for Fiscal 2018 based on target compensation opportunities, including increases over Fiscal 2017 target compensation levels for certain officers corresponding to the greater scope and responsibility of their roles with the new combined entity:

			Fiscal 2018
		Fiscal 2018 Target	Target Long
Executive Officer	Fiscal 2018 Base Salary	Annual Incentive Opportunity (as a % of Base Salary)	Term Incentive Opportunity (as a % of Base Salary)
J. Michael Lawrie, Chairman, President and Chief Executive Officer	$1,250,000	200%	850%
Paul N. Saleh, Executive Vice President and Chief Financial Officer	$720,000	110%	400%
Michael G. Nefkens, Executive Vice President & General Manager, Regions & Industries	$720,000	125%	500%
Stephen Hilton, Executive Vice President, Global Delivery Organization	$700,000	110%	350%
William L. Deckelman, Jr., Executive Vice President, General Counsel and Secretary	$600,000	110%	250%

Our Fiscal 2018 executive compensation program will be discussed in greater detail in the proxy statement we file for our 2018 annual meeting of stockholders.

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EXECUTIVE SUMMARY

CSC’s executive compensation programs were designed to reflect its “pay for performance” philosophy and provide its executives with appropriate incentives to manage CSC in the stockholders’ interests. The CSC Committee reviewed CSC’s compensation policies and practices each year to ensure that the programs provided its executives with an appropriate mix of market-competitive compensation opportunities.

As explained in more detail below, the CSC Committee considered a number of factors in setting Fiscal 2017 compensation opportunities for the NEOs, with an emphasis on continuation of the transformation that was begun by Mr. Lawrie and his senior management team in CSC’s 2013 fiscal year. Consistent with that strategy, the CSC Committee generally maintained the focus on increasing profitability and stockholder value and retained the same basic structure of the executive compensation program as it used in CSC’s fiscal year ended April 1, 2016 (“Fiscal 2016”).

Approval of CSC’s Fiscal 2016 Executive Compensation on an Advisory Basis

At CSC’s most recent annual meeting of stockholders, held on August 10, 2016, approximately 80.7% of the votes cast (excluding abstentions and broker non-votes) voted on an advisory basis to approve CSC’s executive compensation program for Fiscal 2016. The CSC Committee considered the results of this advisory vote in maintaining the same overall design of the Fiscal 2017 executive compensation program described below.

Double-Trigger Vesting of Long Term Incentive Awards

To better reflect evolving corporate governance best practices and stockholder preferences, the Fiscal 2017 long-term incentive awards that CSC granted to the NEOs in May 2016 were designed to provide for partial double-trigger vesting upon a change in control, meaning only a portion of the awards would automatically vest upon a change in control following the grant date, and the remaining portion would vest only if the award recipient experienced a qualifying termination of employment on or following the change in control. The Merger was a change in control for purposes of outstanding CSC long-term incentive awards, including the Fiscal 2017 awards, and the impact of the Merger on the awards is described below under “Effect of Merger on Outstanding CSC Equity Awards.”

The Fiscal 2018 long-term incentive awards that we granted to our executive officers in May 2017 provide only for double-trigger vesting upon a change in control, meaning no portion of the awards will vest upon a change in control following the grant date unless the award recipient experiences a qualifying termination of employment on or following the change in control.

Merger-Related Compensation Actions

Prior to the Spin-Off on March 31, 2017 and Merger on April 1, 2017, Everett was a wholly owned subsidiary of HPE. Prior to the Spin-Off and Merger, Everett and HPE adopted and approved new employee and equity incentive plans that will allow us to continue to grant equity and cash-based incentive awards to our eligible employees and directors, to better align their interests with those of our stockholders. These plans have terms that are substantially similar to the terms of the CSC equity incentive plans in effect prior to the Merger. We are asking our stockholders to approve the material terms of the performance goals under our employee equity incentive plan at the 2017 Annual Meeting, in order to allow future awards under the plan to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, as discussed in Proposal 5 above.

In anticipation of the Merger, in August 2016, the CSC Committee adopted a new compensation peer group for use in assessing the competitiveness of future compensation levels of our executive officers following the Merger. Our Compensation Committee also reviewed and approved the new peer group following the Merger. The new peer group is discussed below under “Review of Market Compensation Data.”

Prior to the Merger, CSC and Mr. Lawrie agreed to extend the term of Mr. Lawrie’s employment agreement and, following the Merger, we agreed with Mr. Lawrie to make certain other changes to his employment agreement and his incentive compensation opportunities thereunder, as described below under “Mr. Lawrie’s Employment Agreement.”

In connection with the Merger, we also adopted our own severance plan and policy, our own nonqualified deferred compensation plan, and our own equity grant policy, securities transaction policy, executive stock ownership policy and compensation clawback policy, that in each case are modeled upon and substantially similar to the corresponding plans and policies maintained by CSC prior to the Merger. Like CSC, we do not provide for any 280G excise tax gross-up for any compensation or benefits payable to any executive officer upon a change in control. These plans and policies are described below, under “Other Executive Compensation,” “Additional Compensation Policies” and elsewhere throughout the CD&A.

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2017 Annual Incentive Awards

None of our NEOs received an annual incentive payout under the legacy CSC Employee Incentive Compensation Plan (“EICP”) for Fiscal 2017 due to CSC’s failure to achieve 80% of its Operating Income target for Fiscal 2017.

Fiscal 2017 Transaction Success Bonus

In order to recognize and reward their efforts and leadership in executing the Merger, our compensation committee approved discretionary transaction success bonuses to certain key executives following the Merger, including Messrs. Lawrie, Saleh and Deckelman. See “Fiscal 2017 Transaction Success Bonus,” below.

FISCAL 2017 DIRECT COMPENSATION

Total Direct Compensation

The following chart summarizes the characteristics and primary purpose of each element of CSC’s Fiscal 2017 executive compensation program. We expect our executive compensation program to have the same characteristics and purposes going forward. The first three of these elements comprise “Total Direct Compensation.”

Compensation Element	Characteristics	Primary Purpose
Base Salary	Annual fixed cash compensation.	Provide a fixed amount of cash compensation based on individual performance, experience, skills, responsibilities and competitive pay levels.
Annual Cash Incentives	Annual variable cash compensation determined by company financial performance, attainment of strategic objectives, and individual performance.	Motivate and reward the achievement of annual financial and other operating objectives and individual performance that drive stockholder value over time.
Long-Term Incentives	Long-term equity awards generally granted annually as a combination of stock options, time-based restricted stock units and/or Performance Share Units.	Motivate and reward profitable growth and increase in share price over time and align with stockholders. Align pay with company performance over multi-year overlapping performance cycles.
Post-Employment Benefits	Retirement and deferred compensation plans and “career” equity awards.	Offer competitive retirement compensation designed to attract and retain mid- and late- career senior executives.
Severance/Change-in-Control	Contingent short-term compensation.	Provide assurance of short-term compensation continuity to allow executives to remain focused on stockholder interests in a dynamic environment.
Perquisites and Benefits	Limited perquisites and health and welfare benefits.	Provide business-related benefits consistent with competitive practice to enhance executive work efficiency.

The CSC Committee made decisions regarding each element of Total Direct Compensation for Fiscal 2017, and our Compensation Committee will make these decisions under our executive compensation program going forward. Because CSC’s focus was on performance, the CSC Committee did not consider aggregate amounts earned or benefits accumulated by an executive from prior service with CSC as a significant factor in making compensation decisions, nor do we expect our Compensation Committee to consider such amounts or benefits going forward. To assess the competitiveness of the Total Direct Compensation opportunity and each of its components (base salary, annual cash incentives, and long-term incentives) for the CEO and other NEOs, these components were compared to the market median for similarly situated executives in companies against which CSC competed for executive talent. Please see “Compensation Framework — Review of Market Compensation Data” below for a discussion of CSC’s peer group and other data used to assess the competitive market for Fiscal 2017, as well as our new peer group that will be used for similar comparisons going forward.

The market competitiveness of CSC’s pay opportunities was just one factor that the CSC Committee reviewed in evaluating CSC’s executive compensation programs. Additional factors could include CSC’s performance (including its transformation strategy and management performance in executing that strategy) and individual factors such as an employee’s level of responsibility, experience, succession prospects and individual performance. We expect our Compensation Committee to review similar factors in evaluating our own executive compensation program going forward.

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Mr. Lawrie’s Employment Agreement. Mr. Lawrie joined CSC in March 2012, and his annual compensation opportunity was governed by his employment agreement. Pursuant to the employment agreement, CSC agreed to employ Mr. Lawrie as its President and Chief Executive Officer through March 31, 2017 at a minimum annual base salary of $1,250,000 and an annual bonus with a target opportunity of 150% of base salary and a maximum amount of 300% of base salary. In respect of each fiscal year which commenced during the term of his employment agreement, Mr. Lawrie also would receive time-vesting stock options with an aggregate value equal to 280% of base salary and performance share units with an aggregate value of 420% of base salary, in each case on terms and conditions that were generally consistent with those applicable to awards granted to other senior executive officers of CSC. The employment agreement also provided for severance benefits described below. Finally, Mr. Lawrie generally was eligible to participate in CSC’s employee benefits plans on the same basis as all other executives. Mr. Lawrie reported directly to the CSC Board, and his salary and target incentive were subject to annual review and increase by the CSC Board.

In August 2016, the CSC Board extended Mr. Lawrie’s employment term for an additional 12 months, until March 31, 2018. In March 2017, prior to the Merger, the CSC Board again extended Mr. Lawrie’s employment term for an additional 12 months, until March 31, 2019.

In connection with the Merger and Mr. Lawrie becoming our President and Chief Executive Officer, we assumed Mr. Lawrie’s employment agreement from CSC. In order to reflect the greater scope and responsibility of his role with the new combined entity, we amended the employment agreement to increase Mr. Lawrie’s target annual bonus opportunity from 150% to 200% of base salary and his maximum annual bonus opportunity from 300% to 400% of base salary. We also amended the employment agreement to increase the combined aggregate value of his long-term incentive awards from 700% to 850% of base salary and gave our Compensation Committee the ability to determine the mix of awards (options, PSUs or time-vested restricted stock units). These changes to Mr. Lawrie’s employment agreement go into effect starting with Fiscal 2018.

Base Salary

General. Under the CSC executive compensation program, base salary was the only fixed component of each NEO’s compensation and constituted a small percentage of Total Direct Compensation, and is expected to play the same role in our executive compensation program going forward. Base salary was determined by the level of responsibility assumed by an executive, experience, performance and competitive pay practices. Base salary adjustment decisions also considered promotions, changes in responsibilities, performance, succession prospects, CSC merit pay budgets and market trends. At the beginning of each fiscal year, the CSC Committee reviewed the base salary for each NEO and determined base salary adjustments, if any. The CSC Committee considered how base salary adjustments affected annual cash incentive opportunities and long-term incentive grant values, as both were defined as a percentage of base salary. We expect our Compensation Committee to consider similar factors and follow a similar process to determine NEO base salaries going forward.

Fiscal 2017 Base Salaries. For Fiscal 2017, the CSC Committee maintained the same base salaries as in effect during Fiscal 2016 for each of the NEOs. The following table presents the Fiscal 2017 annualized and actual base salaries for each of the NEOs and the percentage the actual base salary represents in Target Total Direct Compensation.

			Percentage
	Annualized	Actual	of Target
	Fiscal 2017	Fiscal 2017	Total Direct
Named Executive Officer	Base Salary	Base Salary	Compensation
J. Michael Lawrie	$1,250,000	$1,250,000	11%
Paul N. Saleh	$700,000	$700,000	17%
William L. Deckelman, Jr.	$539,700	$539,700	22%
Stephen J. Hilton	$650,000	$650,000	20%
James R. Smith	$650,000	$650,000	20%

Annual Incentive Compensation

CSC provided short-term incentive compensation under the Employee Incentive Compensation Plan (“EICP”), an annual cash bonus plan designed to take into account a variety of factors, including CSC financial performance, the achievement of CSC’s strategic objectives, client satisfaction and the NEO’s individual performance. Awards under the EICP therefore were directly linked to CSC and individual performance. The CSC Committee established the performance goals, target awards and other terms of the EICP for Fiscal 2017 prior to the Merger, and our Compensation Committee was responsible for certifying the results and approving any payouts for the Fiscal 2017 awards after the Merger. We expect to maintain a similar overall design for the EICP going forward, with a continuing emphasis for our NEOs on increasing profitability, revenue and customer satisfaction and achieving individual performance goals.

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Target EICP Awards. The CSC Committee established a target award percentage for each NEO, representing a percentage of base salary, and an associated target award value. Each NEO’s target award value was established in consideration of market practices, individual scope of responsibility and expected contribution. The table below reflects the Fiscal 2017 target award percentage, the corresponding target award value, and the target award value as a percentage of target Total Direct Compensation for each NEO. For Fiscal 2017, the CSC Committee maintained the same target award opportunities (as a percentage of base salary) as in Fiscal 2016 for each of the NEOs.

			Percentage
	Target		of Target
	EICP	Target EICP	Total Direct
Named Executive Officer	Percentage	Value	Compensation
J. Michael Lawrie	150%	$1,875,000	16%
Paul N. Saleh	100%	$700,000	17%
William L. Deckelman, Jr.	100%	$539,700	22%
Stephen J. Hilton	100%	$650,000	20%
James R. Smith	100%	$650,000	20%

How the CSC EICP Worked. EICP awards were earned based on performance relative to targeted financial (Operating Income and Revenue) goals, weighted 60%; strategic objectives, weighted 20%; and customer satisfaction objectives, weighted 20%, and were subject to further discretionary modification for individual performance. The CSC Committee gave prominent weight to client satisfaction as a performance measure to help foster a client-focused, metric-driven culture within CSC. For Fiscal 2017, the CSC Committee eliminated free cash flow as a financial goal for the EICP and instead added it to the Fiscal 2017 PSU grants as described below.

In order to emphasize profitability, CSC was required to achieve at least 80% of its consolidated segment operating income (“Operating Income”) goal before any EICP payments were made. In addition, assuming this threshold level was achieved, the percentage achievement of the Operating Income goal also served as a multiplier or “funding factor” which was applied to the percentage achievement of the EICP financial metrics as a whole to determine the overall score for the financial metrics portion of the EICP, up to a maximum of 200%.

Weighted financial metric performance (as adjusted by the Operating Income funding factor), plus weighted strategic metric performance, plus weighted customer satisfaction metric performance determined the initial payout score, which was then adjusted for individual performance and multiplied by an NEO’s target award to reach the final EICP payout amount.

Special rules applied for executives who were subject to Section 162(m) of the Internal Revenue Code (“Section 162(m)”). If CSC achieved 80% of its Operating Income goal for the year, each executive subject to Section 162(m) became eligible to receive the maximum possible EICP payout. However, to ensure the EICP operated the same way for all executives, the CSC Committee could then exercise “negative discretion” to reduce the executive’s EICP payment based on actual performance with respect to the financial and other metrics described in this section.

Fiscal 2017 Financial Metrics. All NEOs were measured against CSC financial performance. CSC management recommended specific targets for financial measures, which were reviewed and approved by the CSC Committee and the CSC Board. The table below describes the CSC financial measures, weightings and goals used in determining the Fiscal 2017 EICP awards for the NEOs.

			Fiscal 2017
Financial Measures			Financial Targets
(Weightings)		Purpose	(in millions)
“Sell and Bill” Revenue (40%)	[1]	Primary measure of growth which requires expansion of current business, capture of new business and conversion into a revenue stream.	$8,401
Operating Income* (60%)	[2]	Key component of profitability that reflects revenue growth, investments, cost takeout and operational efficiencies.	$1,013

* Operating Income must be at least 80% of target for any NEO to receive any EICP payment.

1	CSC defined “Sell and Bill” Revenue as revenue sold and billed during the fiscal year by CSC, as determined under GAAP, including intercompany revenues only to the extent this complied with CSC’s accounting principles and excluding backlog.

2	CSC defined Operating Income as revenue less costs of services, depreciation and amortization expense, restructuring costs and segment selling, general and administrative (“SG&A”) expense, and as excluding corporate G&A, actuarial and settlement charges related to CSC’s pension and other postemployment benefit (“OPEB”) plans, SEC settlement related charges, separation costs, and debt extinguishment costs.

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Financial Metric Performance Scale. For Fiscal 2017, the CSC Committee established the following scales of “payout percentages” to assess performance against the financial goals described above, including for purposes of determining the Operating Income funding factor applicable to the financial metrics. In prior years, the same performance scale applied to all financial measures equally. For Fiscal 2017, the CSC Committee developed separate performance scales for the Operating Income and revenue goals, respectively, with a steeper curve for the revenue performance scale starting at 90% achievement in order to drive sales.

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Fiscal 2017 Strategic and Customer Satisfaction Metrics. CSC management also recommended a set of strategic objectives for review and approval by the CSC Committee and the CSC Board. These objectives were intended to emphasize critical components of CSC’s transformation strategy, including a cost takeout program, rationalizing the business around certain core segments, improving operating margins, improving cash flow, improving profitability, advancing CSC’s strategy to provide “next gen” services through leveraging CSC’s capabilities with strategic partners, completing strategic acquisitions, enhancing the skill sets of employees through new leadership and training, returning cash to stockholders and improving client satisfaction.

For the customer satisfaction metric, the CSC Committee generally established the customer responses to its prior year survey as a baseline, and set improvement goals over that baseline for CSC as a whole and for specific business units and regions. CSC used the Net Promoter Score (“NetPS”) system to evaluate customer satisfaction. No payouts of the customer satisfaction component were made unless at least 50% of CSC’s solicited customers responded to the survey.

Annual Incentive Compensation: Fiscal 2017 Results

At the end of Fiscal 2017, our Compensation Committee reviewed CSC’s financial performance against the applicable performance measures and determined that CSC failed to achieve at least 80% of the Fiscal 2017 Operating Income target. As a result, none of the NEOs were entitled to receive an EICP payment for Fiscal 2017.

Fiscal 2017 Transaction Success Bonus

Our Compensation Committee, in recognition of the efforts and leadership demonstrated by our executive team during Fiscal 2017 toward the successful completion of the Merger, awarded discretionary transaction success bonuses to certain key executives who contributed directly to the success of the Merger as follows: to Mr. Lawrie, $3,750,000 (200% of Mr. Lawrie’s target EICP award for Fiscal 2017); to Mr. Saleh, $1,400,000 (200% of Mr. Saleh’s target EICP award for Fiscal 2017); and to Mr. Deckelman, $539,700 (100% of Mr. Deckelman’s target EICP award for Fiscal 2017).

The Compensation Committee took into consideration the following factors in determining the transaction success bonuses described above:

•	Successful execution on a multi-year transformation strategy that has generated significant value for our stockholders and has positioned the Company as the world’s leading independent, end-to-end IT services company

•	Significant efforts by the Company’s key executives, led by our CEO, in completing the transaction while, at the same time, successfully running the day-to-day operations of CSC to deliver ongoing value to our customers and stockholders

•	Transaction success awards made by other comparably sized and oriented companies in the market as identified by the Compensation Committee’s independent compensation consultant

Long-Term Incentive Compensation

General. Under the CSC executive compensation program, long-term incentive (“LTI”) compensation was the largest component of executive compensation for the NEOs, and is expected to be the largest component of our executive compensation program going forward. For Fiscal 2017, CSC’s regular cycle LTI awards consisted of grants of service-vested stock options (“Stock Options”), weighted 40%, and PSUs with a three-year performance cycle, weighted 60%. At the beginning of each fiscal year, the CSC Committee established a target LTI grant value for each NEO, expressed as a percentage of base salary, and the relative mix of award types. Individual target LTI grant values were determined in light of market practices, and actual award levels reflected individual performance and succession considerations. We expect our Compensation Committee to follow a similar process going forward, but with a mix of award types for our NEOs that favors time-based restricted stock units over stock options for future grants.

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Fiscal 2017 LTI Target Percentage. The following table presents the Fiscal 2017 target LTI grant values for CSC’s regular-cycle LTI awards, the target LTI percentage and long-term incentives as a percentage of target total direct compensation for each NEO. The LTI target opportunities for each NEO were the same in Fiscal 2017 as in Fiscal 2016.

Named Executive Officer	Annualized Base Salary	Target LTI Percentage	Target LTI Value	Percentage of Target Total Direct Compensation
J. Michael Lawrie	$1,250,000	700%	$8,750,000	74%
Paul N. Saleh	$700,000	400%	$2,800,000	67%
William L. Deckelman, Jr.	$539,700	250%	$1,349,250	56%
Stephen J. Hilton	$650,000	300%	$1,950,000	60%
James R. Smith	$650,000	300%	$1,950,000	60%

Stock Options. Under the CSC executive compensation program, Stock Options (comprising 40% of each NEO’s target LTI award) were designed to provide value to CSC’s executives only if the market value of CSC’s common stock appreciated over time. The exercise price for each Stock Option was the closing price of CSC’s common stock on the grant date. One-third of the Stock Options were originally scheduled to vest and become exercisable on each of the first three anniversaries of the grant date. In connection with the Merger, outstanding Stock Options vested in whole or in part and were converted into new awards with respect to our common stock as described in “Effect of Merger on Outstanding CSC Equity Awards,” below. In light of evolving corporate governance best practices and stockholder preferences, we expect to replace options with time-vested restricted stock units for our NEOs going forward.

Performance Share Units. Under the CSC executive compensation program, PSUs (comprising 60% of each NEO’s target LTI award) were designed to provide an opportunity for CSC’s executives to earn CSC common stock if targeted performance goals were met over a three-year performance period. Performance was designed to be measured based on CSC’s EPS (75% weighting) and free cash flow (FCF, 25% weighting). The CSC Committee believed that EPS, aside from being a key measure of stockholder value, served as the best measure of performance and profitability in light of CSC’s multi-year transformation strategy. The CSC Committee added FCF as a performance measure for the Fiscal 2017 PSU awards in order to promote cash flow generation, improvements in working capital and reduction in capital intensity. The EPS and FCF metrics were designed to be measured and paid out independent of each other, i.e., payout may result for one metric but not the other. The awards were also designed to provide for partial (up to 25% per year) early vesting in years 1 and 2 of the three-year performance cycle based on early achievement of EPS and FCF performance goals in those years, although final vesting and settlement remained subject to the NEO’s continued employment through the end of the three-year performance period. In connection with the Merger, outstanding PSU awards, including Fiscal 2017 PSUs, vested in whole or in part and were converted into new awards with respect to our common stock as described in “Effect of Merger on Outstanding CSC Equity Awards,” below. We expect to maintain a similar design, including the EPS and FCF performance metrics and relative weightings, for the PSUs going forward.

Fiscal 2017 Long-Term Incentive Awards. The Fiscal 2017 target award value and the number of shares granted for each element of CSC’s regular-cycle LTI compensation for each NEO is set forth in the table below.

Fiscal 2017 Regular-Cycle Long-Term Incentive Awards

	Target	Stock Options		Performance Share Units
	Long-Term	Target Award	Stock	Target Award	Target
Named Executive Officer	Incentives	Value	Options	Value	Share Units
J. Michael Lawrie	$8,750,000	$3,500,000	403,691	$5,250,000	156,763
Paul N. Saleh	$2,800,000	$1,120,000	129,181	$1,680,000	50,164
William L. Deckelman, Jr.	$1,349,250	$539,700	62,249	$809,550	24,173
Stephen J. Hilton	$1,950,000	$780,000	89,965	$1,170,000	34,936
James R. Smith	$1,950,000	$780,000	89,965	$1,170,000	34,936

In accordance with CSC’s Equity Grant Policy, the target award values listed in the table above generally differ from the award values listed in the Summary Compensation Table. In order to determine the number of stock options to award, the target grant value for options was divided by the fair market value of an option determined by using the average closing price of CSC stock for the three-month period ending on the grant date and the Black Scholes option pricing model. The number of shares underlying the PSUs was also calculated by dividing the target grant value by the average closing price of CSC stock for the three-month period ending on the grant date. This method was employed to reduce the impact of stock price spikes, either positive or negative, when determining the number of shares underlying these awards. In contrast, the grant values in the Summary Compensation Table are determined using the grant date closing price, and the grant values for the PSUs in the Summary Compensation Table are based on the probable achievement of the performance goals at the time of grant.

Fiscal 2017 Target Total Direct Compensation

The chart below displays the value of each element of Fiscal 2017 target Total Direct Compensation described above for the NEOs.

Named Executive Officer	Base Salary	Target Annual Cash Incentives	Target Regular- Cycle LTI Grant Value	Target Total Direct Compensation
J. Michael Lawrie	$1,250,000	$1,875,000	$8,750,000	$11,875,000
Paul N. Saleh	$700,000	$700,000	$2,800,000	$4,200,000
William L. Deckelman, Jr.	$539,700	$539,700	$1,349,250	$2,428,650
Stephen J. Hilton	$650,000	$650,000	$1,950,000	$3,250,000
James R. Smith	$650,000	$650,000	$1,950,000	$3,250,000

Fiscal 2017 Retention Award

In May 2016, the CSC Committee approved retention awards to certain key employees whom it viewed as crucial to the future success of CSC, including an award for Mr. Smith in the amount of $200,000. The CSC Committee also considered the fact that Mr. Smith did not receive an EICP payment for Fiscal 2016 in deciding to grant him an award and in determining the size of his award. Half of Mr. Smith’s retention award was paid in cash, subject to a clawback if Mr. Smith resigned or was terminated for cause within one year after the grant date, and the remaining half was paid in the form of RSUs vesting on the first anniversary of the grant date.

In addition, Mr. Hilton was entitled to receive a guaranteed bonus for Fiscal 2016 pursuant to the terms of his offer letter from CSC in the amount of $325,000, half of which was paid in cash and the other half in the form of service-based RSUs scheduled to vest on the first anniversary of the grant date, to align with the terms of the Fiscal 2017 retention awards granted to Mr. Smith and certain other executives. The RSU portion of Mr. Hilton’s guaranteed bonus was granted during Fiscal 2017 and is reported accordingly in the Summary Compensation Table and Grants of Plan-Based Awards Table below.

Effect of Merger on Outstanding CSC Equity Awards

Because the Merger constituted a change in control for purposes of outstanding CSC equity awards, the awards (including awards held by the NEOs) received accelerated vesting upon the Merger in whole or in part and were adjusted in accordance with their terms as described below.

Adjustment of Options: All stock options granted by CSC before Fiscal 2017 and 33% of the Fiscal 2017 stock options granted by CSC in May 2016 vested upon the Merger and were converted into the same number of stock options with respect to shares of our common stock, with the same exercise price and other terms and conditions as before the Merger. The remaining 67% of the stock options granted by CSC in May 2016 were converted upon the Merger into a number of time-based restricted stock units (“RSUs”) with respect to our common stock with a value equal to the accounting value of the options at the time of the Merger and which continue to vest in substantially equal parts in May 2018 and May 2019, subject to continued employment. The remaining RSUs receive accelerated vesting in the event of a qualifying termination of employment after the Merger.

Adjustment of Time-Based RSUs: All time-based RSUs (including Career Shares) granted by CSC before Fiscal 2017 and 50% of Fiscal 2017 time-based RSUs (including Career Shares) granted by CSC in May 2016 vested upon the Merger. The remaining 50% of the time-based RSUs granted by CSC in May 2016 were converted upon the Merger into the same number of time-based RSUs with respect to our common stock and continue to vest in accordance with their original vesting schedules, subject to continued employment. The remaining RSUs receive accelerated vesting in the event of a qualifying termination of employment after the Merger.

Adjustment of PSUs: The regular-cycle target PSUs granted by CSC before Fiscal 2017, the organizational health component of Mr. Lawrie’s December 2015 retention PSU award and 50% of the target PSUs granted by CSC in May 2016 vested upon the Merger. The remaining 50% of the Fiscal 2017 target PSUs granted by CSC in May 2016 were converted upon the Merger into the same number of time-based RSUs with respect to our common stock and continue to vest in substantially equal parts in May 2018 and May 2019, subject to continued employment. The financial component of Mr. Lawrie’s December 2015 retention PSU award and the December 2015 retention PSUs awarded to the other NEOs provided for continued vesting following the Merger based on CSC’s predicted EPS for Fiscal 2018 (if the EPS trend as of the Merger were to continue through the end of Fiscal 2018). Following the Merger, our Compensation Committee determined that, had CSC’s EPS trend as of the Merger continued through the end of Fiscal 2018, CSC’s EPS would have equaled or exceeded the performance goal for 100% vesting of the December 2015 retention PSUs, which was set at $3.03 per share.

As a result, 100% of the financial component of Mr. Lawrie’s December 2015 retention PSU award and the December 2015 retention PSUs awarded to the other NEOs were converted into the same number of time-based RSUs with respect to our common stock and will continue to vest through December 2018 in accordance with their original vesting schedules, subject to continued employment. The remaining RSUs receive accelerated vesting in the event of a qualifying termination of employment after the Merger.

Compensation Decisions After the End of Fiscal 2017

Because the awards described below were granted in Fiscal 2018, they are not presented in the Summary Compensation Table or the tables that follow; however, they will be presented in these tables in next year’s proxy statement if each executive remains an NEO.

Fiscal 2018 Officer Retention Grants. While the multi-year transformation strategy has transformed the Company and created tremendous value for stockholders, it also results in uncertainty for our employees as the Company combines with another large organization. Accordingly, following the Merger, our Compensation Committee determined it was appropriate to grant retention awards to certain officers who are critical to the future success of the Company, including Messrs. Saleh, Deckelman and Hilton. The retention awards were granted in the form of time-vesting RSUs in the following values: for Mr. Saleh, $1,440,000; for Mr. Deckelman, $1,200,000; and for Mr. Hilton, $1,400,000. The RSUs vest in equal thirds on the first three anniversaries of the grant date, subject to the executive’s continued employment.

CEO Supplemental Equity Award. In recognition of the criticality of retaining and appropriately motivating our CEO, who is the architect of the Company’s transformation strategy, in May 2017, after the end of Fiscal 2017, our Compensation Committee approved a supplemental equity award for Mr. Lawrie with a value of $15,000,000. The value of the award was determined by the Compensation Committee after taking into consideration market data provided by the Committee’s independent compensation consultant. The award is intended to further align Mr. Lawrie’s interests with realizing multi-year financial commitments made to our stockholders in connection with the formation of the Company. The supplemental equity award was granted in the form of performance-vesting restricted stock units (“PSUs”) that vest contingent on the attainment of challenging, three-year (fiscal year 2020) EPS growth objectives as follows:

Portion
of Award
FY2020 EPS Attainment	that Vests
$9.50 or greater	100%
$9.00 to $9.49	80%
$8.75 to $8.99	60%
< $8.75	0%

Fiscal 2018 Recognition and Retention Awards. In May 2017, after the end of Fiscal 2017, our Compensation Committee also approved certain recognition and retention awards in order to recognize and retain key employees who are critical to the future success of the Company. Messrs. Hilton and Smith each received such an award, with a value in each case of $487,500. Our Compensation Committee considered the fact that the executives did not receive an EICP payment for Fiscal 2017 in making the decision to grant the awards and in determining the amount of each award. The award amount for Messrs. Hilton and Smith was equal to .75x of each executive’s target EICP award for Fiscal 2017. Half of each retention award was paid in cash, subject to a clawback if the executive resigns or is terminated for cause within one year after the grant date, and the remaining half was granted in the form of RSUs vesting on the first anniversary of the grant date, subject to the executive’s continued employment.

OTHER EXECUTIVE COMPENSATION

Post-Employment Benefits

Retirement Plans. The CSC Committee viewed retirement benefits as an important component of CSC’s executive compensation program. As such, CSC offered its employees, including its NEOs, a retirement program that provided the opportunity to accumulate retirement income. CSC periodically reviewed its benefits program against its peer group and aimed for the program to be competitive. In connection with the Merger, we assumed CSC’s retirement plans and expect to continue to offer a competitive retirement program going forward.

Retirement Plans
Matched Asset Plan (“MAP”)	Broad-based, qualified, defined contribution 401(k) plan with company match on a portion of employee contributions and directed investment alternatives.
Deferred Compensation Plan	Unfunded plan offered to a select group of management or highly compensated employees. Allows participants to defer receipt of incentive compensation and salary. Additional details can be found under “Fiscal Year 2017 Nonqualified Deferred Compensation” below.

Career Shares. CSC granted Career Shares in the form of RSUs to a select, limited number of key executives. The CSC Committee believed that the Career Share program was a valuable compensation tool for attracting and retaining mid-career executive talent. Once vested, delivery of shares was designed to commence at retirement and be spread ratably in 10 annual installments following retirement, thereby continuing to tie a portion of the executive’s post-retirement income to share value and promoting long-term alignment with stockholder interests. The Career Share program replaced CSC’s Supplemental Executive Retirement Plan which was frozen in 2009 and transferred to CSRA, Inc. in connection with the CSRA spinoff in 2015. The Career Share program is closed to new executives but we expect to continue to offer the program to our executives who participated in the program with CSC prior to the Merger. At the beginning of Fiscal Year 2017, each of the NEOs other than Mr. Hilton received Career Share grants in an amount equal to 25% of their Fiscal 2016 base salary and EICP payout for Fiscal 2016. Mr. Lawrie’s and Mr. Saleh’s Career Shares were scheduled to fully vest at age 62 (subject to continued employment), or at or after age 55 with at least five years of continued employment. As a grandfathered participant who entered the program prior to June 2012, Mr. Deckelman’s Career Shares were scheduled to fully vest upon him reaching age 65, or age 55 or older with at least 10 years of service. Since he entered the program after June 2012, Mr. Smith’s Career Shares provided for 50% vesting upon reaching age 55 with five years of service, and additional vesting in 10% increments for each additional year of service beyond five years, with full vesting at age 62. Mr. Hilton did not receive any Career Shares since he was hired by CSC after the Career Share program was closed. As a result of the Merger, each NEO’s outstanding Career Shares received accelerated vesting in whole or in part as described under “Effect of Merger on Outstanding CSC Equity Awards,” above.

Severance and Change in Control Compensation

In order to offer competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals, CSC offered certain post-employment benefits to a select group of executive officers, including its NEOs. The CSC Severance Plan for Senior Management and Key Employees (the “Severance Plan”) provided “double trigger” income and benefits continuity protection to the executive for the limited case in which the employment of the executive officer was terminated by CSC without cause or by the executive for good reason during a specified window of time following a change in control. The Severance Plan was intended to preserve executive productivity and encourage retention during an actual or potential change in control of CSC. CSC believed the importance of these benefits increased with the position and level of responsibility of the executive. The Merger constituted a change in control for purposes of the Severance Plan, which means that CSC executives (including the NEOs) who participated in the plan prior to the Merger and whose employment with us is terminated following the Merger under the circumstances set forth in the plan will be entitled to receive the severance benefits set forth in the plan.

CSC also maintained an Executive Officer Severance Policy (the “Severance Policy”) to provide severance benefits in the discretion of the CSC Committee and CSC’s CEO to certain executives whose employment with CSC was terminated by CSC without cause in situations not involving a change in control. The Severance Policy covered those executives reporting directly to CSC’s CEO who were Section 16 officers. An executive who resigned from CSC was not entitled to benefits under the Severance Policy.

In connection with the Merger, we adopted our own severance plan and severance policy for periods following the Merger, with terms that are substantially similar to the terms of the CSC Severance Plan and Severance Policy.

Mr. Lawrie did not participate in the Severance Plan, nor was he covered under the Severance Policy. Instead, CSC entered into an employment agreement with Mr. Lawrie that provided for certain severance payments. As described above, we assumed Mr. Lawrie’s employment agreement in connection with the Merger.

Additional details regarding the Severance Plan, the Severance Policy and Mr. Lawrie’s severance benefits under his employment agreement are provided under “Potential Payments Upon Change in Control and Termination of Employment” below.

CSC also entered into non-compete agreements with each of its executive officers other than the CEO. These agreements generally prohibited CSC’s executives from competing with CSC for 12 months following any termination of employment, prohibited CSC’s executives from soliciting CSC’s employees or clients for 24 months following any termination of employment, and contained a non-disclosure provision. CSC entered into these agreements in an effort to protect vital CSC interests. Mr. Lawrie was subject to separate non-compete requirements under the terms of his employment agreement.

Perquisites and Other Benefits

Health Care Benefits. CSC provided health and welfare benefits to eligible employees, including medical, dental, life, disability and accident insurance. These benefits were available to all U.S. employees generally, including the NEOs. These programs were designed to provide certain basic quality of life benefits and protections. We expect to offer substantially similar health care benefits to our employees going forward.

Perquisites. CSC provided certain limited perquisites to senior executives, including the NEOs, in order to enhance their security and productivity. The CSC Committee reviewed the perquisites provided to the NEOs annually as part of its overall review of executive compensation. The CSC Committee determined that it was reasonable and competitive to provide relocation benefits to newly hired or relocated executives. In addition, the CEO could use CSC owned or leased aircraft for personal purposes and, at times, was advised to use such aircraft for security reasons even if for personal travel. The CEO was taxed on the value of this usage according to IRS rules and no tax gross-up was provided for personal usage of corporate aircraft. See the notes to the Summary Compensation Table for more information regarding the perquisites provided to the NEOs by CSC prior to the Merger. We expect to offer substantially similar perquisites to our senior executives going forward.

COMPENSATION FRAMEWORK

Role of Management

Under the CSC executive compensation program, the CEO, with the assistance of the Chief Human Resources Officer (“CHRO”), conducted an annual review of the total compensation of each executive officer, including the NEOs. The CEO’s review included an assessment of each executive officer’s performance, the performance of the individual’s respective business or function, executive retention considerations, succession potential and the competitive market. Following such review, the CEO recommended base salaries and target annual and LTI opportunities for the executive officers to the CSC Committee. We expect our management to have a similar role in our executive compensation program going forward.

Role of the Compensation Committee

The CSC Committee, which was comprised entirely of independent directors, was responsible for overseeing CSC’s compensation policies and programs. In fulfilling its responsibilities, the CSC Committee annually reviewed general trends in executive compensation, compensation design, and the total value and mix of compensation for CSC’s executive officers. This process included the review and approval of the target and actual Total Direct Compensation of each executive officer, taking into consideration internal pay equity, tenure and performance of various executive officers, potential future contributions, succession, and competitive market information. Pursuant to its charter, the CSC Committee could delegate any of its responsibilities to a subcommittee or to CSC employees or others. The CSC Committee did not delegate its authority for compensation for executive officers. However, the CSC Committee delegated authority under CSC’s equity incentive plans to the CEO to grant equity awards to employees who were not senior executives, subject to certain limits. We expect our own Compensation Committee to have a similar role and to follow similar processes and procedures (including delegation of similar equity grant authority to our CEO) with respect to our executive compensation program going forward.

CEO Compensation. The CSC Committee worked directly with its compensation consultant to provide a decision-making framework for setting the CEO’s target Total Direct Compensation. The CSC Committee established the goals and objectives relevant to the CEO’s compensation and made a recommendation to the CSC Board for the CEO’s compensation. The independent directors of the CSC Board reviewed the CSC Committee’s recommendations and determined the CEO’s total compensation, within the framework provided by Mr. Lawrie’s employment agreement. We expect our Compensation Committee and the independent members of our board of directors to have a similar role with respect to the determination of our CEO’s compensation going forward.

Role of Compensation Consultant

To assist the CSC Committee in discharging its responsibilities, the CSC Committee directly retained Pearl Meyer and Partners (“PM&P”) as its independent compensation consultant. PM&P consulted with the CSC Committee on executive compensation matters generally, including advising on trends and best practices in the design, composition and policies of executive compensation programs and providing commentary and advice on management proposals to the CSC Committee. Specifically, during Fiscal 2017, PM&P advised the CSC Committee on:

•	Pay practice trends

•	Proxy trends

•	CEO compensation

•	Non-employee director compensation

•	Pay for performance

•	Selection of peer group companies; and

•	Peer group pay comparisons

PM&P also attended most CSC Committee meetings at the request of the CSC Committee chairman. Other than the work performed in Fiscal 2017 for the CSC Committee, PM&P did not provide any other services to CSC or its executive officers. Based on this and other factors reviewed by the CSC Committee, the CSC Committee determined that the work performed by PM&P did not raise any conflict of interest. Our Compensation Committee has retained PM&P to serve as its independent compensation consultant going forward.

Review of Market Compensation Data

Under the CSC executive compensation program, CSC reviewed market pay levels and practices for NEOs using a combination of survey data and proxy disclosures on pay for CSC’s peer group. The CSC Committee reviewed the peer group periodically and identified the following companies as CSC’s peer group for the purposes of reviewing the competitiveness of compensation opportunities for the NEOs for Fiscal 2017 (the “Pre-Merger Peer Group”). The Pre-Merger Peer Group is composed of companies of comparable size or with business similarities to CSC’s pre-Merger business. EMC Corporation, which merged with Dell, was originally part of the Pre-Merger Peer Group but was replaced by VMware, Inc. in August 2016.

Pre-Merger Peer Group
Revenue*
Company Name	(in billions)
Accenture plc	$35.7
Automatic Data Processing, Inc.	$12.2
CA, Inc.	$4.0
Cognizant Technology Solutions Corporation	$13.8
Fidelity National Information Services, Inc.	$9.3
Motorola Solutions, Inc.	$6.1
NCR Corporation	$6.6
Symantec Corporation	$4.0
Teradata Corporation	$2.3
Unisys Corporation	$2.8
VMware, Inc.	$7.2
Western Digital Corporation	$17.7
Xerox Corporation	$8.9

*	Represents 12 months of revenue through March 31, 2017 except for:

•	Accenture plc revenue is for the 12 months ending February 28, 2017.

•	Motorola Solutions, Inc. revenue is for the 12 months ending April 1, 2017.

The CSC Committee considered several factors in its choice of peers, including the market in which CSC competed for executive talent, certain strategic aspects of CSC’s transformation strategy, and stockholder concerns. The CSC Committee determined that including significantly larger companies by revenue in the Pre-Merger Peer Group was appropriate given that CSC competed with these companies for executive talent, but ensured that PM&P regressed the compensation data for these larger companies to enhance its comparability. CSC Fiscal 2017 revenue of $7.6 billion ranked near the median revenue of $6.6 billion for the 13 peers in the Pre-Merger Peer Group.

In anticipation of the Merger, the CSC Committee also approved a new peer group to be used for purposes of assessing the competitiveness of our executive compensation program for periods after the Merger, composed of the companies set forth below (the “Post-Merger Peer Group”). The Post-Merger Peer Group is composed of companies reflective of the combined enterprise. Our Compensation Committee approved the Post-Merger Peer Group following the Merger.

Post-Merger Peer Group
Revenue*
Company Name	(in billions)
Accenture plc	$35.7
Automatic Data Processing, Inc.	$12.2
Cisco Systems, Inc.	$48.5
Cognizant Technology Solutions Corporation	$13.8
Hewlett Packard Enterprise Company	$48.8
Intel Corporation	$60.5
International Business Machines Corporation	$79.4
Oracle Corporation	$37.4
Texas Instruments Inc.	$13.8
VMware, Inc.	$7.2
Western Digital Corporation	$17.7
Xerox Corporation	$8.9

*	Represents 12 months of revenue through March 31, 2017 except for:

•	Accenture plc revenue is for the 12 months ending February 28, 2017.

•	Cisco Systems, Inc. revenue is for the 12 months ending April 29, 2017.

•	Hewlett Packard Enterprise Company revenue is for the 12 months ending January 31, 2017.

•	Intel Corporation revenue is for the 12 months ending April 1, 2017.

•	Oracle Corporation revenue is for the 12 months ending February 28, 2017.

ADDITIONAL COMPENSATION POLICIES

In addition to the components of CSC’s executive compensation program, CSC maintained the compensation policies described below. We have adopted substantially the same policies for periods following the Merger.

Policy on Transactions in Company Securities and Related Derivatives

The CSC Board adopted a policy prohibiting directors, corporate officers and each employee of CSC or its subsidiaries who were financial insiders, and members of their immediate families, from entering into any transactions in CSC’s securities except during announced trading periods, or pursuant to a trading plan under Rule 10b5-1 of the Exchange Act. Such transactions were subject to pre- approval by CSC’s CEO, CFO, CHRO and General Counsel prior to entering any such transaction. In addition, CSC prohibited directors, officers and financial insiders, and members of their immediate families, from derivative security transactions with respect to equity securities of CSC. CSC also discouraged directors, officers and financial insiders from margining or pledging CSC stock to secure a loan or purchase shares of CSC stock on margin.

Equity Ownership Guidelines

The CSC Committee adopted equity ownership guidelines for senior level executives to encourage them to build their ownership positions in CSC’s common stock over time and retain shares they earned through CSC’s equity incentive plans. The CSC Committee believed that stock ownership by CSC’s executive officers further aligned their interests with those of long-term stockholders. In order to mitigate any negative impact to an executive’s compliance with the guidelines as a result of the change in CSC’s stock price following the CSRA separation in November 2015, shares of CSRA stock owned by an executive counted toward the ownership requirement as well. Under the equity ownership guidelines, each senior level executive who had not yet achieved the equity ownership levels was required to retain a certain percentage of the net shares (after withholding for taxes and exercise price) resulting from stock option exercises, PSU payments or other Long-Term Incentives until the levels were achieved. In order to encourage executives to meet the guidelines more quickly, there were higher retention requirements the farther an executive was from meeting the guidelines. Executives who satisfied 50% or less of their ownership guideline were required to retain 100% of their net shares, executives who satisfied between 51% and 75% of their ownership guideline were required to retain 75% of their net shares, and executives who satisfied more than 75% of their ownership guidelines were required to retain 50% of their net shares. The ownership guidelines for the NEOs were as follows:

Position	Stock Value as a Percentage of Base Salary
Chief Executive Officer	700%
Other Named Executive Officers	300%

The CSC Committee reviewed compliance with the guidelines on an annual basis and considered the amount of common stock held directly or through CSC’s MAP, Career Shares and RSUs (but not PSUs) in determining whether an executive had achieved his designated equity ownership level.

Tax Deductibility of Compensation

Section 162(m) limits a company’s annual tax deduction for compensation to its CEO and its three other highest-paid executive officers employed at year-end (other than the CFO) to $1 million per person, unless, among other things, the compensation is “performance-based,” as defined in Section 162(m), and provided under a plan that has been approved by the stockholders. It was CSC’s policy to design and administer its compensation program in a tax efficient manner and the CSC Committee considered the impact of the deduction limitations imposed by Section 162(m) on CSC. As noted above, compensation decisions were made, among other things, to ensure market competitiveness, to reward outstanding performance, and to attract proven talent. Sometimes this resulted in compensation amounts being non-deductible under Section 162(m). For example, since the CEO’s salary was above the $1 million threshold, a portion of his salary and his perquisites was not deductible by CSC.

Compensation Recoupment Policy

CSC maintained a compensation recoupment or “clawback” policy that permitted CSC to recover cash or equity performance-based compensation from participants whose fraud or intentional illegal conduct materially contributed to a financial restatement. The policy allowed for the recovery of the difference between compensation awarded or paid and the amount which would have been paid had it been calculated based on the restated financial statements, excluding any tax payments. In addition, under CSC’s equity grant agreements, employees could be required to forfeit awards or gains if a recipient breached the non-competition, non-solicitation of employees, or non-disclosure provisions of such agreements.

SUMMARY COMPENSATION TABLE

The following table provides information on the compensation of the Named Executive Officers paid or awarded by CSC for the Fiscal Years indicated.

Name & Principal Position[1] (a)	Fiscal Year (b)	Salary[2] (c)	Bonus[3] (d)	Stock Awards[4] (e)	Option Awards[5] (f)	Non-Equity Incentive Plan Compensation[6] (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[7] (h)	All Other Compensation[8] (i)	Total (j)
J. Michael Lawrie	2017	$1,250,000	$3,750,000	$8,178,469	$5,147,914	$—	$—	$357,587	$18,683,970
Chairman, President and	2016	$1,250,000	$2,250,000	$16,461,437	$3,577,091	$—	$—	$285,203	$23,823,731
Chief Executive Officer	2015	$1,250,000	$—	$8,614,596	$3,262,979	$1,875,000	$—	$451,305	$15,453,880
Paul N. Saleh	2017	$700,000	$1,400,000	$2,727,355	$1,647,331	$—	$—	$6,579	$6,481,265
Executive Vice President	2016	$700,000	$770,000	$5,678,459	$1,144,662	$—	$—	$6,577	$8,299,698
and Chief Financial	2015	$700,000	$—	$2,041,916	$1,044,151	$700,000	$—	$6,325	$4,492,392
Officer
William L. Deckelman, Jr.	2017	$539,700	$539,700	$1,388,666	$793,806	$—	$—	$7,835	$3,269,707
Executive Vice President,	2016	$539,700	$300,000	$2,725,182	$551,592	$—	$—	$24,733	$4,141,207
General Counsel and	2015	$539,700	$—	$1,058,929	$503,168	$361,600	$14,374	$7,541	$2,485,312
Secretary
Stephen J. Hilton	2017	$650,000	$—	$1,959,160	$1,147,244	$—	$—	$5,361	$3,761,765
Executive Vice President,	2016	$650,000	$162,500	$4,772,007	$1,395,068	$—	$—	$3,661	$6,983,236
Global Delivery
Organization
James R. Smith	2017	$650,000	$100,000	$2,106,191	$1,147,244	$—	$—	$9,136	$4,012,571
Executive Vice President,	2016	$650,000	$—	$3,993,937	$730,749	$—	$—	$9,136	$5,383,822
Customer Advocacy and	2015	$650,000	$50,000	$1,375,609	$727,173	$217,750	$—	$27,321	$3,047,853
Joint Ventures

1	Mr. Lawrie joined CSC as President and Chief Executive Officer on March 19, 2012, and was appointed to serve as Chairman, President and Chief Executive Officer of DXC on April 1, 2017.

Mr. Saleh joined CSC as Executive Vice President and CFO on May 23, 2012, and was appointed to serve as Executive Vice President and CFO of DXC on April 1, 2017.

Mr. Deckelman joined CSC as Executive Vice President and General Counsel in 2008, and was appointed to serve as Executive Vice President, General Counsel and Secretary of DXC on April 1, 2017.

Mr. Hilton joined CSC as Executive Vice President and General Manager, Global Infrastructure Services on March 3, 2015, and appointed to serve as Executive Vice President, Global Delivery Organization of DXC on April 1, 2017.

Mr. Smith joined CSC as a Vice President on May 13, 2013, was promoted to Executive Vice President, Global Business Services, on August 17, 2013 and was appointed to serve as Executive Vice President, Customer Advocacy and Joint Ventures of DXC on April 1, 2017.

2	The amounts shown in Column (c) reflect all salary earned during the fiscal year, whether or not payment was deferred pursuant to the Deferred Compensation Plan or any other plan. All NEOs are paid in U.S. dollars.

3	The amounts shown in Column (d) for Fiscal 2017 reflect (i) the discretionary transaction success bonuses awarded to Messrs. Lawrie, Saleh and Deckelman for their performance in executing the Merger and (ii) the cash portion of Mr. Smith’s Fiscal 2017 retention award. The amounts shown in Column (d) for Fiscal 2016 reflect (i) the discretionary transaction success bonuses awarded to Messrs. Lawrie, Saleh and Deckelman for their performance in executing the CSRA, Inc. (“CSRA”) separation and merger in November 2015 (the “CSRA Separation”) and (ii) the cash portion of the Fiscal 2016 guaranteed bonus for Mr. Hilton. Mr. Hilton received 50% of the guaranteed bonus in cash and 50% in the form of RSUs vesting on the first anniversary of the grant date, with the RSUs granted during Fiscal 2017 and therefore reported for Mr. Hilton in the “Stock Awards” column for Fiscal 2017. The amount shown in column (d) for Fiscal 2015 reflects a new-hire sign-on bonus for Mr. Smith.

4	The amounts shown in Column (e) reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for performance-vesting and service-vesting RSUs granted during the fiscal year, including Career Shares where applicable. Career Shares are subject to the CEO’s nomination and Committee approval.

Pursuant to SEC rules, we present the amounts excluding the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of RSUs, reference is made to the section of Note 1 to CSC’s consolidated financial statements set forth in CSC’s 2017 Annual Report on Form 10-K providing details of CSC’s accounting under FASB ASC Topic 718.

There were no NEOs with stock awards cancelled or forfeited during FY2017.

A substantial portion of the stock awards granted consisted of PSUs. For all PSUs, the amounts included in Column (e) reflect the value at the grant date based upon the estimated performance during the performance period at 100% of target. The maximum grant date values of the Fiscal 2017 stock awards (including service-vesting RSUs and Career Shares, and assuming that PSUs granted on May 27, 2016 were to have a pay out at the maximum of 200% of target) are as follows:

Name	Fiscal 2017 Stock Awards at Maximum Value
J. Michael Lawrie	$15,897,478
Paul N. Saleh	$5,197,430
William L. Deckelman, Jr	$2,578,945
Stephen J. Hilton	$3,679,409
James R. Smith	$3,826,440

5	The amounts shown in Column (f) reflect the aggregate Black Scholes grant date fair value computed in accordance with FASB ASC Topic 718 for stock options granted during the fiscal year.

Pursuant to SEC rules, we present the amounts excluding the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of stock options, reference is made to the section of Note 1 of CSC’s 2017 Annual Report on Form 10-K, which provides details of CSC’s accounting under FASB ASC Topic 718.

During Fiscal 2017, there were no forfeitures/cancellations of stock option grants for any NEO.

6	The amounts shown in Column (g) reflect amounts earned during the fiscal year under the EICP, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

7	Mr. Deckelman was the only NEO who participated in CSC’s pension plan in the years presented. CSC’s pension plan was transferred to CSRA in connection with the CSRA Separation. No NEO received above market or preferential earnings from the Deferred Compensation Plan for any year presented in the table.

8	Column (i) includes the total dollar amount of all other compensation, perquisites and other property paid to the NEOs. During Fiscal 2017, CSC provided the following perquisites and other personal benefits, or property to NEOs, except as otherwise indicated: personal use of CSC aircraft (Mr. Lawrie) and housing expense (Mr. Lawrie). In addition, CSC made matching contributions to CSC’s broad-based 401(k) defined contribution plan on behalf of the NEOs. CSC also paid premiums for life insurance policies for the benefit of the NEOs, none of whom has or will receive, or has been allocated, an interest in any cash surrender value under these policies.

The incremental cost of each perquisite representing more than 10% of the value of all of an executive’s perquisites or, if greater, more than $25,000, and the amount of matching contributions to the defined contribution plan and life insurance premiums paid for each NEO in Fiscal Year 2017 are set forth below:

Named Executive Officer (“NEO”)	Personal Use of CSC Aircraft	Housing Expense	401(k) Plan Matching Contributions	Basic Life Insurance Premiums	Total
J. Michael Lawrie	$264,916	$83,049	$7,798	$1,824	$357,587
Paul N. Saleh	$—	$—	$5,300	$1,279	$6,579
William L. Deckelman, Jr.	$—	$—	$6,850	$985	$7,835
Stephen J. Hilton	$—	$—	$4,175	$1,186	$5,361
James R. Smith	$—	$—	$7,950	$1,186	$9,136

The incremental cost of Mr. Lawrie’s use of CSC aircraft is based on the variable costs to CSC, including fuel costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. This calculation does not include fixed costs which do not change based on usage, such as depreciation, leasing costs, and flight crew salaries.

All employees (including the NEOs) with at least one year of service are vested in the matching contributions credited to their 401(k) accounts.

SUMMARY OF CEO COMPENSATION REALIZED IN FISCAL 2017

The table below provides a different perspective on compensation that is supplemental to the information contained in the Summary Compensation Table. This table details the pre-tax income realized by Mr. Lawrie during Fiscal 2017 from base salary, annual incentive compensation, and long term equity incentive awards previously granted by CSC, from which Mr. Lawrie received cash or vested shares (including vested option exercises and dividend equivalents paid on RSUs) with respect to CSC’s common stock prior to the Merger. It does not include non-qualified deferred compensation or other compensation included in column “h” of the Summary Compensation Table or vested, unexercised stock options. It also does not include any income realized by Mr. Lawrie in connection with the vesting or exercise of any CSRA stock awards issued to him in connection with the CSRA Separation in December 2015.

In Fiscal 2017, the majority of Mr. Lawrie’s realized compensation resulted from long-term incentive awards, including the partial vesting of his Fiscal 2015 performance-based RSU awards due to achievement of CSC’s EPS goals and gains from the exercise of vested stock options reflecting substantial increases in CSC’s share price since the options were granted.

Cash Compensation	Applicable Period	Annual Rate/ Target	Pre-Tax Realized Amount	Explanation
Base Salary	Fiscal 2017	$1,250,000	$1,250,000	Represents base salary for full FY2017
Annual Cash Incentive	Fiscal 2017	1,875,000	3,750,000	Target EICP was set at 150% of base salary. None of the NEOs received an annual incentive payout under the EICP for Fiscal 2017 due to CSC’s failure to achieve 80% of its Operating Income target for Fiscal 2017. In order to recognize and reward their efforts and leadership in executing the Merger, the Committee approved a discretionary transaction success bonus to Mr. Lawrie equal to 200% of Mr. Lawrie’s Fiscal 2017 target EICP bonus.
Total Cash Compensation		$3,125,000	$5,000,000

Equity Compensation	Applicable Period	Award Date Value	Pre-Tax Realized Amount	Explanation
Time-Vesting RSUs	Fiscal 2015	$787,551	$493,266	30% of the target performance-based RSUs granted in Fiscal 2015 converted into time-based RSUs at the time of the CSRA Separation. 50% of the time-based RSUs (12,879 RSUs) vested on May 16, 2016 in the first of two equal installments. The Pre-Tax Realized Income includes the 44% CSC stock price decrease from grant date through vesting date plus $50,367 of dividend equivalents, during that period.
FY2016 Performance- Vesting Annual Cycle RSUs	Fiscal 2016	2,925,739	2,298,231	On June 17, 2016, a total of 43,851 PSUs (representing 25% of the FY2016 PSU grant) vested because FY2016 EPS pre-specified goal was met. Pre-Tax Realized income is reported based on the CSC stock price as of June 17, 2016, the day the vested PSUs were distributed. The Pre-Tax Realized Income includes the 23% CSC stock price decrease from grant date through vesting date plus $32,450 of dividend equivalents, during that period.
FY2013 Stock Options	Fiscal 2013	3,198,461	9,082,656	Represents the aggregate award date value and pre-tax realized income of 260,461 Fiscal 2013 options exercised by Mr. Lawrie during Fiscal 2017.
FY2014 Stock Options	Fiscal 2014	5,639,407	8,698,268	Represents the aggregate award date value and pre-tax realized income of 281,548 Fiscal 2014 options exercised by Mr. Lawrie during Fiscal 2017.
FY2015 Stock Options	Fiscal 2015	2,753,856	3,508,035	Represents the aggregate award date value and pre-tax realized income of 100,800 Fiscal 2015 options exercised by Mr. Lawrie during Fiscal 2017.
Total Equity Compensation		$15,305,014	$24,080,456

Total Realized Compensation		$18,430,014	$29,080,456

GRANTS OF PLAN-BASED AWARDS

The following table provides information on EICP awards, RSUs and stock options granted to the NEOs in the Fiscal Year ended March 31, 2017.

	Grant	Approval	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock		All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name (a)	Date (b)	Date (c)	Threshold (d)	Target (e)	Maximum (f)	Threshold (g)	Target (h)	Maximum (i)	or Units (j)		Options (k)	Awards (l)	Awards (m)
J. Michael Lawrie
EICP	—	—	$937,500	$1,875,000	$3,750,000	$—	$—	$—	$—		$—	$—	$—
RSUs – Performance	5/27/2016	—	$—	$—	$—	$9,798	$156,763	$313,526	$—		$—	$—	$7,719,011
RSUs – Career Shares	5/27/2016	—	$—	$—	$—	$—	$—	$—	$9,331	[3]	$—	$—	$459,458
Stock Options	5/27/2016	—	$—	$—	$—	$—	$—	$—	$—		$403,691	$49.24	$5,147,914
Paul N. Saleh
EICP	—	—	$350,000	$700,000	$1,400,000	$—	$—	$—	$—		$—	$—	$—
RSUs – Performance	5/27/2016	—	$—	$—	$—	$3,135	$50,164	$100,328	$—		$—	$—	$2,470,076
RSUs – Career Shares	5/27/2016	—	$—	$—	$—	$—	$—	$—	$5,225	[3]	$—	$—	$257,279
Stock Options	5/27/2016	—	$—	$—	$—	$—	$—	$—	$—		$129,181	$49.24	$1,647,331
William L. Deckelman, Jr.
EICP	—	—	$269,850	$539,700	$1,079,400	$—	$—	$—	$—		$—	$—	$—
RSUs – Performance	5/27/2016	—	$—	$—	$—	$1,511	$24,173	$48,346	$—		$—	$—	$1,190,278
RSUs – Career Shares	5/27/2016	—	$—	$—	$—	$—	$—	$—	$4,029	[3]	$—	$—	$198,388
Stock Options	5/27/2016	—	$—	$—	$—	$—	$—	$—	$—		$62,249	$49.24	$793,806
Stephen J. Hilton
EICP	—	—	$325,000	$650,000	$1,300,000	$—	$—	$—	$—		$—	$—	$—
RSUs – Performance	5/27/2016	—	$—	$—	$—	$2,184	$34,936	$69,872	$—		$—	$—	$1,720,248
RSUs – Retention	5/27/2016	—	$—	$—	$—	$—	$—	$—	$4,852	[4]	$—	$—	$238,912
Stock Options	5/27/2016	—	$—	$—	$—	$—	$—	$—	$—		$89,965	$49.24	$1,147,244
James R. Smith
EICP	—	—	$325,000	$650,000	$1,300,000	$—	$—	$—	$—		$—	$—	$—
RSUs – Performance	5/27/2016	—	$—	$—	$—	$2,184	$34,936	$69,872	$—		$—	$—	$1,720,248
RSUs - Retention	5/27/2016	—	$—	$—	$—	$—	$—	$—	$2,986	[4]	$—	$—	$147,031
RSUs - Career Shares	5/27/2016	—	$—	$—	$—	$—	$—	$—	$4,852	[3]	$—	$—	$238,912
Stock Options	5/27/2016	—	$—	$—	$—	$—	$—	$—	$—		$89,965	$49.24	$1,147,244

1	The amounts shown in Columns (d), (e) and (f) reflect the threshold, target and maximum amounts that could have been earned under CSC’s EICP for Fiscal 2017. Actual amounts earned for Fiscal 2017 under the EICP are set forth in column (g) of the Summary Compensation Table.

2	These columns represent the threshold, target and maximum number of shares that could have been earned under the Fiscal 2017 annual-cycle PSU awards granted by CSC in May 2016, prior to the Merger. The number of shares that could have been earned ranged from 6.25% of the target shares if CSC’s Fiscal 2017 or Fiscal 2018 FCF threshold had been met, to a maximum of 200% of the target shares if CSC’s Fiscal 2019 EPS and FCF maximums had been achieved. The threshold number contained in Column (g) represents achievement of 6.25% of target, but the actual payment could have ranged to zero. Upon the Merger, 50% of the Fiscal 2017 PSUs vested at target, and the remaining 50% of the Fiscal 2017 target PSUs converted to time-based RSUs with respect to our common stock, which will vest in equal installments in May 2018 and May 2019, subject to each NEO’s continued employment.

3	Career Shares granted in Fiscal 2017 were RSUs originally scheduled to vest upon the executive reaching a certain age and/or a certain number of years of service. Mr. Lawrie’s Fiscal 2017 Career Shares were immediately vested upon grant because he has reached the requisite age and service for vesting and 50% settled upon the Merger. See CD&A, “Other Executive Compensation -- Career Shares” for additional details. For the NEOs other than Mr. Lawrie, 50% of the Career Shares granted in Fiscal 2017 vested and were settled upon the Merger, and the remaining 50% will vest in accordance with their existing vesting schedules in effect prior to the Merger. The RSUs that did not settle upon the Merger will be settled in shares of our common stock at the rate of 10% of the shares granted on each of the first 10 anniversaries of the executive’s retirement date.

4	Represents a one-time retention award of time-based RSUs that vested 50% upon the Merger and the remaining 50% in May 2017. See CD&A, “Fiscal 2017 Retention Award” for additional details.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on unexercised stock options and unvested RSUs previously granted by CSC and held by the NEOs on March 31, 2017. The numbers of unvested options and stock awards shown below do not reflect any accelerated vesting as a result of the Merger. For additional information about accelerated vesting and other adjustments of outstanding option and stock awards upon the Merger, see CD&A, “Effect of Merger on Outstanding CSC Equity Awards,” above.

		Option Awards					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (c)		Option Exercise Price (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (f)		Market Value of Shares or Units of Stock That Have Not Vested[1] (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[2] (h)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1,2] (i)
J. Michael Lawrie	5/27/2016	—	—		$—	—	—		$—	156,763	[3]	$10,818,215
	5/27/2016	—	403,691	[4]	$49.24	5/27/2026	—		$—	—		$—
	12/15/2015	—	—		$—	—	—		$—	338,869	[5]	$23,385,350
	5/22/2015	—	—		$—	—	—		$—	131,554	[6]	$9,078,542
	5/22/2015	126,342	252,684	[7]	$30.73	5/22/2025	—		$—	—		$—
	5/16/2014	—	—		$—	—	12,878	[8]	$888,711	—		$—
	5/16/2014	54,992	31,159	[7]	$27.32	5/16/2024	—		$—	—		$—
	4/16/2012	4,292	—		$12.28	4/16/2022	—		$—	—		$—
Paul N. Saleh	5/27/2016	—	—		$—	—	—		$—	50,164	[3]	$3,461,818
	5/27/2016	—	—		$—	—	5,225	[9]	$360,577	—		$—
	5/27/2016	—	129,181	[4]	$49.24	5/27/2026	—		$—	—		$—
	12/15/2015	—	—		$—	—	—		$—	79,070	[5]	$5,456,621
	5/22/2015	—	—		$—	—	—		$—	42,098	[6]	$2,905,183
	5/22/2015	—	—		$—	—	5,246	[10]	$362,026	—		$—
	5/22/2015	40,430	80,857	[7]	$30.73	5/22/2025	—		$—	—		$—
	5/16/2014	—	—		$—	—	6,056	[10]	$417,925	—		$—
	5/16/2014	—	—		$—	—	4,121	[8]	$284,390	—		$—
	5/16/2014	49,853	9,971	[7]	$27.32	5/16/2024	—		$—	—		$—
	5/20/2013	—	—				7,104	[10]	$490,247	—		$—
	5/20/2013	95	—		$20.03	5/20/2023	—		$—	—		$—
William L. Deckelman, Jr.	5/27/2016	—	—		$—	—	—		$—	24,173	[3]	$1,668,179
	5/27/2016	—	—		$—	—	4,029	[11]	$278,041	—		$—
	5/27/2016	—	62,249	[4]	$49.24	5/27/2026	—		$—	—		$—
	12/15/2015	—	—		$—	—	—		$—	54,866	[5]	$3,786,303
	5/22/2015	—	—		$—	—	—		$—	20,285	[6]	$1,399,868
	5/22/2015	—	—		$—	—	3,377	[12]	$233,047	—		$—
	5/22/2015	19,482	38,964	[7]	$30.73	5/22/2025	—		$—	—		$—
	5/16/2014	—	—		$—	—	4,149	[12]	$286,322	—		$—
	5/16/2014	—	—		$—	—	1,986	[8]	$137,054	—		$—
	5/16/2014	24,023	4,805	[7]	$27.32	5/16/2024	—		$—	—		$—
	5/20/2013	—	—		$—	—	6,503	[12]	$448,772	—		$—
	5/20/2013	43,414	—		$20.03	5/20/2023	—		$—	—		$—
	5/22/2012	—	—		$—	—	4,492	[12]	$309,993	—		$—
	6/20/2011	—	—		$—	—	4,561	[12]	$314,755	—		$—
	5/25/2010	—	—		$—	—	5,051	[12]	$348,570	—		$—
	5/26/2009	—	—		$—	—	6,801	[12]	$469,337	—		$—
	5/27/2008	—	—		$—	—	1,024	[12]	$70,666	—		$—
Stephen J. Hilton	5/27/2016	—	—		$—	—	—		$—	34,936	[3]	$2,410,933
	5/27/2016	—	—		$—	—	4,852	[13]	$334,837	—		$—
	5/27/2016	—	89,965	[4]	$49.24	5/27/2026	—		$—	—		$—
	12/15/2015	—	—		$—	—	—		$—	88,106	[5]	$6,080,195
	5/22/2015	—	—		$—	—	—		$—	51,306	[6]	$3,540,627
	5/22/2015	49,274	98,546	[7]	$30.73	5/22/2025	—		$—	—		$—

		Option Awards					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (c)		Option Exercise Price (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (f)		Market Value of Shares or Units of Stock That Have Not Vested[1] (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[2] (h)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1,2] (i)
James R. Smith	5/27/2016	—	—		$—	—	—		$—	34,936	[3]	$2,410,933
	5/27/2016	—	—		$—	—	2,986	[13]	$206,064	—		$—
	5/27/2016	—	—		$—	—	4,852	[14]	$334,837	—		$—
	5/27/2016	—	89,965	[4]	$49.24	5/27/2026	—		$—	—		$—
	12/15/2015	—	—		$—	—	—		$—	88,106	[5]	$6,080,195
	5/22/2015	—	—		$—	—	—		$—	26,875	[6]	$1,854,644
	5/22/2015	—	—		$—	—	3,251	[15]	$224,352	—		$—
	5/22/2015	—	51,619	[7]	$30.73	5/22/2025	—		$—	—		$—
	5/16/2014	—	—		$—	—	3,455	[15]	$238,430	—		$—
	5/16/2014	—	—		$—	—	2,870	[8]	$198,059	—		$—
	5/16/2014	—	6,943	[7]	$27.32	5/16/2024	—		$—	—		$—

1	The market value of service-vesting RSUs shown in column (g) and PSUs shown in Column (i) is based on the $69.01 closing market price of CSC common stock on March 31, 2017.

2	The number of unearned PSUs and the market value of unearned PSUs shown in Columns (h) and (i) are based on achieving target performance goals for both the regular-cycle Fiscal 2017 and Fiscal 2016 PSU awards and the December 2015 retention PSU awards.

3	Represents the target number of regular-cycle Fiscal 2017 PSUs originally scheduled to vest subject to CSC’s EPS and FCF performance for Fiscal 2019 in May 2019. 50% of the target PSUs reported in column (h) vested upon the Merger and the remaining 50% were converted into time-based RSUs with respect to DXC common stock, vesting in equal parts in May 2018 and May 2019 subject to the NEO’s continued employment.

4	Originally scheduled to vest in three equal tranches on the first three anniversaries of the grant date. Upon the Merger, 33% of the options vested and were converted into an equivalent number of options to purchase shares of DXC common stock at the same exercise price and with the same expiration date, and the remaining 67% of the options were converted into time-based RSUs with respect to our common stock based on the accounting value of the options at the time of the Merger, vesting in equal parts in May 2018 and May 2019 subject to the NEO’s continued employment.

5	Represents the target number of retention PSUs granted to the NEOs in December 2015. 37.5% of Mr. Lawrie’s PSUs were originally designed to vest on December 15, 2018, subject to CSC’s EPS performance for Fiscal 2018. 31.25% of Mr. Lawrie’s PSUs were originally designed to vest on March 31, 2017, 15.625% on September 30, 2017 and the remaining 15.625% on March 31, 2018, subject in each case to CSC’s EPS performance for Fiscal 2017 and the achievement of certain organizational health goals. 100% of each of the other NEOs’ PSUs were originally designed to vest on December 15, 2018, subject to CSC’s EPS performance for Fiscal 2018. In addition, for Mr. Saleh’s PSUs, partial accelerated vesting could have occurred if CSC’s EPS performance was at or above certain levels during Fiscal 2016 or Fiscal 2017. In May 2016, the CSC Committee determined that CSC’s threshold EPS goal for Fiscal 2018 had been achieved during Fiscal 2016, resulting in Mr. Saleh vesting in 33% of his PSUs on December 15, 2016, which will be paid on the earlier of December 15, 2018 or Mr. Saleh’s separation from service. In addition, in May 2017, the Compensation Committee determined that CSC’s EPS goal for Fiscal 2018 had been achieved during Fiscal 2017, meaning Mr. Saleh will vest in an additional 33% of his PSUs on December 15, 2017 subject to his continued employment, which will be paid on the earlier of December 15, 2018 or Mr. Saleh’s separation from service. The organizational health component of Mr. Lawrie’s December 2015 PSUs vested upon the Merger. The financial component of Mr. Lawrie’s December 2015 PSUs and the December 2015 PSUs for each of the other NEOs were deemed to have been earned at 100% upon the Merger based on CSC’s EPS trend at the time of the Merger (for Mr. Saleh, less the 66% of the PSUs that had previously been earned) and will vest on December 15, 2018 subject to each NEO’s continued employment through such date.

6	Represents 75% of the target number of regular-cycle Fiscal 2016 PSUs originally scheduled to vest subject to CSC’s EPS performance for Fiscal 2018 in May 2018. Partial accelerated vesting could have occurred if CSC’s EPS performance had been at or above certain levels during Fiscal 2016 or Fiscal 2017. In May 2016, the CSC Committee determined that the threshold EPS goal for Fiscal 2018 had been achieved during Fiscal 2016, resulting in accelerated vesting and payout of 25% of the target PSUs during the first quarter of Fiscal 2017. The remaining 75% of the target PSUs vested upon the Merger.

7	Originally scheduled to vest in three equal tranches on the first three anniversaries of the grant date. The remaining unvested options vested upon the Merger and all outstanding options were converted into an equivalent number of options to purchase our common stock at the same exercise price and with the same expiration date.

8	Represents the unvested portion of 30% of the target Fiscal 2015 PSUs that were converted at the CSRA Separation into time-based RSUs. Half vested in May 2016 and the remaining half vested upon the Merger.

9	Represents Fiscal 2017 Career Shares originally scheduled to vest on May 23, 2017. 50% of the Career Shares vested upon the Merger and the remaining 50% vested on May 23, 2017.

10	Represents Career Shares originally scheduled to vest on May 23, 2017 and which vested on the Merger.

11	Represents Fiscal 2017 Career Shares originally scheduled to vest on January 14, 2018. 50% of the Career Shares vested upon the Merger and the remaining 50% will vest on January 14, 2018.

12	Represents Career Shares originally scheduled to vest on January 14, 2018 and which vested upon the Merger.

13	Represents Fiscal 2017 retention RSUs, 50% of which vested upon the Merger and the remaining 50% of which vested on May 27, 2017.

14	Represents Fiscal 2017 Career Shares originally scheduled to begin vesting on January 28, 2022. 50% of the Career Shares vested upon the Merger. Of the remaining 50%, 80% will vest on January 28, 2022, 10% will vest on May 13, 2022 and the remaining 10% will vest on May 13, 2023.

15	Represents Career Shares originally scheduled to begin vesting on January 28, 2022 and which vested upon the Merger.

OPTION EXERCISES AND STOCK VESTED

The following table provides information on stock options and RSUs previously granted by CSC that were exercised by the NEOs or that vested during the Fiscal Year ended March 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting[1]	Value Realized on Vesting
(a)	(b)	(c)	(d)	(e)
J. Michael Lawrie	642,809	$21,288,959	$56,730	2,708,690
Paul N. Saleh	90,000	$2,813,579	$18,153	866,755
William L. Deckelman, Jr.	78,765	$2,519,136	$8,749	417,743
Stephen J. Hilton	—	$—	$17,102	883,660
James R. Smith	94,281	$2,324,142	$20,460	995,749

1	Reflects the gross number of underlying shares for restricted stock units on the vest date. For all NEOs, these shares represent the partial vesting of their Fiscal 2016 PSUs in June 2016 and the vesting of the first installment of the portion of the Fiscal 2015 PSUs that converted into time-based RSUs in connection with the CSRA Separation in May 2016. The total number of shares acquired and the value realized net of shares withheld for tax payment to each of the NEOs are as follows:

Name	Shares Issued on Vesting	Value Realized on Vesting
J. Michael Lawrie	30,746	$1,468,031
Paul N. Saleh	9,493	$453,265
William L. Deckelman, Jr.	4,350	$207,709
Steven J. Hilton	10,052	$519,387
James R. Smith	10,700	$520,748

PENSION BENEFITS

CSC did not maintain any qualified or nonqualified defined-benefit pension plan during Fiscal 2017.

FISCAL YEAR 2017 NONQUALIFIED DEFERRED COMPENSATION

CSC’s Deferred Compensation Plan was an unfunded, nonqualified plan that permitted participants to defer U.S. federal and most state income tax on up to 100% of their annual cash incentive award, up to 80% of their annual base salary, and up to 100% of amounts payable in cash to non-employee directors for board services.

Each participant was required to select from among four notional investment options, and deferred amounts were credited with earnings (or losses) based on the participant’s investment choices. The notional investment options mirrored actual investment options offered under CSC’s broad-based 401(k) defined contribution plan. The annual returns of the notional investment options for the twelve-month period ending March 31, 2017 were as follows: SSgA Money Market Fund, 0.59%; BlackRock Core Bond, 1.02%; Mellon S&P 500 Index Fund, 17.19%; and SSgA Target Retirement Income, 6.08%.

Participants elected when they wished to receive distributions of their Deferred Compensation Plan account balances upon termination of employment, death, disability, change in control or a date certain. There was a potential six-month delay in payments under the Deferred Compensation Plan to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deferred on or after January 1, 2005 (as determined under Section 409A). The Deferred Compensation Plan provided for the crediting of earnings during any such payment delay period.

The following table summarizes, for each NEO, the contributions and earnings under CSC’s Deferred Compensation Plan in Fiscal Year 2017 and the aggregate account balance as of March 31, 2017. Messrs. Lawrie and Deckelman are the only NEOs who participated in the Deferred Compensation Plan during Fiscal 2017.

Name (a)	Executive Contributions in Last FY (b)	Aggregate Earnings in Last FY (c)	Aggregate Withdrawals/ Distribution (d)	Aggregate Balance at Last FYE (e)
J. Michael Lawrie	$—	$190,695	$(3,773,919)	$4,187,259
Paul N. Saleh	$—	$—	$—	$—
William L. Deckelman, Jr.	$—	$15,079	$(106,736)	$—
Stephen J. Hilton	$—	$—	$—	$—
James R. Smith	$—	$—	$—	$—

The Executive Contributions set forth on Column (b) of this table are reported as compensation in the applicable column of the Summary Compensation Table (i.e., FY2017 Salary and/or FY2016 Non-Equity Incentive Plan Compensation). Earnings are not reported in the Summary Compensation Table. There were no Company contributions to the Deferred Compensation Plan on behalf of any NEOs for Fiscal 2017.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

CSC offered certain post-employment benefits to a select group of executive officers, including the NEOs. With the exception of the CEO, these post-employment benefits were limited to the payments and benefits provided under the Severance Plan and the Severance Policy. Mr. Lawrie did not participate in the Severance Plan or the Severance Policy; however, he was entitled to certain post-employment benefits under his employment agreement. The post-employment benefits provided by CSC during Fiscal 2017 for the NEOs are described below. As discussed in the CD&A, we have adopted substantially the same post-employment benefit arrangements for our eligible executive officers for periods after the Merger.

Change in Control Termination Benefits

The table below reflects the value of compensation and benefits that would have become payable to each of the NEOs under CSC plans and arrangements existing as of March 31, 2017 (the final day of Fiscal Year 2017), if a change in control had occurred on that date and, in circumstances explained below, the executive’s employment had terminated. These amounts are reported based upon the executive’s compensation and service levels as of such date and, if applicable, and in accordance with SEC regulations, based on CSC’s closing stock price of $69.01 on March 31, 2017, the last trading day of Fiscal 2017. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under CSC’s broad-based 401(k) plan.

The actual amounts that would be paid upon an NEO’s termination of employment in connection with a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, CSC’s stock price and the executive’s age and service.

The benefits payable as a result of a change in control as reported in the columns of this table are as follows:

•	Cash Severance Benefit: Under the Severance Plan and Mr. Lawrie’s employment agreement, upon an involuntary termination or a voluntary termination for good reason following a change in control (and, in the case of executives other than Mr. Lawrie, within a specified number of years following a change in control), executives are paid a multiple of base salary plus average annual earned/paid EICP during the three fiscal years prior to which employment termination had occurred;

•	Pro-Rata Bonus: Mr. Lawrie’s employment agreement provides that, in the event of an involuntary termination or termination for good reason following a change in control, Mr. Lawrie also will receive a pro-rata annual bonus (EICP) for the year in which the termination occurs based on his target bonus for the fiscal year in which the termination occurs;

•	Benefits Continuation: The Severance Plan and Mr. Lawrie’s employment agreement provide that upon an involuntary termination for good reason following a change in control (and, in the case of executives other than Mr. Lawrie, within a specified number of years following a change in control), executives also receive the continuation of certain health and welfare benefits for a specified period following the termination of employment;

•	Equity Awards: The amounts reported in the table below are the intrinsic value of stock options and RSU awards (including PSUs and Career Shares) that vest upon a change in control;

•	Pre-Fiscal 2017 Equity Awards: Pre-Fiscal 2017 stock options, regular-cycle target PSUs, the organizational health component of Mr. Lawrie’s December 2015 retention PSU award, and Career Shares vest regardless of whether the executive officer’s employment terminates, while the financial component of Mr. Lawrie’s December 2015 retention PSU award and the December 2015 retention PSUs awarded to the other NEOs vest only if the executive’s employment is terminated without cause or if the executive resigns for good reason in connection with the change in control (the table below assumes such termination occurred on March 31, 2017);

•	Fiscal 2017 Equity Awards: 33% of Fiscal 2017 stock options and 50% of Fiscal 2017 target PSUs and service-vested RSUs (including Career Shares) vest upon the occurrence of a change in control regardless of whether the executive officer’s employment terminates, while the remaining portions of the Fiscal 2017 awards vest only if the executive experiences a qualifying termination of employment on or after the change in control (the table below assumes such termination occurred on March 31, 2017);

•	Reduction to Avoid Excise Tax: None of the NEOs is entitled to an excise tax gross up. To the extent that any payments or benefits provided to Severance Plan participants or to Mr. Lawrie (under his employment agreement) constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, these payments will be reduced to the maximum amount that the executive may receive without becoming subject to the excise tax imposed under Section 4999 of the Code if it is determined that the executive would retain more, on an after-tax basis, having such payments so reduced.

Additional information regarding the conditions under which these benefits are payable and the definitions used under the arrangements for determining whether an event triggering the benefit has occurred are discussed further following the table.

			Early Vesting of:
Name	Cash Severance Benefit[1]	Misc. Benefits Continuation	Stock Options[2]	Time Vesting RSUs[2]	PSUs[2]	Total Payments[3]
J. Michael Lawrie	$7,080,000	$48,650	$18,952,733	$888,711	$43,282,106	$70,252,200
Paul N. Saleh	2,387,467	47,006	6,064,805	1,915,166	11,823,621	22,238,065
William L. Deckelman, Jr.	1,637,087	27,233	2,922,525	2,896,557	6,854,349	14,337,751
Stephen J. Hilton	1,300,000	67,091	5,550,949	334,837	12,031,755	19,284,632
James R. Smith	1,664,633	49,671	4,044,037	1,201,740	10,345,772	17,305,853
Totals	$14,069,187	$239,651	$37,535,049	$7,237,011	$84,337,603	$143,418,501

1	Cash severance was calculated by adding Fiscal 2017 base salary, prior three-year average EICP payout (i.e., for Fiscal Years 2014-2016 performance), and for purposes of calculating Mr. Lawrie’s pro-rata EICP, Target Fiscal 2017 EICP.

2	The intrinsic value of RSUs and PSUs, per share, is equal to the closing market price of CSC common stock on March 31, 2017 ($69.01), the final trading day of Fiscal Year 2017. The intrinsic value of a stock option, per share, is equal to the excess of (a) the closing market price of CSC common stock on March 31, 2017, over (b) the option’s exercise price per share. These columns do not include the value of any CSRA equity awards held by the NEOs that may vest in connection with the change in control.

3	Total Payments do not reflect any potential 280G excise taxes paid by executives or any potential reduction in the payments to avoid any 280G excise taxes.

Severance Plan for Senior Management and Key Employees. Each of the NEOs other than Mr. Lawrie participated in the Severance Plan, which provided certain benefits to participants in the event of a Change of Control (as defined below) of CSC. If there were a Change of Control and any of them either:

•	had a voluntary termination of employment for Good Reason (as defined below) within two years afterward, or

•	had an involuntary termination of employment, other than for death, disability or Cause (as defined below), within three years afterward, then he would receive a one-time payment and certain health and welfare benefits during a specified period after termination. The amount of the one-time payment is equal to two times the sum of the participant’s then-current annual base salary plus the average of the three most recent annual EICP awards paid or determined. The number of years after termination of employment during which a participant would receive health and welfare benefits is equal to the same applicable multiple.

There was a potential six-month delay in payments and benefits provided under the Severance Plan to certain specified employees (as determined under Section 409A). The Severance Plan provided for the crediting of earnings during any such payment or benefits delay period.

For purposes of the Severance Plan, the following definitions applied:

•	“Change of Control” meant the consummation of a “change in the ownership” of CSC, a “change in effective control” of CSC or a “change in the ownership of a substantial portion of the assets” of CSC, in each case, as defined under Section 409A of the Internal Revenue Code.

•	A participant’s termination of employment with CSC was deemed for “Good Reason” if it occurred within six months of any of the following without the participant’s express written consent:

1.	A substantial change in the nature, or diminution in the status, of the participant’s duties or position from those in effect immediately prior to the Change of Control;

2.	A reduction by CSC in the participant’s annual base salary as in effect on the date of a Change of Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change of Control;

3.	A reduction by CSC in the overall value of benefits provided to the participant, as in effect on the date of a Change of Control or as in effect thereafter if such benefits have been increased and the increase was approved prior to the Change of Control;

4.	A failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change of Control, or a reduction in the participant’s participation in any such plan, unless the participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;

5.	A failure to provide the participant the same number of paid vacation days per year available to him or her prior to the Change of Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the participant immediately prior to the Change of Control;

6.	Relocation of the participant’s principal place of employment to any place more than 35 miles from the participant’s previous principal place of employment;

7.	Any material breach by CSC of any provision of the Severance Plan or of any agreement entered into pursuant to the Severance Plan or any stock option or restricted stock agreement;

8.	Conduct by CSC, against the participant’s volition, that would cause the participant to commit fraudulent acts or would expose the participant to criminal liability; or

9.	Any failure by CSC to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of CSC;

provided that for purposes of bullets 2 through 5 above, “Good Reason” will not exist (i) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the Change of Control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change of Control, or (ii) if the reduction in aggregate value is due to reduced performance by CSC, the operating unit of CSC for which the participant is responsible, or the participant, in each case applying standards reasonably equivalent to those utilized by CSC prior to the Change of Control.

•	“Cause” meant:

ο	fraud, misappropriation, embezzlement or other act of material misconduct against CSC or any of its affiliates;

ο	conviction of a felony involving a crime of moral turpitude;

ο	willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of CSC; or

ο	substantial and willful failure to render services in accordance with the terms of the Severance Plan (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the participant in writing by or on behalf of CSC’s Board of Directors at least 60 days prior to termination identifying the manner in which the CSC Board believes that the participant has failed to perform and (ii) the participant has thereafter failed to remedy such failure to perform.

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Vesting of Equity Awards Upon Change in Control. Stock options and RSUs granted by CSC before Fiscal 2017 provide for accelerated vesting upon a Change in Control, defined as a change in ownership of the Company, a change in effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, in each case as defined in Section 409A of the Internal Revenue Code. Fiscal 2017 stock options and RSUs granted by CSC provided for partial accelerated vesting upon a Change in Control, with the remaining portion vesting only upon the executive’s termination without cause or termination for good reason following the Change in Control. 50% of the pre-Fiscal 2017 regular-cycle PSUs and the organizational health component of Mr. Lawrie’s December 2015 retention PSU award were designed to vest at target upon a Change in Control occurring on or before the end of the final fiscal year in the performance period. 50% of the Fiscal 2017 regular cycle PSUs, the financial component of Mr. Lawrie’s December 2015 retention PSUs and the December 2015 retention PSUs granted by CSC to the other NEOs were designed to vest only upon the executive’s termination without cause or termination for good reason following the Change in Control. If the Change in Control occurred before the end of Fiscal 2018, vesting of the December 2015 retention PSUs was based on projected performance at the time of the Change in Control.

Termination Benefits Unrelated to Change in Control

The table below reflects the value of compensation and benefits that would have become payable to each of the NEOs under CSC plans and arrangements existing as of March 31, 2017, if their employment had been terminated on that date in the circumstances explained below. These amounts are reported based upon each such executive’s compensation and service levels as of such date and, if applicable, in accordance with SEC regulations, based on CSC’s closing stock price of $69.01 on March 31, 2017, the final trading day during Fiscal 2017. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under CSC’s broad-based 401(k) plan.

The actual amounts that would be paid upon an NEO’s termination of employment absent a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, CSC’s stock price and the executive’s age and service.

The benefits payable as a result of a termination of employment as reported in the columns of this table are as follows:

•	Cash Severance Benefit: Under the Severance Policy and Mr. Lawrie’s employment agreement, upon an involuntary termination without cause (or, in Mr. Lawrie’s case, a voluntary termination for good reason), executives are paid a multiple of base salary (plus, in Mr. Lawrie’s case, his target annual bonus under the EICP);

•	Pro-Rata Bonus: The Severance Policy and Mr. Lawrie’s employment agreement provide that, in the event of an involuntary termination without cause (or, in Mr. Lawrie’s case, termination for good reason), executives also will receive a pro-rata annual bonus (EICP) for the year in which the termination occurs based on actual performance;

•	Benefits Continuation: The Severance Policy and Mr. Lawrie’s employment agreement provide that upon an involuntary termination without cause, executives also receive the continuation of certain health and welfare benefits for a specified period following the termination of employment; and

•	Equity Awards: No unvested equity awards outstanding as of March 31, 2017 would have become vested upon an executive’s termination of employment absent a change in control.

Additional information regarding the conditions under which these benefits are payable and the definitions used under the arrangements for determining whether an event triggering the benefit has occurred are discussed further following the table.

Name	Cash Severance Benefit [1]	Benefits Continuation[2]	RSUs	Aggregate Payments
J. Michael Lawrie	$6,250,000	$36,488	$—	$6,286,488
Paul N. Saleh	700,000	23,503	—	723,503
William L. Deckelman, Jr.	539,700	13,617	—	553,317
Stephen J. Hilton	650,000	33,546	—	683,546
James R. Smith	650,000	24,836	—	674,836
	$8,789,700	$131,990	$—	$8,921,690

1	Mr. Lawrie is entitled to two times base salary plus target bonus, plus a pro-rata bonus (EICP) for the year of employment termination. Every other NEO is entitled to 12 months of base salary continuation plus a pro-rata bonus (EICP) for the year of employment termination. For purposes of this disclosure, actual Fiscal 2017 EICP is used as the pro-rata bonus described above.

2	Mr. Lawrie is entitled to 18 months of Company-subsidized COBRA continuation coverage, while the other NEOs are entitled to 12 months of Company-subsidized COBRA continuation coverage.

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Executive Officer Severance Policy. CSC also maintained the Severance Policy to provide severance benefits to certain executives whose employment with CSC was terminated in situations not involving a change in control. The Severance Policy covered only those executive officers reporting directly to the CEO who were subject to Section 16 of the 1934 Act, and provided for benefits similar to those offered under the Severance Plan.

Upon termination of employment by CSC without cause (as defined in the Severance Policy), each covered executive could receive, in the discretion of CSC and the CSC Committee, up to 12 months of base salary continuation, paid in installments, and 12 months of CSC- provided healthcare coverage continuation. Terminated executives also were eligible to receive a pro-rata portion of the EICP award earned for the year of employment termination, subject to approval by the CSC Committee.

Vesting of Equity Awards Upon Terminations of Employment. All CSC annual equity awards provided for accelerated vesting (unless the CSC Committee determined otherwise) upon retirement, other than for Cause (as defined below), at age 62 or older with at least 10 years of service (and, in the case of PSUs, provided the executive’s retirement date was more than one year after the grant date). None of the NEOs was eligible to retire under this definition as of March 31, 2017, the last day of CSC’s 2017 Fiscal Year. In addition, all annual equity awards, along with Career Shares and options, provided for accelerated vesting upon an executive’s termination of employment due to death or permanent disability, with vesting of annual-cycle PSUs and December 2015 retention PSUs occurring with respect to only a pro-rata fraction of the target amount (based on the executive’s service during the applicable performance period), as opposed to the full target amount, if such termination occurred during the applicable performance period. If the NEOs had terminated employment due to death or permanent disability on March 31, 2017, they would have each received the amounts shown next to their names for early vesting of stock options, service-vesting RSUs and PSUs on the Change in Control Termination Benefits table above, except that amounts for annual-cycle PSU grants and December 2015 PSU grants would be pro-rated.

Stock options granted prior to May 2013 that are vested but unexercised at the time of employment termination remain exercisable until the earlier of (a) the option expiration date or (b) the fifth anniversary of employment termination (for terminations due to death or permanent disability and all terminations at age 62 or older other than for Cause), or three months after employment termination (for all other terminations). Stock options granted since May 2013 that are vested but unexercised at the time of employment termination remain exercisable until the earlier of (a) the option expiration date or (b) the third anniversary of employment termination (for terminations due to death or permanent disability and all terminations at age 62 or older other than for Cause), or three months after employment termination (for all other terminations).

For purposes of the Severance Policy, “Cause” meant:

•	fraud, misappropriation, embezzlement or other act of material misconduct against the CSC or any of its affiliates;

•	conviction of a felony involving a crime of moral turpitude;

•	willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of CSC; or

•	substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the employee in writing by the employee’s supervisor at least 60 days prior to termination identifying the manner in which such supervisor believes that the employee has failed to perform and (ii) the employee has thereafter failed to remedy such failure to perform.

Annual stock option awards granted to Mr. Lawrie contain special exercise provisions which are described below in connection with his employment agreement.

There were provisions in the award agreements for all stock options and RSUs (including PSUs and Career Shares) which required the holder of such securities to deliver to CSC an amount in cash equal to the intrinsic value of the securities on the date (the “Realization Date”) they had vested (in the case of RSUs or restricted stock) or were exercised (in the case of stock options) if the holder:

•	competed with CSC after voluntary termination of employment and prior to six months after the Realization Date, or

•	solicited CSC’s customers or solicits for hire or hires CSC’s employees, or disclosed CSC’s confidential information, after voluntary or involuntary termination of employment and prior to one year after a Realization Date.

These forfeiture provisions did not apply if there was a Change in Control within three years prior to the employment termination date. In addition, CSC entered into Non-Competition Agreements with all members of senior management.

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Employment Agreement with Mr. Lawrie. CSC and Mr. Lawrie entered into an employment agreement that is described in the Compensation Discussion and Analysis above. In the event that Mr. Lawrie’s employment was terminated by CSC without “cause” or if he resigned from CSC for “good reason” (as each such term was defined in the employment agreement and collectively referred to as a “Qualifying Termination”), he would receive the following payments under the terms of the agreement:

•	a pro-rata annual bonus (EICP) for the year in which the termination occurred, based on CSC’s actual performance for the entire fiscal year, payable at the time annual bonuses are generally paid (the “Pro-Rata Bonus”);

•	a severance payment equal to two times the sum of Mr. Lawrie’s (A) base salary and (B) target annual bonus (EICP), payable in twenty-four equal monthly installments following Mr. Lawrie’s termination;

•	COBRA premiums for a period of eighteen months following termination.

In the event of a Qualifying Termination prior to April 1, 2017, any then-vested stock options would remain exercisable for the lesser of two years following the date of termination or the expiration of their original terms. The employment agreement also provided that upon the termination of Mr. Lawrie’s employment due to death or disability, he would be eligible to receive a Pro-Rata Bonus, which would have equaled the same amount as his actual Fiscal 2017 EICP payment as shown on the Summary Compensation Table had Mr. Lawrie terminated employment due to death or disability on March 31, 2017.

The severance benefits described above were subject to Mr. Lawrie’s continued compliance with certain restrictive covenants as set forth in the employment agreement and the non-competition agreement described above and, in the event of a Qualifying Termination that was not in connection with a Change in Control, the execution and non-revocation of a release of claims against the Company and certain related parties.

There would be a six-month delay in payments and benefits provided under the employment agreement following certain terminations of Mr. Lawrie’s employment if such payments and benefits were determined to be subject to the provisions of Section 409A of the Internal Revenue Code at the time of termination. The employment agreement provided for the crediting of earnings during any such payment or benefits delay period.

63

H.	ADDITIONAL INFORMATION

Business for 2018 Annual Meeting

Stockholder Proposals. For a stockholder proposal to be considered for inclusion in DXC’s proxy statement for the 2018 Annual Meeting of Stockholders, the written proposal must be received by DXC’s Corporate Secretary at our principal executive offices not later than February 23, 2018. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in DXC’s proxy statement is instead a reasonable time before DXC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

DXC Technology Company

1775 Tysons Boulevard

Tysons, Virginia 22102

Facsimile: 1-703-991-0430

Stockholders seeking to nominate directors at the 2018 Annual Meeting or who wish to bring a proposal before the meeting that is not intended to be included in DXC’s proxy statement for the 2017 Annual Meeting must comply with the advance notice deadlines contained in DXC’s Bylaws. The Bylaws provide that any such notice must be given not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary date of the preceding year’s annual meeting. In addition, the Bylaws specify that in the event that the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to the upcoming annual meeting and not later than the close of business on the later of (x) the 90th day prior to the upcoming annual meeting and (y) the 10th day following the date on which public announcement of the date of such upcoming meeting is first made. The term “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by DXC with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the securities of DXC are listed. For the 2018 Annual Meeting of Stockholders, a stockholder’s notice, to be timely, must be delivered to, or mailed and received at our principal executive offices:

•	not earlier than the close of business on April 12, 2018; and

•	not later than the close of business on May 12, 2018.

Householding; Availability of 2016 Annual Report and Proxy Statement

The SEC permits the Company to deliver a single proxy statement and annual report to an address shared by two or more stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. In order to take advantage of this opportunity, the Company, and banks and brokerage firms that hold your shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.

If you would like an additional copy of the 2017 Annual Report or this proxy statement, with exhibits, these documents are available on the Company’s Website, www.dxc.technology, under “Investor Relations/SEC Filings.” These documents are also available without charge to any stockholder, upon request, by calling 1-703-245-9700 or writing to:

Investor Relations

DXC Technology Company

1775 Tysons Boulevard

Tysons, VA 22102

If you share the same address with other DXC stockholders and would like to start or stop householding for your account, you can call 1-866-540-7095 or write to: Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s).

If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.

64

APPENDIX A - INDEPENDENCE STANDARDS

A director is “independent” if the Board of Directors has determined that he or she has no material relationship with DXC Technology Company or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not “independent” if:

1.	The director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

2.	The director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $120,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.	(a) The director, or an immediate family member of the director, is a current partner of the Company’s internal or external auditor; (b) the director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the director is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

4.	The director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee; or

5.	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

 A-1

APPENDIX B

DXC TECHNOLOGY COMPANY

2017 OMNIBUS INCENTIVE PLAN
Effective March 30, 2017

Section 1

Purpose and Objectives

This DXC Technology Company 2017 Omnibus Incentive Plan (this “Plan”) was adopted by Everett SpinCo, Inc. (“Everett”), the predecessor of DXC Technology Company, prior to the spinoff of Everett from Hewlett Packard Enterprise Company (“HPE”) effective as of March 31, 2017 (the “Spinoff”).

The primary purpose of the Plan is to reward selected corporate officers and key employees of the Company and its Subsidiaries by enabling them to acquire shares of common stock of the Company and/or through the provision of cash payments. The Plan is designed to attract and retain employees of the Company and its Subsidiaries and to encourage the sense of proprietorship in the Company and its Subsidiaries.

The Plan also governs the terms of certain Spinoff Awards and CSC Rollover Awards assumed by the Company in connection with the Spinoff and the merger with Computer Sciences Corporation (“CSC”) following the Spinoff (the “CSC Merger”).

Section 2

Definitions

As used herein, the terms set forth below shall have the following respective meanings:

(a) “Authorized Officer” means the Chairman of the Board, the Chief Executive Officer of the Company or the Chief Human Resources Officer of the Company (or any other senior officers of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

(b) “Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of this Plan, including any Spinoff Awards and any CSC Rollover Awards.

(c) “Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Award” means an Award denominated in cash.

(f) “Change in Control” means the consummation of a “change in ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, and in each case, as defined under Code Section 409A.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

(i) “Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

(j) “Company” means DXC Technology Company, a Nevada corporation, or any successor thereto.

(k) “CSC” has the meaning set forth in Section 1.

(l) “CSC Merger” has the meaning set forth in Section 1.

(m) “CSC Rollover Awards” means employee equity awards granted under one or more CSC equity incentive plans which were converted and assumed by the Company in connection with the CSC Merger in accordance with the terms of the Employee Matters Agreement.

(n) “Disability” means, unless otherwise provided in an Award Agreement, a disability that entitles the Employee to benefits under the Company’s long-term disability plan, as may be in effect from time to time, as determined by the plan administrator of the long-term disability plan, or if the Employee is not a participant under the Company’s long-term disability plan, as determined if the Employee were a participant in a long-term disability plan that covers similarly situated employees. Notwithstanding the foregoing, if an Award is subject to Code Section 409A and Disability is a payment event, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i).

(o) “Dividend Equivalents” means, in the case of Restricted Stock Units or Performance Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period or performance period, as applicable, on a like number of shares of Common Stock that are subject to the Award.

(p) “Effective Date” means March 30, 2017, the date prior to the Spinoff on which this Plan was approved by HPE as sole shareholder of Everett SpinCo, Inc., the predecessor to the Company.

(q) “Employee” means an employee of the Company or any of its Subsidiaries.

(r) “Employee Matters Agreement” means the amended and restated employee matters agreement between Everett SpinCo, Inc., HPE and CSC dated March 31, 2017, as amended.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(t) “Exercise Price” means the price at which a Participant may exercise his right to receive cash or Common Stock, as applicable, under the terms of an Award.

(u) “Fair Market Value” of a share of Common Stock means, as of a particular date, (1) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (2) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system, (3) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or (4) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.

(v) “Fiscal Year” means a fiscal year of the Company.

(w) “Grant Date” means the date an Award is granted to a Participant and, with respect to any Spinoff Award or CSC Rollover Award, shall mean the date the award was originally granted.

(x) “HPE” has the meaning set forth in Section 1.

(y) “Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code Section 422.

(z) “Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Code Section 422.

(aa) “Option” means a right to purchase a specified number of shares of Common Stock at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option, including any such right that is Spinoff Award or CSC Rollover Award.

(bb) “Participant” means an Employee to whom an Award has been made under this Plan. Participant also includes any holder of a Spinoff Award or a CSC Rollover Award.

(cc) “Performance Award” means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals. A Performance Award may be in the form of Performance Unit Awards, Restricted Stock Awards, Options, SARs or Cash Awards.

(dd) “Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

(ee) “Performance Unit” means a unit evidencing the right to receive in specified circumstances cash or shares of Common Stock or equivalent value of Common Stock in cash, the value of which at the time it is settled is determined as a function of the extent to which established performance criteria have been satisfied. Performance Units may take the form of performance-based Restricted Stock Units or Cash Awards.

(ff) “Performance Unit Award” means an Award in the form of Performance Units.

(gg) “Qualified Performance Awards” has the meaning set forth in Section 13.2.

(hh) “Restricted Stock” means a share of Common Stock that is restricted or subject to forfeiture provisions.

(ii) “Restricted Stock Award” means an Award in the form of Restricted Stock.

(jj) “Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

(kk) “Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

(ll) “Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

(mm) “Spinoff Awards” means employee equity awards granted under one or more HPE equity incentive plans which were converted and assumed by the Company in connection with the Spinoff in accordance with the terms of the Employee Matters Agreement.

(nn) “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified Exercise Price, including any such right that is a Spinoff Award or CSC Rollover Award.

(oo) “Stock Award” means an Award in the form of shares of Common Stock, including a Restricted Stock Award, and a Restricted Stock Unit Award or Performance Unit Award that may be settled in shares of Common Stock, and excluding Options and SARs, including any such Award that is a Spinoff Award or CSC Rollover Award.

(pp) “Stock-Based Award Limitations” has the meaning set forth in Section 4.3.

(qq) “Subsidiary” means any corporation, partnership, association, joint stock company, business trust, unincorporated organization or other entity that the Company controls directly, or indirectly through one or more intermediaries.

Section 3

Eligibility

All Employees are eligible for Awards under this Plan. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be granted Awards under this Plan. In addition, holders of Spinoff Awards and CSC Rollover Awards shall be eligible to participate in the Plan.

Section 4

Shares Subject to Awards

4.1 Common Stock Available for Awards. Subject to the provisions of Section 18 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 34,200,000 shares of Common Stock (the “Maximum Share Limit”). Each Award (including a Spinoff Award or CSC Rollover Award) granted under the Plan, regardless of type, shall reduce the Maximum Share Limit by one share for each share associated with the Award.

Such shares shall be reserved from authorized but unissued shares, treasury shares and from shares which have been reacquired by the Company. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

4.2 Share Counting. If an Award (including a Spinoff Award or CSC Rollover Award) expires or is terminated, cancelled or forfeited, the shares of Common Stock associated with the expired, terminated, cancelled or forfeited Award shall again be available for Awards under this Plan. The Maximum Share Limit shall be increased by one share of Common Stock for each share associated with such terminated, cancelled or forfeited Award.

In addition, the following principles shall apply in determining the number of shares under any applicable limit within the Maximum Share Limit:

(a) Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment to satisfy minimum withholding taxes shall not become available again for issuance under this Plan;

(b) Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment for the Exercise Price of an Award shall not become available again for issuance under this Plan;

(c) Shares of Common Stock reserved for issuance upon grant of an SAR, to the extent the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon exercise or settlement of such SAR, shall not become available again for issuance under this Plan;

(d) Awards that by their terms may only be settled in cash shall not reduce the Maximum Share Limit under this Plan; and

(e) If cash is issued in lieu of shares of Common Stock pursuant to an Award, such shares not become available again for issuance under this Plan.

4.3 Fiscal Year Limitations on Grants of Awards. The following limitations shall apply to any Awards made hereunder, other than to Spinoff Awards and CSC Rollover Awards which shall be disregarded for purposes of applying the following limits:

(a) No Employee may be granted during any Fiscal Year Awards consisting of Options or SARs that are exercisable for more than 1,000,000 shares of Common Stock;

(b) No Employee may be granted during any Fiscal Year Stock Awards covering or relating to more than 1,000,000 shares of Common Stock (the limitation set forth in this subsection (b), together with the limitation set forth in subsection (a), being hereinafter collectively referred to as the “Stock-Based Award Limitations”); and

(c) No Employee may be granted during any Fiscal Year (1) Cash Awards or (2) Restricted Stock Unit Awards or Performance Unit Awards that may be settled solely in cash having a value determined on the Grant Date in excess of $10,000,000.

Section 5

Administration

5.1 Authority of the Committee; Qualifications. Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee, subject to the following:

(a) The members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock;

(b) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); and

(c) any Award intended to qualify for the “performance-based compensation” exception under Code Section 162(m) shall be granted only if the Committee is comprised solely of two or more “outside directors” within the meaning of Code Section 162(m) and regulations pursuant thereto.

5.2 Powers. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan.

Subject to Sections 5.4, 6.2 and 6.3 hereof, the Committee may, in its discretion,

(a) Provide for the extension of the exercisability of an Award;

(b) In the event of death, Disability, Change in Control, retirement, involuntary termination without cause or voluntary termination for good reason, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not adverse to the Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Section 18.3 hereof; provided, however, that no such action shall permit the term of any Option or SAR to be greater than 10 years from its Grant Date; or

(c) Accelerate the vesting or exercisability of an Award to the extent provided for in an Employee’s employment agreement with the Company or any Subsidiary that was effective prior the Effective Date.

5.3 Final and Binding. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

5.4 Prohibition on Repricing of Awards. Subject to the provisions of Section 18 hereof, the Committee may not, without the approval of the Company’s stockholders,

(a)	reduce the Exercise Price of any outstanding Options or SARs;

(b)	take any action which would be treated as a “repricing” under generally accepted accounting principles; or

(c)	cancel any outstanding Option or SAR at a time when its Exercise Price exceeds the Fair Market Value of the stock underlying such Option or SAR in exchange for (i) another Option or SAR with an Exercise Price below the Exercise Price of the then outstanding Option or SAR, (ii) any other type of Award, (iii) any other equity in the Company or (iv) cash.

Nothing in this Section 5.4 shall be construed to apply to the issuance of Spinoff Awards and CSC Rollover Awards that are Options or SARs.

5.5 Delegation of Authority. Subject to Nevada law, the Committee may delegate any of its authority to the Board, to any other committee of the Board or to an Authorized Officer to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act; provided that the requirements of Section 5.1 are met. Such delegation shall be made in writing specifically setting forth such delegated authority. As permitted by Nevada law, the Committee may also delegate to an Authorized Officer authority to execute on behalf of the Company any Award Agreement. The Committee and the Board, as applicable, may engage or authorize the engagement of a third-party administrator to carry out administrative functions under this Plan.

Section 6

Awards

6.1 Grants. The Committee, in its absolute discretion, may grant all Awards under this Plan from time to time.

6.2 Award Agreements. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in Sections 7 - 13 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. Upon the termination of employment by a Participant who is an Employee, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.

6.3 Vesting Limitations. Except as otherwise provided below, any Stock Award, Option or Stock Appreciation Right (other than any Spinoff Award or CSC Rollover Award which shall not be subject to the following limits) that

(a) is not a Performance Award shall have a minimum Restriction Period of one year from the date of grant; or

(b) is a Performance Award shall have a minimum performance period of one year from the date of grant; provided, however, that (1) the Committee may provide for earlier vesting (x) to the extent provided for in an Employee’s employment agreement with the Company or any Subsidiary that was effective prior the Effective Date and (y) upon an Employee’s termination of employment by reason of death, Disability, Change in Control, retirement, involuntary termination without cause or voluntary termination for good reason and (2) vesting of a Stock Award, Option or Stock Appreciation Right may occur incrementally over the one-year Restriction Period or one-year minimum performance period, as applicable. The foregoing notwithstanding, 1,710,000 of the total number of shares of Common Stock available for issuance under this Plan may be granted without regard to any minimum Restriction Period or performance period, as applicable, described in this Section 6.3.

6.4 Payment of Awards. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled in shares of Common Stock, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

6.5 Dividends and Dividend Equivalents. Rights to dividends will be extended to and made part of any Restricted Stock Award and Dividend Equivalents may, in the Committee’s discretion, be extended to and made part of any Restricted Stock Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that no such dividends or Dividend Equivalents shall be paid with respect to unvested Stock Awards, including Stock Awards subject to Performance Goals. Dividends and/or Dividend Equivalents shall not be extended to any Options or SARs.

6.6 Spinoff and CSC Rollover Awards. Notwithstanding anything in the Plan to the contrary, (i) Spinoff Awards shall be governed by the terms of the Spinoff Awards as in effect immediately prior to the Spinoff, and (ii) CSC Rollover Awards shall be governed by the terms of the CSC Rollover Awards as in effect immediately prior to the CSC Merger, in each case except for any adjustment pursuant to the terms of the Employee Matters Agreement.

Section 7

Options

7.1 General. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. Subject to Section 18 hereof, the price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. For avoidance of doubt, Spinoff Awards and CSC Rollover Awards that are Options may have an Exercise Price that is less than the Fair Market Value of the Common Stock on the date such Awards are converted and assumed by the Company. The term of an Option shall not exceed 10 years from the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

7.2 Option Exercise. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may pay the exercise price by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section.

Section 8

Stock Appreciation Rights

An Award may be in the form of an SAR. The Exercise Price for an SAR shall not be less than the Fair Market Value of the Common Stock on the Grant Date. For avoidance of doubt, Spinoff Awards and CSC Rollover Awards that are SARs may have an Exercise Price that is less than the Fair Market Value of the Common Stock on the date such Awards are converted and assumed by the Company. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee; provided, however, that a SAR that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

Section 9

Restricted Stock Awards

An Award may be in the form of a Restricted Stock Award. The terms, conditions and limitations applicable to any Restricted Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

Section 10

Restricted Stock Unit Awards

An Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the vested Restricted Stock Units; provided, however, that a Restricted Stock Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

Section 11

Performance Unit Awards

An Award may be in the form of a Performance Unit Award. Each Performance Unit shall have an initial value that is established by the Committee on the Grant Date. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value and number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The timing and the terms of settlement of earned Performance Units shall be as determined by the Committee and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle earned Performance Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Units as soon as practicable after the end of the performance period and following the Committee’s determination of actual performance against the performance measures and related goals established by the Committee; provided, however, that a Performance Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

Section 12

Cash Awards

An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

Section 13

Performance Awards

Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee.

13.1 Nonqualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

13.2 Qualified Performance Awards. Performance Awards granted to Employees under this Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the Performance Goal relates; and (ii) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain.

A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies including by direct reference to peers, by reference to an index, or by a similar mechanism.

(a) Performance Goals. A Performance Goal shall include one or more of the following:

(i)	contract awards;

(ii)	backlog;

(iii)	market share;

(iv)	revenue;

(v)	sales;

(vi)	days’ sales outstanding;

(vii)	overhead;

(viii)	other expense management;

(ix)	operating income;

(x)	operating income margin;

(xi)	earnings (including net earnings, EBT, EBIT and EBITDA);

(xii)	earnings margin;

(xiii)	earnings per share;

(xiv)	cash flow;

(xv)	working capital;

(xvi)	book value per share;

(xvii)	improvement in capital structure;

(xviii)	credit rating;

(xix)	return on stockholders’ equity;

(xx)	return on investment;

(xxi)	cash flow return on investment;

(xxii)	return on assets;

(xxiii)	total stockholder return;

(xxiv)	economic profit;

(xxv)	stock price;

(xxvi)	total contract value;

(xxvii)	annual contract value; or

(xxviii)	client satisfaction.

Unless otherwise stated, a Performance Goal applicable to a Qualified Performance Award need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

(b) Interpretation; Code Requirements. In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of this Plan to conform with the standards of Code Section 162(m) and Treasury Regulation § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as such written certification. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

13.3 Adjustment of Performance Awards. The Committee may provide in any such Performance Award in writing in advance that the results may be adjusted to include or exclude particular factors, including but not limited to any of the following events that occur during a Performance Period:

(a) asset write-downs;

(b) litigation or claim judgments or settlements;

(c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

(d) any reorganization and restructuring programs;

(e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable Fiscal Year;

(f) acquisitions or divestitures;

(g) foreign exchange gains and losses; and

(h) settlement of hedging activities.

Only Awards that are not intended to qualify as Qualified Performance Awards may be adjusted upward in the discretion of the Committee. The Committee may retain the discretion to adjust any Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

Section 14

Change of Control

Notwithstanding any other provision of this Plan to the contrary, unless (1) an Award Agreement shall specify otherwise or (2) the agreement effectuating the Change in Control fails to provide for the assumption or substitution of Awards (in which case, the Committee may make any of the adjustments to outstanding Awards authorized by Section 18.3), upon a Participant’s qualifying termination of employment within two (2) years after the date of the Change in Control:

(a) all outstanding Options that have not vested in full on or prior thereto shall be fully vested and exercisable;

(b) all restrictions applicable to outstanding Restricted Stock shall lapse in full;

(c) all outstanding Restricted Stock Units that have not vested in full on or prior thereto shall be fully vested;

(d) if the qualifying termination of employment occurs during the Performance Period, all Performance Awards shall be considered earned and payable at their target value, prorated for the portion of the Performance Period that has elapsed and shall be immediately paid or settled; and

(e) if the qualifying termination of employment occurs after the Performance Period, all Performance Awards shall, as soon as administratively practicable, be paid or settled based on the actual achievement of the applicable performance goals.

For this purpose, a qualifying termination of employment shall be as determined by the Committee and set forth in the applicable Award Agreement and may include, without limitation, involuntary termination without cause, death, disability or retirement.

Section 15

Taxes

The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that the number of shares of Common Stock withheld for payment of required withholding taxes must equal no more than the maximum individual statutory rate in the applicable jurisdiction. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

Section 16

Amendment, Modification, Suspension or Termination

The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

No amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that:

(a) expands the types of Awards available under this Plan;

(b) materially increases the number of shares of Common Stock available for Awards under this Plan;

(c) materially expands the classes of persons eligible for Awards under this Plan;

(d) materially extends the term of this Plan;

(e) materially changes the method of determining the Exercise Price of Options;

(f) deletes or limits any provisions of this Plan that prohibit the repricing of Options or SARs; or

(g) decreases any minimum vesting requirements for any Stock Award.

Section 17

Assignability

Unless otherwise determined by the Committee and expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 17 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

Section 18

Adjustments

18.1 Outstanding Awards. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

18.2 Plan Adjustments

(a) Subdivision or Consolidation. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then:

(i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4;

(ii) the number of shares of Common Stock covered by outstanding Awards;

(iii) the exercise price or other price in respect of such Awards;

(iv) the appropriate Fair Market Value and other price determinations for such Awards; and

(v) any other limitations contained within this Plan shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction.

(b) Recapitalizations, Reorganizations, etc. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to:

(i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4;

(ii) the number of shares of Common Stock covered by outstanding Awards;

(iii) the exercise price or other price in respect of such Awards;

(iv) the appropriate Fair Market Value and other price determinations for such Awards;

(v) the Stock-Based Award Limitations; and

(vi) any other limitations contained within this Plan;

provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

18.3 Award Adjustments. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, split-up, spin-off, split-off, initial public offering of the common equity of a Subsidiary, reorganization or liquidation, or other Change in Control in which the Company is not the surviving publicly traded entity, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, to:

(a) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines, including stock of another company) for an Award or the assumption of the Award (and for awards not granted under this Plan), regardless of whether in a transaction to which Code Section 424(a) applies;

(b) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction;

(c) provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof;

(d) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a share of Common Stock as of such date over the per-share exercise price for such Option (for the avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option may be canceled for no consideration or for such consideration that the Committee shall determine or as provided by the agreement effectuating an event described in this Section 18.3); or

(e) cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation;

provided, however, that the vesting of any time-based awards shall be accelerated upon a Change in Control only if the awards are not assumed by or substituted for awards of the acquiring entity, and the acceleration of vesting of any performance-based awards upon a Change in Control shall be adjusted for actual performance and/or the fractional performance period through the date of the Change of Control.

18.4 Compliance with Code Section 409A. No adjustment or substitution pursuant to this Section 18 shall be made in a manner that results in noncompliance with the requirements of Code Section 409A, to the extent applicable.

Section 19

Restrictions

No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

Section 20

Unfunded Plan

This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

Section 21

Code Section 409A

21.1 Awards. Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

21.2 Settlement Period. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Restricted Stock Unit Award, Performance Unit Award or Cash Award is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

21.3 Specified Employees. If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as complies with the requirements of Code Section 409A.

Section 22

Award Termination, Forfeiture and Disgorgement

The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be terminated or forfeited, or the Participant should be required to disgorge to the Company any gains attributable to the Award. Such circumstances may include, without limitation, the following actions by a Participant:

(a) competing with the Company or participating in any enterprise that competes with the Company;

(b) using or disclosing, other than as expressly authorized by the Company or a Subsidiary, any confidential business information or trade secrets that the Participant obtains during the course of his or her employment with the Company or any Subsidiary; and

(c) after the Participant is no longer employed by the Company or any Subsidiary:

(i) soliciting, with respect to any of the services or products that the Company or any Subsidiary then provides to customers, any person or entity whom the Participant knows to be a customer of the Company or any Subsidiary, or whose business the Participant solicited on behalf of the Company or any Subsidiary while employed by it,

(ii) soliciting or hiring any person who is then an Employee, or

(iii) taking any action that, in the judgment of the Committee, is not in the best interests of the Company.

Additionally, any Awards granted pursuant to this Plan shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company.

Section 23

Awards to Non-U.S. Employees

Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

Section 24

Governing Law

This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Nevada.

Section 25

Right to Continued Service or Employment

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company or its Subsidiaries.

Section 26

Term

This Plan shall be effective as of the Effective Date. This Plan shall continue in effect for a term of 10 years commencing on the Effective Date, unless earlier terminated by action of the Board.

Section 27

Usage

Words used in this Plan in the singular shall include the plural, and in the plural, the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

Section 28

Headings

The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

DXC INVESTOR RELATIONS 1775 TYSONS BOULEVARD TYSONS, VA 22102

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet up until 11:59 p.m. Eastern Time on August 9, 2017 to transmit your voting instructions and to enroll for electronic delivery of subsequent stockholder communications. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DXC

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1.800.690.6903

To transmit your voting instructions, use any touch-tone telephone up until 11:59 p.m. Eastern Time on August 9, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Note: Regardless of which voting method you use, proxy voting instructions for shares held in the Company’s Matched Asset Plan must be given by 11:59 p.m. Eastern Time on August 7, 2017.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E30965-P95299	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DXC TECHNOLOGY COMPANY

The Board of Directors recommends you vote “FOR” each of the nominees in Proposal 1:

1.	To elect ten nominees to the DXC Board of Directors

	Nominees:		For	Against	Abstain

	1a.	Mukesh Aghi	☐	☐	☐

	1b.	Amy E. Alving	☐	☐	☐

	1c.	David L. Herzog	☐	☐	☐

	1d.	Sachin Lawande	☐	☐	☐

	1e.	J. Michael Lawrie	☐	☐	☐

	1f.	Julio A. Portalatin	☐	☐	☐

	1g.	Peter Rutland	☐	☐	☐

	1h.	Manoj P. Singh	☐	☐	☐

	1i.	Margaret C. Whitman	☐	☐	☐

	1j.	Robert F. Woods	☐	☐	☐

To provide comments, please check this box and write them on the back where indicated.					☐

The Board of Directors recommends you vote “FOR” Proposals 2 and 3:			For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018		☐	☐	☐

3.	Approval, by advisory vote, of named executive officer compensation		☐	☐	☐

The Board of Directors recommends you vote “1 Year” on Proposal 4:		1 Year	2 Years	3 Years	Abstain

4.	Approval, by advisory vote, of the frequency of holding future advisory votes on executive compensation	☐	☐	☐	☐

The Board of Directors recommends you vote “FOR” Proposal 5:			For	Against	Abstain

5.	Approval of the material terms of the performance goals under the DXC Technology Company 2017 Omnibus Incentive Plan		☐	☐	☐

Please sign, date and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

V.2

IMPORTANT NOTICE TO STOCKHOLDERS

VOTING PREVENTS ESCHEATMENT

Most states have escheatment laws which require DXC to transfer stockholder accounts when they meet that state’s criteria for abandoned property. These laws require DXC to issue a replacement stock certificate to the applicable state and the certificate in the stockholder’s possession is cancelled on the records of DXC’s transfer agent. While the specified number of years varies by state, escheatment generally occurs if you have not voted during a three-year period and you have not contacted DXC’s transfer agent during that time. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds of its sale.

Therefore, it is very important that you vote and that DXC has your current address. If you have moved, please provide your new address to DXC’s transfer agent: Wells Fargo Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874; telephone 800.468.9716; and Internet address: shareowneronline.com. Please inform Wells Fargo if there are multiple accounts or stock is held under more than one name.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

 E30966-P95299

DXC TECHNOLOGY COMPANY

ANNUAL MEETING OF STOCKHOLDERS, AUGUST 10, 2017

The undersigned hereby appoints J. MICHAEL LAWRIE, PAUL N. SALEH and WILLIAM L. DECKELMAN, JR., and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of DXC Technology Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/DXC, at 10:30 a.m., Eastern Time, on August 10, 2017, and at any adjournments or postponements thereof, and to consider and to vote on any other matter properly coming before the meeting.

If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted.

This card also provides voting instructions for shares, if any, held in the Company’s Matched Asset Plan.

This proxy when properly executed will be voted in the manner directed on the reverse side. If this proxy is signed but no direction is given, this proxy will be voted FOR the election of each of the director nominees on the reverse side, FOR proposals 2 and 3, 1 Year for proposal 4, and FOR proposal 5. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting of Stockholders or at any adjournment or postponement thereof.

Shares allocated to this account and held in the Company’s Matched Asset Plan will be voted by the plan trustee for those shares. If the trustee does not receive voting instructions for shares held in the Matched Asset Plan by August 7, 2017, those shares will be voted in the same proportion as the shares for which voting instructions have been received.

This proxy is solicited on behalf of the board of directors of the Company.

This proxy may be revoked at any time prior to the voting thereof. Note: This proxy must be signed and dated on the reverse side.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

V.2